UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Ingersoll-Rand Company Limited

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Ingersoll-Rand Company Limited	Principal Executive Office: Clarendon House	US Mailing Address: 155 Chestnut Ridge Road Montvale, NJ 07645
	2 Church Street Hamilton HM 11 Bermuda	(201) 573-0123

NOTICE OF 2008 ANNUAL GENERAL MEETING OF SHAREHOLDERS

The Annual General Meeting of Shareholders of Ingersoll-Rand Company Limited will be held on Wednesday, June 4, 2008, at 11:00 a.m., local time, at the Hilton Hotel located at 200 Tice Boulevard, Woodcliff Lake, New Jersey, 07677, for the following purposes:

1. To elect eleven directors to hold office for one year.

2. To approve the Amended and Restated Bye-laws of the Company.

3.	To approve the appointment of PricewaterhouseCoopers LLP as independent auditors of the Company and authorize the Board of Directors to fix the auditors’ remuneration.

4. To act on one shareholder proposal if presented at the meeting.

5. To conduct such other business properly brought before the meeting.

Only shareholders of record at the close of business on April 7, 2008, are entitled to notice of and to vote at the Annual General Meeting.

Directions to the meeting can be found in Appendix C of the attached proxy statement.

By Order of the Board of Directors

B. A. SANTORO
Vice President—Corporate Governance and Secretary

Dated: April 16, 2008

YOUR VOTE IS IMPORTANT

Whether or not you plan to attend the meeting, please provide your proxy by either using the Internet as directed in the accompanying proxy card or filling in, signing, dating, and promptly mailing the accompanying proxy card in the enclosed envelope.

i

Ingersoll-Rand Company Limited	Principal Executive Office: Clarendon House	US Mailing Address: 155 Chestnut Ridge Road Montvale, NJ 07645
	2 Church Street Hamilton HM 11 Bermuda	(201) 573-0123

PROXY STATEMENT

INFORMATION CONCERNING VOTING AND SOLICITATION

In this proxy statement, “Ingersoll Rand,” the “Company,” “we,” “us” and “our” refer to Ingersoll-Rand Company Limited, a Bermuda company, or, for any information prior to January 1, 2002, to Ingersoll-Rand Company, a New Jersey corporation, which, as of that date, became an indirect, wholly-owned U.S. subsidiary of Ingersoll-Rand Company Limited.

Under our Bye-laws and Bermuda law, audited financial statements must be presented to shareholders at an annual general meeting of shareholders. To fulfill this requirement, we will present at the 2008 Annual General Meeting of Shareholders (the “Annual General Meeting”) our audited consolidated financial statements for the fiscal year 2007. Copies of these consolidated financial statements are contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2007, which is being mailed to shareholders together with this proxy statement.

This proxy statement and the enclosed proxy card are first being mailed to you on or about April 16, 2008.

How Do I Attend the Annual General Meeting?

All shareholders are invited to attend the Annual General Meeting. Either an admission ticket or proof of ownership of Class A common shares, as well as a form of personal identification, must be presented in order to be admitted to the Annual General Meeting. If you are a shareholder of record, your admission ticket is attached to the enclosed proxy card. If you plan to attend the Annual General Meeting, please vote your proxy, but keep the admission ticket and bring it to the Annual General Meeting together with a form of personal identification.

If your shares are held in the name of a bank, broker or other holder of record and you plan to attend the Annual General Meeting, you must present proof of your ownership of Class A common shares, such as a bank or brokerage account statement, together with a form of personal identification to be admitted to the Annual General Meeting. If you would rather have an admission ticket, you can obtain one in advance by mailing a written request, along with proof of your ownership of Class A common shares, to:

Secretary

Ingersoll-Rand Company Limited

155 Chestnut Ridge Road

Montvale, New Jersey 07645

No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted at the Annual General Meeting.

Why Did I Receive This Proxy Statement?

We sent you this proxy statement, together with the enclosed proxy card, because our Board of Directors is soliciting your proxy to vote at the Annual General Meeting of Shareholders to be held on June 4, 2008. This proxy statement summarizes the information you need to know to vote on an informed basis.

Who Can Vote?

You are entitled to vote if you owned the Company’s Class A common shares on the record date, which is the close of business on April 7, 2008. Each share of the Company’s Class A common share that you own entitles you to one vote on all matters to be voted upon at the Annual General Meeting.

On the record date, there were 272,782,691 shares of the Company’s Class A common shares outstanding and entitled to vote.

How Do I Vote?

Shareholders of record can cast their votes by proxy by:

•	using the internet and voting at the website as directed on the enclosed proxy card; or

•	completing, signing and returning the enclosed proxy card.

To vote your shares directly, you may attend the Annual General Meeting and cast your vote in person. Shareholders who hold their shares through a broker must vote their shares in the manner prescribed by their broker.

The internet voting procedures are designed to authenticate votes cast by use of a personal identification number. The procedures allow shareholders to appoint a proxy to vote their shares and to confirm that their instructions have been properly recorded. If you are a shareholder of record and you would like to vote by using the internet, please refer to the specific instructions contained on the enclosed proxy card. If you vote by using the internet, you do not need to return the enclosed proxy card. In order to be timely processed, an internet vote must be received by 11:59 pm Eastern Time on June 3, 2008.

How Can Employees Vote Under Our Employee Plans?

If you participate in the Ingersoll-Rand Company Employee Savings Plan, the Ingersoll-Rand Company Employee Savings Plan for Bargained Employees or the Ingersoll-Rand/Thermo King de Puerto Rico Retirement Savings Plan, then you may be receiving these materials because of shares held for you in those plans. In that case, you may use the enclosed proxy card to instruct the plan trustees of those plans how to vote your shares, or give those instructions over the internet. They will vote these shares in accordance with your instructions and the terms of the plan.

If you do not provide voting instructions for shares held for you in any of these plans, the plan trustees will vote these shares in the same ratio as the shares for which voting instructions are provided.

May I Revoke My Proxy?

You may revoke your proxy at any time before it is voted at the Annual General Meeting in any of the following ways:

•	by notifying Ingersoll Rand’s Secretary in writing;

•	by submitting another properly signed proxy card with a later date or another internet proxy at a later date; or

•	by voting in person at the Annual General Meeting.

You may not revoke a proxy merely by attending the Annual General Meeting. To revoke a proxy, you must take one of the actions described above.

How Will My Proxy Get Voted?

If you properly complete, sign and date the enclosed proxy card and send it to us or properly deliver your proxy over the internet, your proxy holder (one of the individuals named on the enclosed proxy card) will vote your shares as you have directed. Under the rules of The New York Stock Exchange (“NYSE”), if your broker or nominee is a member of the NYSE and holds your shares in its name, the broker or nominee may vote your shares on Items 1 and 3 (routine matters) if it does not receive instructions from you. However, your broker or nominee may not vote your shares on Items 2 and 4 (non-routine matters) if it does not receive instructions from you and, accordingly, such shares will not be counted as votes for or against the non-routine matters, but rather will not be counted at all for these matters.

If you do not specify on the enclosed proxy card that is sent to the Company (or when giving your proxy over the internet) how you want to vote your shares, we will vote them “FOR” the election of all nominees for director as set forth under Item 1, “FOR” the approval of the Amended and Restated Bye-laws under Item 2, “FOR” the approval of appointment of independent auditors under Item 3, and “AGAINST” the shareholder proposal under Item 4.

What Constitutes A Quorum?

The presence of at least two persons present in person and representing in person or by proxy a majority of all outstanding Class A common shares is necessary to constitute a quorum for the conduct of business. Abstentions and broker non-votes (shares held by a broker or nominee that are represented at the Annual General Meeting, but with respect to which the broker or nominee is not empowered to vote on a proposal) are treated as “shares present” for the purposes of determining whether a quorum exists.

What Vote Is Required To Approve Each Proposal?

The affirmative vote of a majority of the Class A common shares represented and voting at the Annual General Meeting is required to approve each proposal.

Although abstentions and broker non-votes are counted as “shares present” at the Annual General Meeting for the purpose of determining whether a quorum exists, they are not counted as votes cast and, accordingly, will not affect the outcome of the vote.

Who Will Count The Votes?

The Bank of New York, the Company’s transfer agent, will act as inspector of election and will tabulate the votes.

Who Pays The Expenses Of This Proxy Statement?

We have hired Georgeson Shareholder Communications Inc. to assist in the distribution of proxy materials and the solicitation of proxies for a fee estimated at $15,000, plus out-of-pocket expenses. Proxies will be solicited on behalf of the Board of Directors by mail, in person and by telephone. We will bear the cost of soliciting proxies. We will also reimburse brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy materials to the persons for whom they hold shares.

How Will Voting On Any Other Matter Be Conducted?

Although we do not know of any matters to be presented or acted upon at the Annual General Meeting other than the items described in this proxy statement, if any other matter is proposed and properly presented at the Annual General Meeting, the persons named in the proxy will vote on such matters in accordance with their best judgment.

PROPOSALS REQUIRING YOUR VOTE

Item 1. Election of Directors

Each director of the Company is being nominated for election for a one-year term expiring at the 2009 annual general meeting or until their successors, if any, are elected and qualified.

If a nominee is unavailable for election, proxy holders will vote for another nominee proposed by the Board or, as an alternative, the Board may reduce the number of directors to be elected at the meeting.

The Board of Directors recommends a vote FOR this proposal.

Ann C. Berzin—age 56, director since 2001

•

Chairman and Chief Executive Officer of Financial Guaranty Insurance Company (insurer of municipal bonds and structured finance obligations), a subsidiary of General Electric Capital Corporation, from 1992 to 2001.

•	Director of:

•	Constellation Energy Group, Inc.

•	Kindred Healthcare, Inc.

•	Other Activities: Director, ArtsConnection

Gary D. Forsee—age 58, director since 2007

•	President, University of Missouri System since February 2008.

•	Chairman of the Board (from 2006-2007) and Chief Executive Officer (from 2005-2007) of Sprint Nextel Corporation.

•	Chairman of the Board and Chief Executive Officer of Sprint Corporation from 2003 to 2005.

•	Vice Chairman—Domestic Operations of BellSouth Corporation from 2002 to 2003.

•	Vice Chairman and President of BellSouth International from 2001 to 2002.

•	Other Activities:

•	Trustee, Board of Trustees, Missouri University of Science & Technology

•	Trustee, National Board of Trustees, Boy Scouts of America

•	Trustee, National Association of Basketball Coaches Foundation

Peter C. Godsoe—age 69, director since 1998

•	Chairman of the Board and Chief Executive Officer of The Bank of Nova Scotia (a Canadian-based international bank) from 1995 until retirement in 2004.

•	Director of:

•	Barrick Gold Corporation

•	Lonmin plc

•	Onex Corporation

•	Rogers Communications Inc.

•	Templeton Emerging Markets Investment Trust plc

•	Other Activities:

•	Director, Atlantic Institute for Market Studies

•	Director, Canadian Council of Christians and Jews

•	Director, Mount Sinai Hospital

Herbert L. Henkel—age 59, director since 1999

•	Chairman of the Board (since May 2000) and President and Chief Executive Officer (since October 1999) of the Company.

•	President and Chief Operating Officer of the Company from April 1999 to October 1999.

•	Chief Operating Officer of Textron Inc. (a multi-industry company with operations in aircraft, automotive, industrial and finance) from 1998 to March 1999.

•	Vice President of Textron Inc. responsible for Textron Industrial Products Segment from 1993 to 1998.

•	Director of :

•	3M Company

•	C.R. Bard, Inc.

Constance J. Horner—age 66, director since 1994

•	Guest Scholar at the Brookings Institution from 1993 to 2005.

•	Commissioner of U.S. Commission on Civil Rights from 1993 to 1998.

•	Assistant to the President and Director of Presidential Personnel from 1991 to 1993.

•	Deputy Secretary, U.S. Department of Health and Human Services from 1989 to 1991.

•	Director of:

•	Pfizer Inc.

•	Prudential Financial, Inc.

•	Other Activities:

•	Trustee, Annie E. Casey Foundation

•	Trustee, The Prudential Foundation

•	Fellow, National Academy of Public Administration

H. William Lichtenberger—age 72, director since 1995

•	Chairman and Chief Executive Officer of Praxair, Inc. (an industrial gases company) from 1992 until retirement in 2000.

•	Director of:

•	AEA LLC

•	Huntsman Corporation

•	Other Activities: Director and Chairman, Treasure Coast Hospices

Theodore E. Martin—age 68, director since 1996

•	President and Chief Executive Officer of Barnes Group Inc. (manufacturer and distributor of precision springs and custom metal parts) from 1995 until retirement in 1998.

•	Director of:

•	Applera Corporation

•	C. R. Bard, Inc.

•	Strong Tool Company

•	Unisys Corporation

•	Other Activities:

•	Director, Edna McConnell Clark Foundation

•	Trustee (emeritus), Syracuse University

Patricia Nachtigal—age 61, director since 2002

•	Senior Vice President and General Counsel of the Company since 2000.

•	Vice President and General Counsel of the Company from 1992 to 2000.

•	Other Activities:

•	Vice Chair, Board of Governors, Rutgers, The State University of New Jersey

•	Trustee, Rutgers, The State University of New Jersey

•	Advisory Trustee, National Multiple Sclerosis Society—Greater North Jersey Chapter Board of Trustees

Orin R. Smith—age 72, director since 1995

•

Chairman and Chief Executive Officer of Engelhard Corporation (provider of specialty chemical products, engineered materials and industrial commodities management services for various industries) from 1995 until retirement in 2000.

•	President and Chief Executive Officer of Engelhard Corporation from 1984 to 1995.

•	Director of Vulcan Materials Company

•	Other Activities: Trustee, Duxbury Bay Maritime School

Richard J. Swift—age 63, director since 1995

•	Chairman of Financial Accounting Standards Advisory Council from January 2002 until December 2006.

•	Chairman, President and Chief Executive Officer of Foster Wheeler Ltd. (provider of design, engineering, construction, manufacturing, management and environmental services) from 1994 until 2001.

•	Director of:

•	CVS Corporation

•	Hubbell Incorporated

•	Kaman Corporation

•	Public Service Enterprise Group

Tony L. White—age 61, director since 1997

•	Chairman, President and Chief Executive Officer of Applera Corporation (a developer, manufacturer and marketer of life science systems and genomic information products) since 1995.

•	Executive Vice President of Baxter International Inc. (provider of medical products and services) from 1993 to 1995.

•	Director of C.R. Bard, Inc.

Item 2. Approval of Amended and Restated Bye-laws of the Company

Shareholders are being asked to consider and approve the adoption of new Amended and Restated Bye-laws of the Company. Under Section 13 of the Companies Act of 1981 Bermuda and Bye-law 74 of the Company’s current Bye-laws, the shareholders must approve any amendments to the Bye-laws by the affirmative vote of a majority of the votes cast by shareholders present in person or by proxy at the annual general meeting.

The Board recently undertook a review of the Company’s current Bye-laws to determine whether changes were appropriate (1) to reflect recent amendments to the Companies Act 1981, Bermuda’s primary company legislation, and (2) to ensure that the Company’s current Bye-laws were aligned with provisions applicable to other large U.S. publicly-traded companies. Following its review, the Board is proposing that the new Amended and Restated Bye-laws reflect the following substantive changes from the Bye-laws currently in effect to:

•

Facilitate the implementation of a majority voting standard by the Company—Currently, many public companies, including the Company, use a plurality voting standard in all director elections. The Board believes that a majority voting standard in non-contested director elections would give shareholders a more meaningful role in the director election process. In addition, the Board believes that implementing majority voting is consistent with evolving governance standards and therefore has taken this action on its own initiative and not in response to a shareholder proposal. The Board is proposing changes to the current Bye-laws to facilitate the implementation of a majority voting standard by the Company in non-contested director elections.

•

Permit the use of treasury shares by the Company—Many companies, particularly those which are publicly held want to have the ability to hold shares in treasury. Treasury shares are a very useful tool to have at the ready in various circumstances. The Board is proposing changes to the current Bye-laws to permit the use of treasury shares by the Company.

•

Permit notice to shareholders by electronic means—The Board believes that increasing the permitted forms of notice will allow the Company to implement the SEC’s notice and access provisions and to communicate with its shareholders more effectively and efficiently. The Board is proposing changes to the current Bye-laws to permit notice to shareholder by electronic means, such as e-mail.

•

Update notice of meeting requirements to the Board—The Board is proposing changes to the current Bye-laws to eliminate the requirement that notice of a Board meeting be given to the Board members at least two days prior to such meeting. The proposed changes would only require prior notice without specifying a minimum time period.

•

Establish the required officers of the Company and their duties—The Board is proposing changes to the current Bye-laws to establish the required officers of the Company and the powers and duties of the Company’s existing officers and to eliminate the requirement to have two officers serve as Board members.

•

Expand the group of persons who can be indemnified by the Company—The Board is proposing changes to the current Bye-laws to permit indemnification by the Company of all persons serving at the request of the Company as officers, directors, employees or in other similar functions for any subsidiaries or affiliates of the Company. The current Bye-laws permit indemnification of only officers and directors of the Company.

•

Permit shareholders to vote by telephone—The Board is proposing changes to the current Bye-laws to permit shareholders to appoint proxies to vote on behalf of the shareholders by telephone. The current Bye-laws only permit shareholders to appoint proxies in writing.

The full text of the proposed Amended and Restated Bye-laws, with the proposed changes reflected therein, is attached to this proxy statement as Appendix B.

The following table provides a summary comparison of the changes between the current Bye-laws and the proposed Amended and Restated Bye-laws:

Subject	Bye-law Number	Current Bye-law Provision(s)	Proposed Amendment
Treasury shares	1(1)(q), 9(1), 45(6), 47(5)	Does not permit the use of treasury shares by the Company.	Permits the use of treasury shares by the Company.

Board committee minutes and records	6(4)	Requires each committee of the Board to promptly distribute the minutes and records of all actions taken by such committee to each Board member.	Provision deleted because it is duplicative of Bye-law 25(1)(c).

Majority voting for election of directors	10	Does not contain proper procedures for the implementation of a majority voting standard in non-contested director elections or a differentiation between voting standards in contested and non-contested elections.	Explicitly provides that each director shall be elected by a majority of the votes cast with respect to such director in non-contested director elections. Plurality voting will continue to apply in contested elections. Also provides that if a director is not re-elected in a non-contested director election, the director shall offer to tender his or her resignation to the Board and the Corporate Governance and Nominating Committee of the Board will make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken. The Board will act on the Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of the election results.

Subject	Bye-law Number	Current Bye-law Provision(s)	Proposed Amendment
Notice of meetings of the Board	14	Requires two days advance notice of a Board meeting.	Requires only that notice be given prior to a Board meeting.

Meetings of the Board	16	Unclear as to who can call a special meeting of the Board.	Clarifies that any of the Chairman, the President or one-third of the directors then in office can call a special meeting of the Board.

Officers of the Company and Duties of Officers	20, 21, 22

Requires that the officers of the Company consist of a President and a Vice President or a Chairman and a Deputy Chairman, such additional Vice Presidents or Deputy Chairmen as the Board may from time to time determine, a Secretary and such additional officers, including a Chief Executive Officer, as the Board may from time to time determine all of whom shall be deemed to be officers for the purposes of the Bye-laws.

Requires a President and a Vice President, or a Chairman and a Deputy Chairman, to serve as directors of the Company.

States that the Board shall establish the powers and duties of the Company’s officers.

Requires that the officers of the Company consist of a President and a Secretary (who may or may not be directors) and provides that the Board may appoint such other officers (who may or may not be directors) as the Board may from time to time determine, all of who shall be deemed to be officers for the purposes of the Bye-Laws.

Eliminates any requirement for any officer to serve as a director of the Company.

States that the officers of the Company shall have the powers typically exercised by such officers or such powers as may be delegated to them by the Board from time to time and will perform the usual duties pertaining to such offices or such duties in the management, business and affairs of the Company as may be delegated to them by the Board from time to time.

Chairman of Meetings	23	Provides that if the Chairman is not present at a general meeting of the Board, then the Deputy Chairman shall act as chairman at such general meeting. If the Company does not have a Deputy Chairman, then the President shall act as chairman at such general meeting.	Eliminates the reference to the Deputy Chairman so that the President shall act as chairman at any general meeting of the Board in the event the Chairman is not present. Also clarifies that this Bye-law provision applies to all meetings of the Board and not just general meetings.

Subject	Bye-law Number	Current Bye-law Provision(s)	Proposed Amendment
Indemnification of directors and officers	26	Limits indemnification by the Company to its officers and directors.	Permits indemnification by the Company of all persons serving at the request of the Company as officers, directors, employees or in similar functions for any subsidiaries or affiliates.

Giving notice to shareholders	29	Unclear as to which forms of notice may properly be given to shareholders and how such notice may be given.	Explicitly permits notice to shareholders by electronic means, such as e-mail, and clarifies how notice by other means may be properly given.

Procedures for security at general meetings	32	Does not contain procedures for security at general meetings.	The Board may, and at any general meeting, the chairman of such meeting may, make any arrangement and impose any requirement or restriction it or he considers appropriate to ensure the security of a general meeting including, without limitation, requirements for evidence of identity to be produced by those attending the meeting, the searching of their personal property and the restriction of items that may be taken into the meeting place. The Board and, at any general meeting, the chairman of such meeting are entitled to refuse entry to a person who refuses to comply with any such arrangements, requirements or restrictions.

Postponements or cancellations of meetings	34	Provides that the Secretary may postpone any general meeting.	Additionally provides that the Secretary may postpone or cancel any special meeting.

Presiding officer at shareholder meetings	40	Provides that, unless otherwise determined by the Board, the Chairman, if one is appointed, or, in the absence of a Chairman, the Deputy Chairman, if one is appointed, or, in the absence of the Deputy Chairman, the President, shall preside at all meetings of shareholders.	Provides that, unless otherwise agreed by a majority of those attending and entitled to vote thereat, the Chairman, if there is one, and if not the President, if there is one, shall act as chairman at all general meetings at which such person is present. In their absence, a chairman shall be appointed or elected by those present at the meeting and entitled to vote.

Subject	Bye-law Number	Current Bye-law Provision(s)	Proposed Amendment
Designation of proxy	43	Permits proxy appointment in writing only.	Permits proxy appointment in writing and by telephone.

Manner in which the Company’s seal is to be affixed	73	Provides that the seal of the Company is to be affixed and attested to by the signature of both a director and the Secretary of the Company or any 2 directors of the Company.	Permits the seal of the Company to be affixed and attested to by the signature of either a director or the Secretary of the Company.

The Board of Directors recommends a vote FOR the proposal to approve the Amended and Restated Bye-laws of the Company.

Item 3. Approval of Appointment of Independent Auditors

Under Bermuda law, our shareholders have the authority to appoint the independent auditors of the Company and to authorize our Board of Directors to fix the auditors’ remuneration. At the Annual General Meeting, shareholders will be asked to appoint PricewaterhouseCoopers LLP as our independent auditors for the fiscal year ending December 31, 2008, and to authorize the Board of Directors to fix the independent auditors’ remuneration. PricewaterhouseCoopers LLP (“PwC”) has been acting as our independent auditors for many years and, both by virtue of its long familiarity with the Company’s affairs and its ability, is considered best qualified to perform this important function.

Representatives of PwC are expected to be present at the Annual General Meeting and to be available to respond to appropriate questions. They will have an opportunity to make a statement if they so desire.

The Board of Directors recommends a vote FOR the proposal to appoint PricewaterhouseCoopers LLP as independent auditors of the Company and to authorize the Board of Directors to fix the auditors’ remuneration.

Audit Committee Report

While management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls, the Audit Committee reviews the Company’s audited financial statements and financial reporting process on behalf of the Board of Directors. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and to issue a report thereon. The Audit Committee monitors those processes. In this context, the Committee has met and held discussions with management and the independent auditors regarding the fair and complete presentation of the Company’s results. The Committee has discussed significant accounting policies applied by the Company in its financial statements, as well as alternative treatments. Management has represented to the Committee that the Company’s consolidated financial statements were prepared in accordance with United States generally accepted accounting principles, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Committee also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication With Audit Committees), as adopted by the Public Company Accounting Oversight Board (United States).

In addition, the Audit Committee has received and reviewed the written disclosures and the letter from PwC required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees)

and discussed with PwC the auditors’ independence from the Company and its management in connection with the matters stated therein. The Committee also considered whether the independent auditors’ provision of non-audit services to the Company is compatible with the auditors’ independence. The Committee has concluded that the independent auditors are independent from the Company and its management.

The Audit Committee discussed with the Company’s internal and independent auditors the overall scope and plans for their respective audits. The Committee meets separately with the internal and independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, for filing with the SEC. The Audit Committee has selected PwC, subject to shareholder approval, as the Company’s independent auditors for the fiscal year ending December 31, 2008.

AUDIT COMMITTEE

Richard J. Swift (Chair)
Ann C. Berzin
Peter C. Godsoe
H. William Lichtenberger
Theodore E. Martin

Fees of the Independent Auditors

The following table shows the fees paid or accrued by the Company for audit and other services provided by PwC for the fiscal years ended December 31, 2007 and 2006:

	2007	2006
Audit Fees(a)	$13,435,000	$13,319,000
Audit-Related Fees(b)	1,695,000	150,000
Tax Fees(c)	2,215,000	1,068,000
All Other Fees(d)	4,000	4,000

Total	$17,349,000	$14,541,000

(a)	Audit Fees for the fiscal years ended December 31, 2007 and 2006, respectively, were for professional services rendered for the audits of the annual consolidated financial statements of the Company and include quarterly reviews, statutory audits, issuance of consents and assistance with, and review of, documents filed with the SEC. Audit fees for December 31, 2007 and December 31, 2006, also include fees related to the audit of internal controls.
(b)	Audit-Related Fees consist of assurance and related services that are reasonably related to performing the audit and review of our financial statements. Audit-Related Fees for the years ended December 31, 2007 and 2006 include services related to audits performed in connection with dispositions, audits of employee benefit plans and special reports pursuant to agreed-upon procedures.
(c)	Tax Fees for the years ended December 31, 2007 and 2006, respectively, include consulting services in the U.S. and non-U.S. locations and tax compliance services primarily in non-U.S. locations.
(d)	All Other Fees for the years ended December 31, 2007 and 2006, respectively, include license fees for technical accounting software.

The Audit Committee has adopted policies and procedures which require that the Audit Committee pre-approve all non-audit services that may be provided to the Company by its independent auditors. The policy:

(i) provides for pre-approval of an annual budget for each type of service; (ii) requires Audit Committee approval of specific projects over $100,000, even if included in the approved budget; and (iii) requires Audit Committee approval if the forecast of expenditures exceeds the approved budget on any type of service. The Audit Committee pre-approved all of the services described under “Audit-Related Fees,” “Tax Fees” and “All Other Fees.” The Audit Committee has determined that the provision of all such non-audit services is compatible with maintaining the independence of PwC.

Item 4. Shareholder Proposal Requiring a Shareholder Vote on an Advisory Resolution

With Respect to Executive Compensation

The American Federation of State, County and Municipal Employees, 1625 L Street, N.W., Washington, D.C. 20036, has advised the Company that it beneficially owns 2,126 shares of the Company’s Class A common shares and that it intends to present the following proposal for consideration at the Annual General Meeting. The shareholder proposal is included in this proxy statement exactly as submitted by the shareholder proponent. The Board’s recommendation on the proposal is presented on the page following the proposal.

Shareholder Proposal

RESOLVED, that stockholders of Ingersoll-Rand Company Limited (“IR”) request the board of directors to adopt a policy that provides shareholders the opportunity at each annual shareholder meeting to vote on an advisory resolution, proposed by management, to ratify the compensation of the named executive officers (“NEOs”) set forth in the proxy statement’s Summary Compensation Table (the “SCT”) and the accompanying narrative disclosure of material factors provided to understand the SCT (but not the Compensation Discussion and Analysis). The proposal submitted to stockholders should make clear that the vote is nonbinding and would not affect any compensation paid or awarded to any NEO.

Supporting Statement

We believe that existing U.S. corporate governance arrangements, including SEC rules and stock exchange listing standards, do not provide shareholders with sufficient mechanisms for providing input to boards on senior executive compensation. In contrast to U.S. practice, in the United Kingdom, public companies allow shareholders to cast an advisory vote on the “directors’ remuneration report,” which discloses executive compensation. Such a vote isn’t binding, but gives shareholders a clear voice that could help shape senior executive compensation. A recent study of executive compensation in the U.K. before and after the adoption of the shareholder advisory vote there found that CEO cash and total compensation became more sensitive to negative operating performance after the vote’s adoption. (Sudhakar Balachandran et al., “Solving the Executive Compensation Problem through Shareholder Votes? Evidence from the U.K.” (Oct. 2007))

Currently U.S. stock exchange listing standards require shareholder approval of equity-based compensation plans; those plans, however, set general parameters and accord the compensation committee substantial discretion in making awards and establishing performance thresholds for a particular year. Shareholders do not have any mechanism for providing ongoing feedback on the application of those general standards to individual pay packages.

Similarly, performance criteria submitted for shareholder approval to allow a company to deduct compensation in excess of $1 million are broad and do not constrain compensation committees in setting performance targets for particular senior executives. Withholding votes from compensation committee members who are standing for reelection is a blunt and insufficient instrument for registering dissatisfaction with the way in which the committee has administered compensation plans and policies in the previous year.

Accordingly, we urge IR’s board to allow stockholders to express their opinion about senior executive compensation by establishing an annual referendum process. The results of such a vote could provide IR with useful information about stockholders’ views on the company’s senior executive compensation, as reported each year, and would facilitate constructive dialogue between stockholders and the board.

Last year, this proposal received a majority of shares voted for and against at Ingersoll-Rand. We urge stockholders to vote for this proposal.

Board of Directors Statement in Opposition to the Shareholder Proposal

We urge shareholders to vote against the shareholder proposal for the following reasons:

First, the annual referendum process requested by the shareholder proposal is impractical when much more effective and meaningful means for shareholders to communicate with the Board are available. In December 2007, we announced that our Board leadership, including our Chairman and CEO, our Lead Director, and the chairs of our Compensation Committee and our Corporate Governance and Nominating Committee, would be meeting with our largest 25 shareholders (representing over 50% of our issued and outstanding shares) on an annual basis regarding governance matters, including executive compensation. The inaugural meeting will be held in the third quarter of 2008. The purpose of these annual meetings will be to establish a regular dialogue on governance-related and other topics of interest to our shareholders. In addition, we have established an e-mail link to the Chair of our Compensation Committee, which all of our shareholders can use to share their comments on executive compensation. This e-mail link can be accessed by clicking inside the box entitled “Executive Compensation Feedback” in the top, right-hand corner of the following link to our website: http://company.ingersollrand.com/aboutus/corpgov/Pages/default.aspx. Shareholders may also directly e-mail their comments on executive compensation to our Board of Directors at irboard@irco.com. Our Compensation Committee will provide regular updates to the full Board on all communications sent to the committee by shareholders. The Board believes that our Compensation Committee is in the best position to determine executive compensation levels, but it appreciates that our shareholders’ views must be heard and valued. We believe that direct communications between shareholders and the Board is a much more effective and accurate method of expressing support or criticism of our executive compensation practices. Unlike the vote advocated by the proposal, communicating directly with the Board will allow you to voice any specific observations or objections to our executive compensation practices directly to the decision makers, as opposed to simply voting on the SEC prescribed disclosure made in the Summary Compensation Table (“SCT”) and accompanying narrative disclosure.

Second, an advisory vote would not provide our Compensation Committee with any meaningful insight into any specific shareholder concerns regarding executive compensation that it could address when considering our compensation programs. For instance, our Compensation Committee would not be able to determine whether a vote “for” our SCT and accompanying narrative disclosure signifies that shareholders approve of all of our executive compensation practices, or if the vote merely signifies that shareholders approve of the compensation programs and the narrative disclosure in our proxy statement. Conversely, our Compensation Committee would not be able to determine if an “against” vote indicates that shareholders do not like the format, presentation or style of our SCT, or if shareholders disapprove of our underlying compensation practices and, if so, of which practices they disapprove. The lack of clarity as to the meaning of the vote requested by the proposal eliminates any benefits it may offer.

Third, in this proxy statement, we are seeking approval of the shareholders to amend the Bye-laws to, among other things, implement majority voting for directors. If the amendments are approved, shareholders that disagree with the Company’s executive compensation philosophy or practices will be able to vote “against” any director that they believe is responsible for such philosophy or practices. We believe that providing access through meetings and e-mails, coupled with majority voting, provides shareholders with an effective “say on pay”.

Fourth, we operate in a competitive environment and we believe our success is closely correlated with the recruitment and retention of a strong management team and talented employees. A competitive compensation program is therefore critical to our long-term performance. Adoption of an advisory vote could lead to a perception that compensation opportunities at our company may be limited, especially as compared with opportunities at companies that have not adopted this practice, and may impede our ability to recruit and retain essential personnel. We currently are not aware of any competitor of ours that has adopted this practice.

In conclusion, we do not believe the advisory vote called for by the shareholder proposal will improve our compensation programs or our disclosures regarding the compensation programs, or that it is otherwise in the best interests of our shareholders. Instead of encouraging shareholders to take advantage of our current policies and procedures for communicating with our Board and our Compensation Committee Chair, the proposal advocates substituting a less effective mechanism, which fails to express the intent of the vote. We strongly urge shareholders to reject this approach.

For the Reasons Stated Above, the Board of Directors Unanimously Recommends a Vote AGAINST this Shareholder Proposal.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of April 7, 2008, the beneficial ownership of our Class A common shares by (i) each director and nominee for director of the Company, (ii) each current executive officer of the Company named in the Summary Compensation Table below, and (iii) all directors and current executive officers of the Company as a group:

Name	Class A Common Shares(a)		ESP Shares(b)	Options Exercisable Within 60 Days(c)
A.C. Berzin	4,000		—	9,000
G.D. Forsee	—		—	—
J.V. Gelly	—		1,022	—
P.C. Godsoe	6,000		—	22,500
H.L. Henkel	10,000	(d)	8,021	3,088,775
C.J. Horner	1,791		—	—
M.W. Lamach	—		840	249,756
H.W. Lichtenberger	7,000		—	27,000
T.E. Martin	10,571		—	22,500
P. Nachtigal	64,042		848	422,226
S. Shawley	4,726		2,880	233,156
O.R. Smith	3,000		—	27,000
R.J. Swift	1,500		—	18,000
T.L. White	1,500		—	27,000
All directors and current executive officers as a group (18 persons)(e)	114,230		18,461	4,336,294

(a)	Unless otherwise indicated, all shares are held directly. No director or executive officer of the Company owns 1% or more of the outstanding Class A common shares.

(b)	Represents Class A common shares held by the trustee under the Ingersoll-Rand Company Employee Savings Plan (“ESP”) (which now includes amounts previously held in the IR/Clark Leveraged Employee Stock Ownership Plan) for the benefit of executive officers.

(c)	Represents Class A common shares as to which directors and executive officers had options exercisable within 60 days of April 7, 2008, under the Company’s Incentive Stock Plans.

(d)	Includes 4,000 Class A common shares held in the names of Mr. Henkel’s daughters, as to which beneficial ownership is disclaimed.

(e)	The Class A common shares beneficially owned by all directors and current executive officers as a group (including shares issuable under exercisable options) aggregated approximately 1.6% of the total outstanding Class A common shares. Class A common shares and common share equivalents notionally held under the IR Directors Deferred Compensation Plan (the “Director Deferral Plan I”) and the IR Directors Deferred Compensation and Stock Award Plan II (the “Director Deferral Plan II” and, together with the Director Deferral Plan I, referred to as the “Director Deferral Plans”) (both of which are referred to below under the heading “Compensation of Directors”), the IR Executive Deferred Compensation Plan (the “EDCP Plan I”) and the IR Executive Deferred Compensation Plan II (the “EDCP Plan II” and, together with the EDPC Plan I, the “EDCP Plans”), and the supplemental employee savings plan and common share equivalents resulting from dividends on deferred stock awards are not counted as outstanding shares in calculating these percentages because they are not beneficially owned; the directors and executive officers have no voting or investment power with respect to these shares or share equivalents.

The following table sets forth each shareholder which, as of April 7, 2008, is known by us to be the beneficial owner of more than 5% of the outstanding Class A common shares of the Company:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class

Barclays Global Investors, NA. 45 Fremont Street San Francisco, CA 94105	14,916,534(a)	5.5%

AXA Financial, Inc. 1290 Avenue of the Americas New York, NY 10104	19,681,382(b)	7.2%

(a)	Information regarding Barclays Global Investors, NA. and its stockholdings was obtained from a Schedule 13G filed with the SEC on February 5, 2008. The filing indicated that, as of December 31, 2007, Barclays Global Investors, NA. had sole investment power as to all of such shares and sole voting power as to 13,153,046 of such shares.

(b)	Information regarding AXA Financial, Inc. and its stockholdings was obtained from a Schedule 13G filed with the SEC on February 14, 2008. The filing indicated that, as of December 31, 2007, AXA Financial, Inc. had sole investment power as to all of such shares and sole voting power as to 11,571,808 of such shares.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

Our Corporate Governance Guidelines, together with the charters of the various Board committees, provide a framework for the corporate governance of the Company. The following is a summary of our Corporate Governance Guidelines. You can find a copy of our Corporate Governance Guidelines, which include our guidelines for determining the independence of directors, attached to this proxy statement as Appendix A. In addition, our Corporate Governance Guidelines, as well as the charters of each of our Board committees, are available on our website at www.ingersollrand.com under the heading “Investor Relations—Corporate Governance.” Copies of these documents are also available, free of charge, in print to any shareholder who requests them.

Role of the Board of Directors

The Company’s business is managed under the direction of the Board of Directors. The role of the Board is to oversee the management and governance of the Company and monitor senior management’s performance.

Board Responsibilities

The Board’s core responsibilities include:

•	selecting, monitoring, evaluating and compensating senior management;

•	assuring that management succession planning is ongoing;

•	reviewing the Company’s financial controls and reporting systems;

•	reviewing the Company’s ethical standards and compliance procedures; and

•	evaluating the performance of the Board, Board committees and individual directors.

Director Compensation and Stock Ownership

It is the policy of the Board that directors’ fees be the sole compensation received from the Company by any non-employee director and that a significant portion of those fees be in the form of Ingersoll Rand Class A common shares. Annually, $95,000 of the director’s compensation is deferred into the Company’s Class A common shares that cannot be sold or transferred until the director’s resignation or retirement.

Board Size and Composition

The Board consists of a substantial majority of independent, non-employee directors. In addition, our Corporate Governance Guidelines require that all members of the committees of the Board must be independent directors. The Board has the following four standing committees: Audit Committee, Compensation Committee, Corporate Governance and Nominating Committee, and Finance Committee. The Board of Directors has determined that each member of each of these committees is “independent” as defined in the NYSE listing standards. Committee memberships and chairs are rotated periodically.

Board Advisors

The Board and its committees may, under their respective charters, retain their own advisors to carry out their responsibilities.

Executive Sessions

The Company’s independent directors meet privately in regularly scheduled executive sessions, without management present, to consider such matters as the independent directors deem appropriate. These executive sessions are required to be held no less than twice each year.

Lead Director

The Board appoints a Lead Director annually from among the independent directors who are not Board committee chairs. Our current Lead Director, whose term will expire at the end of the Annual General Meeting, is Theodore E. Martin. Beginning after the Annual General Meeting, our Lead Director will be Tony L. White. Our Lead Director: (a) presides at all meetings of the directors at which the Chairman is not present, including executive sessions of the directors; (b) serves as a liaison between the Chairman and the independent directors; (c) approves the information sent to the directors; (d) with input from the other independent directors, approves Board meeting agendas and Board meeting schedules to assure that there is sufficient time for discussion of all agenda items; (e) has the authority to call meetings of the independent directors; and (f) is available for direct communication from major shareholders.

Board Evaluation

The Corporate Governance and Nominating Committee assists the Board in evaluating its performance and the performance of the Board committees. Each committee also conducts an annual self-evaluation. The effectiveness of individual directors is considered each year when the directors stand for renomination.

Director Orientation and Education

The Company has developed an orientation program for new directors and provides continuing education for all directors. In addition, the directors are given full access to management and corporate staff as a means of providing additional information.

Director Nomination Process

The Corporate Governance and Nominating Committee reviews the composition of the full Board to identify the qualifications and areas of expertise needed to further enhance the composition of the Board, makes recommendations to the Board concerning the appropriate size and needs of the Board and, on its own or with the assistance of management or others, identifies candidates with those qualifications. In considering candidates, the Corporate Governance and Nominating Committee will take into account all factors it considers appropriate, including breadth of experience, understanding of business and financial issues, ability to exercise sound judgment, diversity, leadership, and achievements and experience in matters affecting business and industry. The Corporate Governance and Nominating Committee considers the entirety of each candidate’s credentials and believes that at a minimum each nominee should satisfy the following criteria: highest character and integrity, experience and understanding of strategy and policy-setting, sufficient time to devote to Board matters, and no conflict of interest that would interfere with performance as a director. Shareholders may recommend candidates for consideration for Board membership by sending the recommendation to the Corporate Governance and Nominating Committee, in care of the Secretary of the Company. Candidates recommended by shareholders are evaluated in the same manner as director candidates identified by any other means.

Declassified Board

At the 2005 annual general meeting of shareholders, the shareholders voted to amend the Company’s Bye-laws to eliminate the classification of the Board, effective with the election of directors at the 2006 annual general meeting. Directors nominated for election at the 2006, 2007 and 2008 annual general meetings and thereafter will be elected for a one-year term. In addition, directors elected by the Board of Directors to fill vacancies caused by the resignation, retirement or death of a director or the creation of a new directorship stand for election at the next Annual General Meeting.

Director Independence

The Board has determined that all of our directors, except H. L. Henkel and P. Nachtigal, who are employees of the Company, are independent under the standards set forth in Exhibit I to our Corporate Governance Guidelines, which are consistent with the NYSE listing standards. A copy of Exhibit I to our Corporate Governance Guidelines is available at our website, www.ingersollrand.com, under the heading

“Investor Relations—Corporate Governance.” In making its determination, the Board examined relationships between directors or their affiliates with the Company and its affiliates and determined that each such relationship did not impair the director’s independence. In particular, with respect to each of the most recent three completed fiscal years, the Board considered that the Company purchased products from Sprint Nextel Corporation, where Mr. Forsee served as Chairman of the Board and Chief Executive Officer until October 2007, in aggregate amounts substantially less than 1% of the revenues of each of the Company and Sprint Nextel Corporation in any such year. Consequently, the Board determined that this relationship did not affect Mr. Forsee’s status as an independent director.

Shareholder Communications with Directors

Shareholders and other interested parties wishing to communicate with the Board, the non-employee directors or any individual director (including our Lead Director and Compensation Committee Chair) may do so either by sending a communication to the Board and/or a particular Board member, in care of the Secretary of the Company, or by e-mail at irboard@irco.com. Depending upon the nature of the communication and to whom it is directed, the Secretary will: (a) forward the communication to the appropriate director or directors; (b) forward the communication to the relevant department within the Company; or (c) attempt to handle the matter directly (for example, a communication dealing with a share ownership matter).

Code of Conduct

The Company has adopted a worldwide Code of Conduct, applicable to all employees, directors and officers, including our Chief Executive Officer, our Chief Financial Officer and our Controller. The Code of Conduct meets the requirements of a “code of ethics” as defined by Item 406 of Regulation S-K as well as the requirements of a “code of business conduct and ethics” under the NYSE listing standards. The Code of Conduct covers topics including, but not limited to, conflicts of interest, confidentiality of information, and compliance with laws and regulations. A copy of the Code of Conduct is available at our website located at www.ingersollrand.com under the heading “Investor Relations—Corporate Governance” and a copy is also available, free of charge, in print to any shareholder who requests it. Amendments to, or waivers of the provisions of, the Code of Conduct, if any, made with respect to any of our directors and executive officers will be posted on our website.

Committees of the Board

Audit Committee

Members:	Richard J. Swift (Chair)
Ann C. Berzin
Peter C. Godsoe
H. William Lichtenberger
Theodore E. Martin

Key Functions:

•

Review annual audited and quarterly financial statements, as well as the Company’s disclosures under “Management’s Discussion and Analysis of Financial Conditions and Results of Operations,” with management and the independent auditors.

•	Obtain and review periodic reports, at least annually, from management assessing the effectiveness of the Company’s internal controls and procedures for financial reporting.

•	Recommend the public accounting firm to be proposed for appointment by the shareholders as our independent auditors and review the performance of the independent auditors.

•	Review the scope of the audit and the findings and approve the fees of the independent auditors.

•	Approve in advance permitted audit and non-audit services to be performed by the independent auditors.

•	Satisfy itself as to the independence of the independent auditors and ensure receipt of their annual independence statement.

The Board of Directors has determined that each member of the Audit Committee is “independent” for purposes of the applicable rules and regulations of the SEC and as defined in the NYSE listing standards and has determined that each member of the Audit Committee meets the qualifications of an “audit committee financial expert,” as that term is defined by rules of the SEC.

A copy of the charter of the Audit Committee is available at our website, www.ingersollrand.com, under the heading “Investor Relations—Corporate Governance.”

Compensation Committee

Members:	Orin R. Smith (Chair) Gary D. Forsee Constance J. Horner Tony L. White

Key Functions:

•	Establish executive compensation policies.

•

Review and approve the goals and objectives relevant to the compensation of the Chief Executive Officer, evaluate the Chief Executive Officer’s performance against those goals and objectives and set the Chief Executive Officer’s compensation level based on this evaluation.

•	Approve compensation of officers and key employees.

•	Administer the Company’s equity compensation plans.

•	Review and recommend changes in principal employee benefit programs.

For a discussion concerning the processes and procedures for determining executive and director compensation and the role of executive officers and compensation consultants in determining or recommending the amount or form of compensation, see “Compensation Discussion and Analysis” and “Compensation of Directors”, respectively.

The Board of Directors has determined that each member of the Compensation Committee is “independent” for purposes of the applicable rules and regulations of the SEC and as defined in the NYSE listing standards. In addition, the Board has determined that each member of the Compensation Committee qualifies as a “Non-Employee Director” within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934 and an “outside director” within the meaning of Section 162(m) of the Code.

A copy of the charter of the Compensation Committee is available at our website, www.ingersollrand.com, under the heading “Investor Relations—Corporate Governance.”

Corporate Governance and Nominating Committee

Members:	Constance J. Horner (Chair) Gary D. Forsee Orin R. Smith Tony L. White

Key Functions:

•	Identify individuals qualified to become directors and recommend the candidates for all directorships.

•	Recommend individuals for election as officers.

•	Review the Company’s Corporate Governance Guidelines and make recommendations for changes.

•	Consider questions of independence and possible conflicts of interest of directors and executive officers.

•	Take a leadership role in shaping the corporate governance of the Company.

The Board of Directors has determined that each member of the Corporate Governance and Nominating Committee is “independent” for purposes of the applicable rules and regulations of the SEC and as defined in the NYSE listing standards.

A copy of the charter of the Corporate Governance and Nominating Committee is available at our website, www.ingersollrand.com, under the heading “Investor Relations—Corporate Governance.”

Finance Committee

Members:	H. William Lichtenberger (Chair) Ann C. Berzin Peter C. Godsoe Theodore E. Martin Richard J. Swift

Key Functions:

•	Review proposed borrowings and issuances of securities.

•	Recommend to the Board the dividends to be paid on our common shares.

•	Review cash management policies.

•	Review periodic reports of the investment performance of the Company’s employee benefit plans.

The Board of Directors has determined that each member of the Finance Committee is “independent” for purposes of the applicable rules and regulations of the SEC and as defined in the NYSE listing standards.

A copy of the charter of the Finance Committee is available at our website, www.ingersollrand.com, under the heading “Investor Relations—Corporate Governance.”

Board, Committee and Annual Meeting Attendance

The Board and its committees held the following number of meetings during the fiscal year ended December 31, 2007:

Board	10
Audit Committee	7
Compensation Committee	6
Corporate Governance and Nominating Committee	7
Finance Committee	6

Each incumbent director attended 75% or more of the total number of meetings of the Board and the committees on which he or she served during the year, except for Mr. Lichtenberger who attended 71% of the Audit Committee meetings (and 83% of the Finance Committee meetings and 100% of the Board meetings). The Company’s non-employee directors held 5 independent director meetings without management present during the fiscal year 2007.

The Company expects all Board members to attend the Annual General Meeting, but from time to time other commitments prevent all directors from attending the meeting. All of the directors attended the most recent annual general meeting of shareholders, which was held on June 6, 2007.

Compensation of Directors

2007 Director Compensation

For fiscal year 2007, non-employee directors received an annual cash retainer of $80,000. When board or committee meetings exceeded the regularly scheduled meetings (6 meetings for the Board and each Committee other than Audit, and 8 meetings for the Audit Committee) or when unscheduled planning sessions were held at the request of management, each non-employee director received an additional $2,500 for attending such meeting or session. The chair of the Audit Committee received a $30,000 annual cash retainer and the chairs of the Compensation Committee, Corporate Governance and Nominating Committee and Finance Committee each received a $10,000 annual cash retainer. Each director who served as Lead Director received, on a pro-rated basis, a $15,000 annual cash retainer and each Audit Committee member (other than the Audit Committee chair) received a $5,000 annual cash retainer. In addition, each non-employee director was credited with common share equivalents representing $95,000 in fair market value of Class A common shares for the 2007 fiscal year. The common share equivalents were credited to an account maintained for each non-employee director (a “Deferred Compensation Account”) in our Director Deferral Plan II (as described below).

Director Deferred Compensation

The Director Deferral Plans are unfunded, non-qualified plans that enable non-employee directors to defer receipt of all or a part of their cash retainer and other fees. In light of the American Jobs Creation Act of 2004, a “mirror plan” for the Director Deferral Plan I was created (referred to in this proxy statement as the Director Deferral Plan II). The purpose of this mirror plan is not to provide additional benefits to directors, but merely to preserve the tax treatment of the original Director Deferral Plan I, which is a plan that was in place prior to December 31, 2004. Each director is fully vested in amounts credited to the director’s Deferred Compensation Account. Prior to August 1, 2007, all 2007 fiscal year distributions under the Director Deferral Plans were made in cash based on the value of the account at the time of distribution. Effective August 1, 2007, all distributions of credited amounts deemed to be invested in Class A common shares will now be settled in Class A common shares at the time of distribution rather than in cash. All distributions of credited amounts deemed to be invested in other investment options will continue to be settled in cash.

2007 Director Compensation

The compensation paid or credited to our non-employee directors for the year ended December 31, 2007, is summarized in the table below:

Name	Fees earned or paid in cash ($)(a)	All Other Compensation ($)(b)	Total ($)
A.C. Berzin	92,500	95,000	187,500
G.D. Forsee(c)	51,667	55,417	107,084
P.C. Godsoe	97,500	95,000	192,500
C.J. Horner	100,000	95,000	195,000
H.W. Lichtenberger	102,500	95,000	197,500
T.E. Martin	100,000	95,000	195,000
O.R. Smith	100,000	95,000	195,000
R.J. Swift	117,500	95,000	212,500
T.L. White	90,000	95,000	185,000

(a)	The amounts in this column represent the $80,000 annual cash retainer, the Committee Chair retainer, the Audit Committee Member Retainer, the Board, Committee and other meeting or session fees, and the Lead Director fees as summarized in the table below:

	Cash Retainer ($)	Chair Retainer ($)	Audit Committee Member Retainer ($)	Board, Committee and Other Meeting or Session Fees($)	Lead Director Fees($)
A.C. Berzin	80,000	—	5,000	7,500	—
G.D. Forsee(c)	46,667	—	—	5,000	—
P.C. Godsoe	80,000	—	2,500	7,500	7,500
C.J. Horner	80,000	10,000	—	10,000	—
H.W. Lichtenberger	80,000	10,000	5,000	7,500	—
T.E. Martin	80,000	—	5,000	7,500	7,500
O.R. Smith	80,000	10,000	—	10,000	—
R.J. Swift	80,000	30,000	—	7,500	—
T.L. White	80,000	—	—	10,000	—

(b)	The amounts in this column represent the $95,000 retainer provided to each non-employee director in the form of Class A common shares for fiscal year 2007.

(c)	The compensation reflected for Mr. Forsee is from June 2007 when Mr. Forsee became a director.

For each non-employee director at December 31, 2007, the following table reflects unexercised stock options, all of which are vested:

Stock Options(#)
A.C. Berzin	9,000
G.D. Forsee	—
P.C. Godsoe	22,500
C.J. Horner	—
H.W. Lichtenberger	27,000
T.E. Martin	27,000
O.R. Smith	27,000
R.J. Swift	18,000
T.L. White	27,000

COMPENSATION DISCUSSION AND ANALYSIS AND EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The role of the Compensation Committee, which is composed solely of independent directors, is to oversee the Company’s compensation plans and policies, administer its equity-based plans (including the review and approval of stock option grants to executive officers) and review and approve all compensation relating to executive officers, including the eight executive officers named in the Summary Compensation Table (the “NEOs”). Decisions regarding the compensation elements and amounts for the CEO are decided exclusively by the Compensation Committee, and the CEO is not privy to this information until decisions have been made. Decisions regarding compensation for the other executive officers are decided by the Compensation Committee based on recommendations made by management and the CEO. In addition, the Compensation Committee is responsible for reviewing employee benefit plans and making recommendations to the Board of Directors for significant amendments or termination of the Company’s executive incentive compensation plans and equity-based plans as well as its principal pension and welfare plans. The full details of the Compensation Committee’s duties are described in the Charter of the Compensation Committee, which is available on our website at www.ingersollrand.com.

On occasion, the Compensation Committee has used the services of an independent compensation consultant, Frederic W. Cook & Co., Inc., which the Company does not otherwise use.

Compensation Philosophy—Beliefs and Principles

The purpose of the Company’s executive compensation programs is to enable it to attract, retain, deploy and focus the talents and energies of employees who are capable of meeting the current and future goals of the Company, most notably, the creation of shareholder value.

Five design principles govern the executive compensation programs:

1. General program competitiveness:

Total compensation opportunities within the Company must serve to attract and retain top performers. All of the Company’s executive compensation programs are based on market data to ensure their competitiveness. We establish our program target award levels at or near the median (50th percentile) of the markets in which we operate.

2. Pay for performance:

A large percentage of an executive’s total compensation opportunity is contingent on, and variable with, performance. Performance is measured on: 1) actual business unit and Company financial performance against pre-established business plans and 2) the executive’s demonstrated ability to achieve Company objectives, develop and carry out strategic initiatives, contribute to both the growth and operational excellence of the Company, and demonstrate collaboration in the pursuit of a one-company culture. Total compensation can exceed the market median if performance exceeds the target. Conversely, if performance falls short of the target, total compensation will fall below the currently prevailing market median.

3. Internal parity:

An employee’s total compensation opportunity is proportionate with work contribution, which is a function of each individual’s role. Thus, jobs of similar value are assigned similar compensation opportunity, based on a job grading structure.

4. Alignment with various business strategies:

The executive compensation programs are structured to be flexible in recognizing that individuals within business units must focus on specific financial measures to meet the short and long term plans of the business unit for which they are accountable. This principle, in conjunction with the Company-wide philosophy of general competitiveness, pay for performance and internal parity, determines the award opportunity for business unit leaders. Thus, it is not only possible but also desirable for certain sector or business unit leaders to earn substantial awards in years when their units outperform the Company as a whole. Conversely, if a sector or business unit fails to meet its annual plan, that sector or business unit’s leader may earn a lesser award in that year than his or her peers in a business unit or sector that met or exceeded its goals.

5. Shareholder alignment:

The value of the variable compensation components, i.e., annual cash incentive payments plus equity-based awards, which make up a substantial portion of the executive’s compensation, is directly linked to the financial performance of the Company and to the value of the Company’s Class A common shares. Thus, the variable pay programs provide a strong incentive to create shareholder value, and establish clear alignment of the interests of our shareholders and of the executives.

Executive Compensation Programs

Program Structure and Compensation Committee Judgment

The Company has designed the executive compensation programs in particular to reward improvement in sales, earnings and other financial measures, as well as operational excellence and sustained individual performance. Because we operate in an ever-changing environment that is affected by economic, technology, regulatory and competitive factors beyond our control, the Compensation Committee may consider such factors in its process of setting specific performance targets for annual incentive awards and in actually determining such awards.

The Company makes decisions relating to program design and pay adjustments in the context of the guiding principles and overall compensation objectives described above as well as market practices. To accomplish these objectives, we must have compensation and benefits programs that provide competitive total rewards relative to the labor markets for our executives while controlling costs for the benefit of our shareholders. We intend total compensation opportunities to be targeted at or near the median of the markets in which we operate. The position of each particular executive in the targeted range may fluctuate in any given year based on salary increases, annual incentives and equity-based plan grants, all of which are driven by attainment of individual, business unit and corporate financial measures which are described below. In addition, the targeted range itself will vary from year to year depending upon changes in compensation for the peer group companies and employment market competitiveness in general. Therefore, while the Compensation Committee believes that it is important to base compensation decisions on the most recent data available, it retains the discretion to go above or below the targeted award ranges for any individual or for any specific element of compensation. Although the compensation programs provide the Compensation Committee with formulaic guidelines and a framework within which to exercise their collective judgment, ultimately, the Compensation Committee uses their collective judgment when determining precisely how much to pay the NEOs. Consequently, the actual amounts of compensation that we pay to our executives may be more or less than the targeted compensation opportunity in any given year.

Timing of Awards

All equity and non-equity awards are granted at the first meeting of the Compensation Committee each year, which is usually held the first Wednesday of February. The timing of this meeting allows management to review the prior year performance and assemble all of the necessary information; this date usually follows the release of prior year earnings results. The date is not selected or changed to increase the value of stock option awards for executives.

Peer Group Comparison

The Compensation Committee periodically reviews and evaluates the executive officer compensation practices against the practices and pay levels of other similar companies with which we compete for executive talent. These comparisons are conducted throughout the year through a variety of methods such as: direct analysis of the proxy statements of other diversified industrial companies (see peer group below) ranging in size from approximately $5 billion to $35 billion in revenues, a review of compilations of survey data of companies of similar size in a range of industries published by several independent consulting firms, and a review of customized compensation surveys performed by independent consulting firms. No single source of information controls the decision on compensation. The Peer Group is currently under review as a result of two major divestitures in 2007 as well as the pending acquisition of Trane. Some of the companies included in these compensation surveys are the same as those comprising the Standard & Poor’s Industrial Machinery Index referred to in the Company’s Annual Report on Form 10-K under the caption “Performance Graph.”

Diversified Industrial Peer Group Members	Revenues From 2007 Annual Reports
Johnson Controls Inc.	$34.6B
General Dynamics Corp	$27.2B
Deere & Co	$24.1B
Illinois Tool Works Inc.	$16.2B
Paccar Inc.	$15.2B
Textron	$13.2B
Eaton Corp	$13.0B
Danaher Corp/DE	$11.0B
Parker Hannifin Corp	$10.7B
ITT Industries Inc.	$9.0B
Dover Corp	$7.2B
Black & Decker Corp	$6.6B
Rockwell Automation Inc.	$5.0B

Total Direct Compensation

An executive’s total direct compensation opportunity is comprised of four key programs: base salary, the annual incentive matrix (“AIM”) program, the performance share program (the “PSP”) and the stock option program.

Base Salaries

We determine base salaries for the Company’s executive officers, including the NEOs, by evaluating the responsibilities of the executive officers and their competence to perform their role and by reference to the competitive marketplace for executive talent, as described above.

The Annual Incentive Matrix (AIM) Program

The AIM program is an annual cash incentive program that provides rewards for the achievement of pre-established annual performance objectives, which are based on the annual operating plan of the Company’s business units, sectors, and enterprise as a whole. An annual target award level, expressed as a percentage of base salary, is established for each participant. The target award level is based on the relative importance of each participant’s role within the Company as well as the compensation levels of similar jobs in other comparable companies. The program provides annual cash awards that are contingent on, and variable with, specific performance measures, associated with individual, business unit and enterprise performance. Awards can range from zero to 150% of target.

2007 Performance Targets

For fiscal year 2007, the pre-established performance targets were:

Earnings Per Share (EPS)	$3.55
Available Cash Flow (ACF)	$900 million
Return on Invested Capital (ROIC)	13.7%

However, during 2007, we divested several major businesses which substantially altered our business plans, and generated unplanned proceeds from the sale of those businesses. As a result, the actual reported fiscal year 2007 performance results were:

	Pre-Established Performance Targets	Actual Reported Performance Results
Earnings Per Share (EPS)	$3.55	$13.43
Available Cash Flow (ACF)	$900 million	$717.6 million
Return on Invested Capital (ROIC)	13.7%	10.1%

Therefore, for compensation purposes, we adjusted both our plans and our actuals to reflect only continuing operations and the operating results from divested businesses until their respective divestiture dates.

Metrics Used to Calculate Variable Pay Program

	Adjusted Plan	Adjusted Actuals
Earnings Per Share (EPS)	$3.41	$3.68
Available Cash Flow (ACF)	$774.5 million	$931 million
Return on Invested Capital (ROIC)	13.2%	15.1%

The difference between the reported results and those used to calculate the variable compensation awards is attributable to internal adjustments resulting from unplanned or one-time events, such as restructuring and divestitures, and other one-time charges attributable to previous performance periods.

The CEO’s 2007 AIM Award

The CEO’s AIM opportunity for the fiscal year 2007 was based on a target award level of 175% of base salary, which for the 2007 performance period (paid in February 2008) was $2,231,250 (175% of base salary of $1,275,000). Actual awards under the program can vary according to performance from zero to 150% of the target, in this case, up to $3,346,875. Performance is measured by three financial measures as compared to a pre-established plan, weighted as follows:

Earnings Per Share (EPS) vs. Plan	60%
Available Cash Flow (ACF) vs. Plan	20%
Return on Invested Capital (ROIC) vs. Plan	20%

The Compensation Committee reviews the annual performance against the financial measures as described above, and then applies the Compensation Committee’s collective judgment regarding the CEO’s overall performance. The calculation is as follows:

For the fiscal year 2007 performance period, the actual results for EPS, ACF and ROIC were above the Company’s 2007 annual operating plan and therefore resulted in an award to the CEO that was higher than his target award. After a review of these results, the Compensation Committee awarded the CEO an AIM award of $3,000,000, which is approximately 35% above the target award level based on performance being well above plan but below the maximum opportunity of $3,347,000. Conversely, the AIM award in 2006 was less than the target award since the Company’s performance was below the annual operating plan for the 2006 plan year.

The AIM Award for Other Named Executive Officers (NEOs)

The other NEOs are in two categories: sector presidents or functional staff leaders, such as the Chief Financial Officer and the General Counsel.

Sector presidents receive AIM awards that are based on a target award level expressed as a percentage of salary, and are a function of their individual performance, the financial performance of their sector (measured by sales, operating income (OI), available cash flow (ACF) and return on invested capital (ROIC)), and the financial performance of the enterprise as a whole. The calculation is as follows:

The relative weight assigned to each performance category varies by sector depending on the particular business strategy and circumstances for each unit. For sector participants the emphasis is on individual and sector performance, but with some exposure to the performance of the enterprise as a whole, that is, 10%. If the financial performance category is at or below 75% of plan, the program produces a zero award for that category, and that in turn results in a zero award in total.

Similarly, functional staff leaders receive AIM awards that are based on a target award level, expressed as a percentage of base salary, and are a function of their individual performance and the financial performance of the enterprise. The calculation is as follows:

For functional staff leaders, the emphasis is on individual performance and enterprise performance measured in terms of EPS, ACF and ROIC. As with the sector presidents, if the financial performance category is at or below 75% of plan, the program produces a zero award for that category, and that in turn results in a zero award in total.

The resulting AIM award calculations for all the NEOs are as follows:

Name	Title	AIM Target Award Level ($)	Actual Award ($)	Actual Award as a % of Target (%)
H. L. Henkel	Chairman, Chief Executive Officer, and President	2,231,250	3,000,000	134.5

J. V. Gelly(a)	Chief Financial Officer	123,750	148,253	119.8

T. R. McLevish(b)	Former Chief Financial Officer	517,500	N/A	N/A

M. W. Lamach	Senior Vice President and Sector President	459,000	477,085	103.9

P. Nachtigal	Senior Vice President and General Counsel	375,000	449,250	119.8

S. R. Shawley	Senior Vice President and Sector President	396,000	405,425	102.4

R. F. Pedtke(c)	Former Senior Vice President and Sector President	360,000	540,000	150

C. P. Vasiloff(d)	Former Senior Vice President and Sector President	207,000	207,000	100

(a)	Pro-rated AIM award (hired October 4, 2007; award pro-rated at 25%)

(b)	No AIM award for 2007 (voluntarily resigned prior to year-end)

(c)	Full annual AIM award (retired November 30, 2007) based on achievement of sector business plan and successful divestiture of sector

(d)	Pro-rated AIM award (retired June 30, 2007)

Senior Executive Performance Plan

The Senior Executive Performance Plan (the “SEPP”) is a shareholder approved plan that funds the annual cash incentive awards (AIM) that may be granted to NEOs. The pool is established based on the profit after tax in excess of 6% Return on Equity (“ROE”). Thus, if the Company fails to generate profits in excess of 6% ROE, no pool is created to fund the AIM awards for the NEOs. In such case, any cash incentive awards to the NEOs are at the discretion of the Compensation Committee. Since the inception of this shareholder approved plan over a decade ago, the Company has always generated more than sufficient profit to fund the plan, that is, well in excess of the 6% ROE threshold.

Performance Share Program (PSP)

The PSP program provides annual awards for the achievement of pre-established annual financial performance (EPS) of the Company for all participants, including the CEO, and long-term strategic initiatives for only the CEO. Annual target award levels, expressed as a number of Class A common shares, are established for each participant. The maximum payout opportunity is 200% of the annual target award level. In February of each year, the CEO provides the Compensation Committee with a list of definitive, measurable objectives for the coming year for review and approval. These objectives are tied to the Company’s stated philosophy of dramatic growth, operational excellence and improved organizational effectiveness. At the conclusion of the performance year, achievement toward these objectives is reviewed by the Compensation Committee, and is used, in conjunction with the EPS financial measure, to determine the CEO’s award under this program. As stated earlier, the EPS financial measure determines the award for all other participants. Beginning for performance year 2007, the PSP was amended in two significant ways: 1) a one year vesting requirement was added and 2) settlement of the award, once vested, is made in the form of Class A common shares rather than cash, which makes the PSP more of a long-term plan and more firmly aligns the interests of the PSP participants with the interests of the shareholders. The PSP was further amended in February 2008 so that the number of PSP shares to be awarded to every participant will be based upon a combination of financial objectives and strategic objectives, which will therefore include both the Company’s performance as well as each participant’s individual performance.

For fiscal year 2007, the calculation of the CEO’s PSP payment is as follows:

For the other NEOs, the PSP award is also based on pre-established target levels and EPS financial performance against plan. The 2007 PSP calculation for the other NEOs is as follows:

The resulting PSP award calculation for all of the NEOs is as follows:

	PSP Target Award Level	Long Term Strategic Initiatives	EPS Factor	Committee Judgment	Resulting Award
H. L. Henkel	100,000 shares	100%	116.3%	No Adjustment	116,300 shares
J. V. Gelly(a)	14,000 shares	N/A	116.3%	No Adjustment	4,071 shares
T. R. McLevish(b)	18,000 shares	N/A	N/A	No Adjustment	0 shares
M.W. Lamach	12,000 shares	N/A	116.3%	No Adjustment	13,956 shares
P. Nachtigal	12,000 shares	N/A	116.3%	No Adjustment	13,956 shares
S. R. Shawley	10,000 shares	N/A	116.3%	No Adjustment	11,630 shares
R. F. Pedtke	10,000 shares	N/A	116.3%	No Adjustment	11,630 shares
C. P. Vasiloff(c)	12,000 shares	N/A	N/A	No Adjustment	6,000 shares

(a)	Mr. Gelly was hired October 4, 2007 and therefore received an award pro-rated at 25% of his target.

(b)	Mr. McLevish voluntarily resigned prior to year-end and was not eligible for an award.

(c)	Mr. Vasiloff retired on June 30, 2007 and therefore received an award pro-rated at 50% of his target.

As depicted above, as a result of 2007 performance above plan, the program produced awards above their target opportunity for all current NEOS, including the CEO.

For fiscal year 2007, the pre-established performance target for EPS, adjusted for discontinued operations, was $3.41, while the fiscal year 2007 EPS actual performance used to calculate the PSP award was $3.68, that is 107.8% of the enterprise business plan. For performance greater than 5% above plan, the PSP provides reward score points on a four-to-one basis, thus the 107.8 “raw performance score” results in a 116.3% reward score.

Stock Options

The Company’s stock option program supports the Company’s belief in the principle of pay for performance. The Company’s stock option program has both a short-term and a long-term dimension. It is short-term in that it is an annual plan with award size based on annual performance. It is long-term in that the stock options vest one-third a year over the three years following the grant and the value created through the rising market value of our Class A common shares over the ten-year term of the options is a reflection of the effectiveness of our sustained long-term efforts. Stock options under the Company’s Incentive Stock Plans are granted annually at an exercise price equal to the fair market value of Class A common shares on the date of grant and can never be issued at less than fair market value.

For fiscal year 2007, the pre-established performance target for EPS, adjusted for discontinued operations, was $3.41, while the fiscal year 2007 EPS actual performance used to calculate the stock option awards was $3.68, that is, 107.8% of the enterprise business plan.

2007 Stock Option Award for the CEO

Similar to the PSP program approach, the score for individual performance is multiplied by the score for EPS performance and then applied to the target option shares. Thus the maximum payout is limited to 150% of the target option shares (that is, 125% x 120%).

The same 2007 EPS performance measure applies to other program participants including the other NEOs, along with each participant’s leadership competency-based objectives.

The resulting Stock Option Award calculation for all of the NEOs is as follows:

	2007 Stock Option Target	Actual Award	Actual Award as a % of Target (%)
H. L. Henkel	225,000	337,500	150
J. V. Gelly	62,161	67,010	107.8
T. R. McLevish(a)	60,000	N/A	N/A
M. W. Lamach	45,000	48,510	107.8
P. Nachtigal	40,000	47,432	118.6
S. R. Shawley	45,000	48,510	107.8
R. F. Pedtke(a)	45,000	N/A	N/A
C. P. Vasiloff(a)	45,000	N/A	N/A

(a)	Since Messrs. McLevish, Pedtke and Vasiloff left the Company during 2007, none were eligible for an option award.

The Mix of Total Direct Compensation

The chart below shows the relative proportion of each program by executive category (based on target award levels):

			2007 Variable Pay Programs at Target
			Compensation Components That Are Explicitly Contingent On And Variable With Performance
	# In Category	Base Salary Program	Annual Incentive Program	Stock Option Program	Performance Share Program	Total Variable Pay Opportunity at Target	Total Direct Compensation at Target
Chairman, President, CEO	1	13%	22%	26%	39%	87%	100%
Other Current Named Executive Officers	4	26%	22%	28%	24%	74%	100%
Other Current Officers & Senior Leaders	31	38%	24%	25%	13%	62%	100%

Total Group	36	16%	23%	26%	35%	84%	100%

Analysis Regarding Mix:

•	Total variable pay opportunity is comprised of the AIM program, stock option program and PSP program, and, together with the base salary, comprises the total direct compensation.

•

84% (total variable pay opportunity) of executive compensation opportunity was contingent on, and variable with, performance against pre-established business plans, while 61% (stock option and PSP programs) was contingent on, and variable with, stock price performance.

•	Employees with higher levels of responsibilities had a greater portion of their pay opportunity at risk, that is, dependent on individual, business unit, sector and Company performance.

•

87% of the CEO’s total direct compensation opportunity is contingent on performance; 74% of total direct compensation for the other current NEOs is contingent on performance. For example, for the CEO, the PSP is structured to provide the most significant portion of total direct compensation (39%) since this program rewards not only for the successful financial performance of the Company over the prior year, but also on the CEO’s ability to establish and drive pre-established, long-term initiatives that lay the groundwork for future profitable growth.

•

As the chart clearly reflects, the Company has deliberately chosen to put less emphasis on base salary and more emphasis on variable pay in structuring the executives’ compensation packages. Although we do not use mathematical weightings when determining the mix of the various compensation components, we lean heavily toward variable pay to more closely align the pay of our executives with the creation of value for our shareholders. The value of the variable pay components (AIM, PSP and stock options) is directly tied to company performance, and therefore the bulk of executives’ annual total direct compensation opportunity hinges on the successful performance of the Company. This is consistent with compensation practices of peer companies as well as general industry survey data for companies of our size, and reflects our pay for performance principle.

Executive Deferred Compensation Plans (EDCP Plans)

The Executive Deferred Compensation Plan (the “EDCP Plan I”) and the Executive Deferred Compensation Plan II (the “EDCP Plan II” and, together with the EDCP Plan I, the “EDCP Plans”) enable and encourage eligible employees to defer receipt of a part of their annual salary, AIM award and/or PSP award in exchange for investments in Class A common shares or mutual fund investment equivalents. Refer to the Nonqualified Deferred Compensation table for a more detailed description of the EDCP Plans.

Share-Ownership Guidelines

A formal share-ownership program has been established by the Company, which requires that its senior-most executives achieve and maintain ownership of Class A common shares or Class A common share equivalents at or above a prescribed level. The requirements are as follows:

	Number of Active Participants as of 12/31/07	Individual Ownership Requirement (Shares and Equivalents)
Chief Executive Officer	1	150,000 shares
Executive Vice Presidents & Chief Operating Officer	0	75,000 shares
Senior Vice Presidents	7	40,000 shares
Corporate Vice Presidents	9	15,000 shares
Other Participants	19	6,000 shares

The share-ownership program requires the accumulation of shares (or Class A common share equivalents) over a five-year period starting in February 2004 (or the date the person becomes subject to share-ownership requirements, if later) at the rate of 20% of the required level each year. Ownership credit is given for actual Class A common shares owned, deferred compensation that is invested in Class A common shares within the EDCP Plans and Class A common share equivalents accumulated in the qualified and non-qualified employee savings plans. Neither stock options nor stock appreciation rights count towards meeting the share-ownership target. If executives fall behind their scheduled accumulation level over the five years, or they fail to maintain their required level of ownership after the five-year accumulation period, their right to exercise stock options will be limited to “buy and hold” transactions until the required ownership level is achieved. As of April 7, 2008, all of the officers subject to the share-ownership guidelines were in compliance with these requirements.

Executive Perquisites

The Company’s philosophy is to provide perquisites at levels consistent with prevailing practice. Company-leased cars are provided for business and personal use, with the estimated cost associated with personal use taxable to the executives. Also provided are medical examinations and appropriate, physician-recommended medical tests under the Executive Health Program. Financial counseling and tax preparation work, a portion of which is imputed to the executive’s income, is also provided. In addition, for security and safety reasons and to maximize his availability for Company business, the Board of Directors requires the CEO to travel exclusively on Company-provided aircraft for both business and personal purposes. The cost associated with this personal travel is imputed to the CEO’s income at the rate required by the IRS. Since the Company’s policy mandates that the CEO utilize Company-provided aircraft, the Company pays a gross-up to reimburse federal, FICA and state taxes resulting from this imputation. The incremental cost to the Company for perquisites is reported in “All Other Compensation” shown in the Summary Compensation Table. In addition, if any NEO participates in the Company’s general relocation program, the benefits received as part of that relocation are also considered perquisites by the SEC and are reported as “All Other Compensation” in the Summary Compensation Table. These relocation benefits include a gross-up payment to reimburse all appropriate U.S. taxes resulting from relocation expenses that are imputed as income to the employee, including federal, state and FICA taxes.

Retirement Programs and Other Benefits

The Company and its subsidiaries maintain a number of defined benefit pension plans for their officers and other employees. The purpose of the pension plans is to provide for fixed benefits upon retirement based on the individual’s age and number of years of service. These plans(1) include:

•	the qualified Ingersoll-Rand Pension Plan Number One (the “Pension Plan”);

•	the Ingersoll-Rand Supplemental Pension Plans; and

•	the Elected Officers Supplemental Programs

The Pension Plan is a funded, tax qualified, non-contributory defined benefit plan that covers the majority of the Company’s salaried U.S. employees. The Pension Plan provides for normal retirement at age 65. Vesting occurs after five years of service regardless of age. The formula to determine the lump sum benefit under the Pension Plan is: 5% of final average pay (the five highest out of the last ten years of eligible compensation) for each year of credited service. A choice for distribution between an annuity and a lump sum option is available. For the current NEOs, based on the average of their age, service and compensation history, the average replacement income generated by the Pension Plan, expressed as a percentage of pre-retirement annual cash compensation, is approximately 1.1%.

The Supplemental Pension Plans are unfunded, non-qualified, non-contributory defined benefit restoration plans, i.e., they provide benefits to each individual U.S. participant in the amounts which would have been payable under the Pension Plan had payments under the Pension Plan not been subject to IRS limits on annual compensation recognized to calculate the Pension Plan benefits. Benefits under the Supplemental Pension Plans are available only as a lump sum after termination unless the lump sum value is deferred under the EDCP Plans in accordance with plan provisions. Approximately 350 employees are covered under the Supplemental Pension Plans. For the current NEOs, based on the average of their age, service and compensation history, the average replacement income generated by the Supplemental Pension Plans, expressed as a percentage of pre-retirement annual cash compensation, is approximately 2.3%.

The EOSP Plans are unfunded, non-qualified, non-contributory defined benefit plans, designed to replace a percentage of a participant’s final average pay based on his or her age and years of service at the time of retirement. Final average pay is defined as the sum of the individual’s current annual salary plus the average of the individual’s three highest AIM awards during the most recent six years. No other elements of compensation (other than salary and AIM awards) are included in the definition of the final average pay. The EOSP Plans provide a benefit pursuant to a formula in which 1.9% of a participant’s final average pay is multiplied by the participant’s years of service (up to a maximum of 35 years) and then reduced by the value of other retirement benefits the participant will receive that are provided by the Company under certain qualified and non-qualified retirement plans as well as Social Security. If additional years of service were granted to an NEO as part of his or her employment agreement, those additional years of service are reflected on the Pension Benefits table in this proxy statement. Participation in the EOSP Plans is limited to elected officers of the Company, of which there are currently 17 participants. Unreduced benefits under the EOSP Plans are available at age 62 and benefits are only available as a lump sum after termination unless the lump sum value is deferred under the EDCP Plans in

(1)

In light of the American Jobs Creation Act of 2004, “mirror plans” for the Ingersoll-Rand Supplemental Pension Plan (the “Supplemental Pension Plan I”), Elected Officer Supplemental Program (the “EOSP I”) and the EDCP Plan were created. These mirror plans are the Ingersoll-Rand Supplemental Pension Plan II (the “Supplemental Pension Plan II” and, together with the Supplemental Pension Plan I, the “Supplemental Pension Plans”), the Elected Officer Supplemental Program II (the “EOSP Plan II” and, together with the EOSP Plan I, the “EOSP Plans”) and the EDCP Plan II. The purpose of these mirror plans is not to provide additional benefits to participants, but merely to preserve the tax treatment of the original programs, that is, plans that were in place prior to December 31, 2004. The mirror plan benefit is calculated by subtracting the original benefit value to avoid double-counting the benefit.

accordance with plan provisions. For the current NEOs, based on the average of their age, service and compensation history, the average replacement income generated by the EOSP Plans, expressed as a percentage of pre-retirement annual cash compensation, is approximately 34.6%.

The Company offers a qualified, defined contribution (401(k)) plan called the Ingersoll-Rand Company Employee Savings Plan (the “ESP”) to its salaried and hourly U.S. workforce. The ESP is a plan that provides a dollar for dollar Company match on the first six percent of the employee’s contributions to the ESP. The ESP has a number of investment options and is an important component of the Company’s retirement program. For the current NEOs, based on the average of their age, service and compensation history, the average replacement income generated by the company match in the ESP, expressed as a percentage of pre-retirement annual cash compensation, is approximately 1.1%.

The Company also has a non-qualified, defined contribution plan. The Ingersoll-Rand Company Supplemental Employee Savings Plan (the “Supplemental ESP”) is an unfunded plan that makes up matching contributions that cannot be made to the ESP due to IRS or plan limitations. The Supplemental ESP consists of notional Company contributions only. For investment purposes, these notional contributions are deemed to be invested in Class A common shares of the Company. There is no investment discretion in this plan. Approximately 350 employees are covered under this plan. For the current NEOs, based on the average of their age, service and compensation history, the average replacement income generated by the Supplemental ESP, expressed as a percentage of pre-retirement annual cash compensation, is approximately 2.5%.

The Company provides an enhanced, executive long-term disability plan to officers and other senior leaders. The plan provides for a higher monthly maximum than the standard group plan, a more favorable definition of disability and has an underlying individual policy that is portable when the executive terminates.

Discontinued (Frozen) Benefit Plans

The following plans represent old legacy benefit plans that are now frozen and no longer offered to new employees. Since several of our NEOs are long-tenured, they retain benefits under these plans, and therefore the plans are described in detail below to provide full disclosure.

The Company established a 10-Year Annuity Program (the “10-Year Annuity Plan”) to provide additional post-employment payments to executive officers to make up for a reduction in the amount of life insurance the executive officers could purchase under the Company’s Group Term Life Insurance Plan. Pursuant to the 10-Year Annuity Plan, the Company has entered into arrangements with Mr. Henkel and Ms. Nachtigal under which the Company is obligated to pay Mr. Henkel $125,000 and Ms. Nachtigal $45,000 annually for a ten-year period commencing the later of age 62 (or 65 in the case of Ms. Nachtigal) or termination of employment with the Company, so long as their employment with the Company is not terminated for cause and as long as they meet certain non-competition obligations. In Mr. Henkel’s case, he must work until age 62 in order to qualify for this benefit. In the event of death, the benefits payable to Mr. Henkel and Ms. Nachtigal would be paid to their respective estates to the extent not already paid. In the case of Mr. Henkel, the Company is a beneficiary of a life insurance policy on Mr. Henkel and, based on actuarial assumptions, the life insurance proceeds receivable by the Company will defray the costs associated with this program. Participation in the 10-Year Annuity Plan was frozen in 1999. For the current NEOs, based on the average of their age, service and compensation history, the average replacement income generated by the 10-Year Annuity Plan, expressed as a percentage of pre-retirement annual cash compensation, is approximately 1.2%.

The Senior Executive Death Benefit program was established in 1988 to provide Company officers with pre and post retirement death benefits, which had previously been provided under the Company’s Group Term Life Insurance Plan. Under the Senior Executive Death Benefit program, the Company provides Mr. Henkel and Ms. Nachtigal with life insurance coverage of one times annual base salary and AIM program award (increased in certain instances to account for income tax obligations payable by the executive’s estate in respect of such supplemental coverage). Participation in this plan was frozen in 1999.

The Company established the Estate Enhancement Program in 1998 to provide a means for executive officers to accumulate estate assets through an insurance benefit. In accordance with the Estate Enhancement Program, in 1999 and 2000, Ms. Nachtigal waived her right to receive $100,000 ($200,000 in the aggregate) of distributions under the then existing PSP program. In connection with these waivers, the Company entered into an arrangement under which it purchased life insurance policies on the life of Ms. Nachtigal, the proceeds of which are payable to designees of Ms. Nachtigal. The program is designed in such a way that the cost of the life insurance policies is unlikely to exceed the cost the Company would have incurred with respect to the distributions waived by Ms. Nachtigal. Participation in this plan was frozen in 2002.

The Management Incentive Unit Plan (the “MIU Plan”) was established to provide an incentive to attract and retain top performers and to focus the attention of the participants on shareholder value. The MIU Plan has since been replaced with other long-term incentive awards. Participation is frozen and no new MIU awards under this plan have been made since 1990. The MIU Plan is a non-qualified plan that provides quarterly cash payments of dividends and accruals of Class A common share equivalents to active participants based upon the number of MIU units previously awarded to a participant. When cash dividends are paid on the Company’s Class A common shares, a participant is paid a cash amount equal to one-half of the dividends the participant would have received had the participant owned one share of Class A common share for each MIU unit granted to the participant. The remaining one-half of each cash dividend is credited to an account for the participant and is converted into Class A common share equivalents which also are held in the participant’s MIU account. The one-half portion of the dividend that is credited as a Class A common share equivalent is included in the pension value of accumulated benefit column of the Pension Benefits table. Following retirement, distributions of the Class A common share equivalents (and not the underlying MIUs granted to the participant) are made in cash equal to the fair market value of one share of Class A common share for each Class A common share equivalent credited to the participant’s account. There are 22 active participants remaining in the MIU Plan, one of whom is Ms. Nachtigal. For the current NEOs, based on the average of their age, service and compensation history, the average replacement income generated by the MIU Plan, expressed as a percentage of pre-retirement annual cash compensation, is approximately 0.4%.

2007 Chief Executive Officer Compensation

In August 2007, Mr. Henkel received a salary increase of 6.3%, bringing his annual salary to $1,275,000. This was his first salary increase in 32 months.

Based upon Mr. Henkel’s contribution to the Company’s 2007 business results, the Compensation Committee approved incentive awards (as described above) to Mr. Henkel as follows:

AIM Program	$3,000,000
PSP Program	116,300 shares
Stock Option Program	337,500 options

2007 Compensation of Other Named Executive Officers

During 2007, in accordance with the policies stated above, the current NEOs named in the Summary Compensation Table, other than Mr. Henkel, were granted salary increases averaging 6.8%. Annual cash incentive awards to these executives were granted based on the achievement of performance objectives of the type described above, the Company’s financial performance and the contributions made by these executives. These executives were granted annual cash incentive program awards averaging approximately 92% of year-end salary. In addition, these executives were granted PSP program awards in the form of Class A common shares, which will vest in February 2009 (subject to continued employment if not already retirement eligible), averaging approximately 109% of year-end salary. These awards are commensurate with the extent to which the NEOs performed relative to the programs’ performance objectives. We did not include Mr. Gelly in these calculations since he was only active for three months during 2007, received no salary increase and received pro-rated AIM and PSP awards for 2007.

The NEOs were also granted stock options in respect of the Company’s Class A common shares, as indicated in the Grants of Plan-Based Awards table in the “Actual Stock and Option Awards” column, in accordance with the practices referred to above.

Severance Arrangements

In connection with external recruiting of executive officers, the Company generally enters into employment agreements that provide for severance payments upon certain terminations of those officers, other than in the event of a change in control. Messrs. Henkel, Gelly and Lamach have such arrangements.

Change In Control Provisions

The Company has entered into change-in-control agreements with its executive officers. All participants are subject to a double trigger, meaning that payments would only be received if an employee is terminated within 2 years following a change in control. Refer to the Post Employment Benefits section of the Proxy for a more detailed description of the change in control provisions.

Compensation Committee Report

We have reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement.

Based on our review and discussion, we recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement as well as the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.

COMPENSATION COMMITTEE

Orin R. Smith (Chair)

Gary D. Forsee

Constance J. Horner

Tony L. White

Executive Compensation

The following table provides summary information concerning compensation paid or accrued by the Company to or on behalf of our Chief Executive Officer, both our former and current Chief Financial Officer, each of our three other most highly compensated executive officers and two other former executive officers who retired during 2007 but who would have been in the top five but for such retirement (collectively, the named executive officers, or the “NEOs”) for services rendered during the last fiscal year.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)(a)	Bonus ($)(b)	Stock Awards ($)(c)	Option Awards ($)(d)	Non- Equity Incentive Plan Compensation ($)(e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(f)	All Other Compensation ($)(g)	Total ($)
H. L. Henkel	2007	1,231,250	—	5,204,425	2,421,311	3,000,000	2,514,481	444,790	14,816,257
Chairman of the Board, President and Chief Executive Officer	2006	1,200,000	—	—	2,747,754	5,523,313	8,040,996	702,934	18,214,997

J. V. Gelly	2007	131,522	—	111,226	55,654	148,253	63,819	22,765	533,239
Senior Vice President and Chief Financial Officer (hired 10/4/07)

T. R. McLevish	2007	431,250	—	—	192,882	—	246,452	94,235	964,819
Former Senior Vice President and Chief Financial Officer (through 10/5/07)	2006	537,500	—	—	222,890	1,093,096	319,207	100,881	2,273,574

M. W. Lamach	2007	508,333	—	312,265	144,671	477,085	100,323	83,638	1,626,315
Senior Vice President	2006	488,333	—	—	167,168	812,698	225,730	81,273	1,775,202

P. Nachtigal	2007	497,500	—	624,531	430,455	449,250	733,181	114,573	2,849,490
Senior Vice President and General Counsel	2006	468,333	—	—	488,490	727,798	1,230,806	105,783	3,021,210

S. R. Shawley	2007	416,667	—	520,442	459,122	405,425	678,044	101,629	2,581,329
Senior Vice President

R. F. Pedtke	2007	360,000	500,000	520,442	484,317	540,000	1,586,171	94,405	4,085,335
Former Senior Vice President (retired 11/30/07)

C. P. Vasiloff	2007	230,000	250,000	268,500	484,317	207,000	764,411	606,281	2,810,509
Former Senior Vice President (retired 6/30/07)	2006	460,000	—	—	549,551	788,798	777,949	239,286	2,815,584

(a)	Pursuant to the EDCP Plans, a portion of a participant’s annual salary may be deferred into a number of investment options. A portion of the salary of each of Messrs. Henkel (20%) and McLevish (50%) was deferred into the EDCP Plans in both 2006 and 2007. Amounts shown in this column are not reduced to reflect the NEO’s elections, if any, to defer receipt of salary into the EDCP Plans.

(b)	The amounts shown in this column for Messrs. Pedtke and Vasiloff reflect bonuses for the successful execution of the sale of their respective businesses, which occurred in 2007. Mr. Vasiloff received the payment in 2007 and Mr. Pedtke received the payment in early 2008.

(c)

Beginning in fiscal year 2007, the Compensation Committee decided that PSP program awards earned in such year would be paid in stock (instead of cash) after a one-year vesting period. The amounts shown in this column reflect the compensation costs of the PSP award for financial reporting purposes for the year under FAS 123(R) and do not reflect amounts paid to or realized by the NEOs. For a discussion of the assumptions made in determining the FAS 123(R) values see Note 16, “Share-Based Compensation”, to the Company’s consolidated financial statements contained in the 2007 Annual Report. For retirement eligible participants, the cost of the PSP award is expensed in the year of grant. For participants who are not retirement eligible, the FAS 123(R) grant date fair value of the PSP award is spread over the number of months of service required for the grant to become non-forfeitable, disregarding any adjustments for potential forfeitures.

Fiscal year 2006 awards under the PSP program were made in cash and were therefore reported in the column entitled “Non-Equity Incentive Plan Compensation.”

This column as it pertains to 2006 does not reflect a benefit to the Company in its financial statements of $784,248 as a result of an accounting change to the reporting of Mr. Henkel’s stock awards granted in 1999. On August 2, 2006, the Compensation Committee decided that previously granted stock awards would be settled in Class A common shares rather than cash, as was the practice in the past. Due to this change, the Company marked down to market the value of Mr. Henkel’s stock awards due to the difference in the stock price between the beginning of fiscal year 2006 and August 2, 2006. This one-time benefit would have the effect of artificially reducing Mr. Henkel’s total compensation in 2006.

(d)	The amounts in this column reflect the compensation costs of stock options for financial reporting purposes for the year under FAS 123(R) and do not reflect amounts paid to or realized by the NEOs. For a discussion of the assumptions made in determining the FAS 123(R) values see Note 16, “Share-Based Compensation”, to the Company’s consolidated financial statements contained in its 2007 Annual Report. For retirement eligible participants, the entire amount of the stock option award is expensed in the year of grant. For participants who are not retirement eligible, the grant date fair value of the options is accrued over the number of months of service required for the grant to become non-forfeitable, disregarding any adjustments for potential forfeitures in accordance with FAS 123(R).

(e)	For 2007, this column only reflects the amounts earned as annual awards under the AIM program; PSP program awards, which are now paid in stock after a one-year vesting period, are listed in the column entitled “Stock Awards.” Unless deferred into the EDCP Plans, AIM program payments are made in cash. For 2007, no AIM payments were deferred by the NEOs, except for Mr. Henkel, who deferred $1,500,000 of his AIM award.

For 2006, this column reflects the combined amounts earned as annual awards under the AIM program and the PSP programs. Unless deferred into the EDCP Plans, payments are made in cash and, in the case of the PSP program, are based on the value of the Class A common shares on the date of the determination of the final award.

(f)	Amounts reported in this column reflect the aggregate increase in the actuarial present value of the benefits under the Pension Plan, Supplemental Pension Plans, EOSP Plans, the MIU Plan and the 10-Year Annuity Plan, as applicable. The change in pension benefits value is attributable to the additional year of service and age, the annual AIM award and any annual salary increase. Amounts are higher for those NEOs who are older and closer to retirement than for those who are younger and further from retirement since the period over which the benefit is discounted to determine its present value is shorter and the impact of discounting is therefore reduced.

In 2007, the change in pension benefits is attributable to an additional year of service and age, the 2007 AIM award and any annual salary increase.

In 2006, the EOSP Plan II was amended to change the definition of final average pay to mean the sum of (i) the individual’s current annualized salary, plus (ii) the average of the three highest AIM awards to that individual during the most recent six years. The previous definition of final average pay was based on the individual’s current annualized salary, plus the average of the five highest AIM awards made to that individual during the most recent six years. No other elements of compensation (other than salary and AIM awards) are included in the definition of the final average pay. The change in pension benefits value that is attributable to the amendment to the definition of final average pay in the EOSP II accounted for $4,004,633, $43,885, $0, $435,168 and $451,066 for Messrs. Henkel, McLevish, Lamach and Vasiloff and Ms. Nachtigal, respectively. The remaining change in pension benefits value is attributable to an additional year of service, the 2006 AIM award and any annual salary increase.

In 2006 and 2007 there were no above-market or preferential earnings on any non-qualified deferred compensation, and therefore no such amounts are reflected in this column.

(g)	The amounts reflected in this column include:

•	for Ms. Nachtigal and Mr. Vasiloff, the cash portion of the dividend paid pursuant to the Company’s MIU Plan.

•

Company contributions to the accounts of the NEOs under the ESP, as well as amounts credited to the accounts of such executive officers under the Supplemental ESP, which provide benefits which would have been provided under the applicable tax-qualified plan but for Internal Revenue Code and qualified plan restrictions on such benefits;

•

for Mr. Henkel and Ms. Nachtigal under the Senior Executive Death Benefit program, a portion of their respective life insurance policy premiums representing the difference between the cost of age graded insurance and premiums paid by such NEOs;

•

for Ms. Nachtigal, income recognized during the term of the split-dollar life insurance policies purchased by the Company pursuant to the Estate Enhancement Program. The income amount is based on the face amount of the policy and the age of the insured under the policy;

•

the aggregate incremental cost to the Company for providing certain perquisites to the NEOs. For security and safety reasons and to maximize his availability for Company business, the Board of Directors requires Mr. Henkel to travel exclusively on Company-provided aircraft for business and personal purposes. The incremental cost to the Company of personal use of the Company aircraft is calculated based on the hourly average variable operating costs to the Company. Variable operating costs include fuel, maintenance, on-board catering and landing fees. The hourly average variable cost is multiplied by the amount of time flown for personal use to derive the incremental cost. The methodology excludes fixed costs that do not change based on usage, such as pilots’ and other employees’ salaries, management fees and training, hanger and insurance expenses. In 2007, the Company provided relocation benefits to Mr. Shawley, including reimbursement of household moving expenses, and a monthly stipend for temporary housing to Mr. Gelly. In 2006, the Company also provided relocation benefits to Mr. Henkel, including reimbursement of household moving expenses and reimbursement of home sale and purchase closing costs. The Company provides its executive officers with Company-leased cars for business and personal use. The incremental cost of the Company-leased cars is calculated based on the lease, insurance, fuel and maintenance costs to the Company. In addition, the Company provides its executive officers with (i) financial counseling services, which may include tax preparation and estate planning services, (ii) medical services through an on-site physician under the Executive Health Program and (iii) wellness reimbursement for health club memberships;

•

for the 2006 year for Mr. Vasiloff, the 20% supplemental amount on AIM and PSP awards deferred into Class A common share equivalents under the EDCP Plan II through August 2, 2006, when the EDCP Plan II was amended to eliminate the 20% supplemental amount. For all NEOs in prior years, the 20% supplemental amounts were included in the Restricted Stock Awards column of the Summary Compensation Table. All prior 20% supplemental amounts that had not vested as of August 2, 2006 were accelerated. The accelerated supplemental amounts consist of 20,513 shares, 7,372 shares, 5,130 shares, 3,704 shares, 3,322 shares, 10,278 shares and 7,513 shares for Messrs. Henkel, McLevish, Vasiloff, Lamach, Pedtke and Shawley and Ms. Nachtigal, respectively;

•

for Messrs. Henkel, Shawley, Pedtke and Vasiloff and Ms. Nachtigal, the estimated year over year increase in the value of the retiree medical plan. The increase was calculated based on the methods used for financial statement reporting purposes;

•	for Mr. Henkel, those payments that reimbursed him for the income taxes payable in respect of relocation benefits he received as well as personal usage of company provided aircraft;

•	for Messrs. McLevish, Pedtke and Vasiloff, the amount paid for unused vacation, according to the Company’s vacation policy; and

•	for Mr. Vasiloff, the amount paid in severance as a result of his termination of service resulting from the sale of his business.

The following table summarizes the components of this column for fiscal year 2007:

Name	MIU Plan ($)	ESP (including Supple- mental ESP) ($)	Senior Executive Death Benefit Program ($)	Estate Enhance- ment Program ($)	Perquisites ($) (a)	Retiree Medical Plan ($)	Aircraft Usage Tax Gross-up ($)	Relocation Benefits Tax Gross-up ($)(b)	Severance ($)	Unused Vacation ($)	Total ($)
H. L. Henkel	—	193,875	12,850	—	211,722	3,400	22,561	382	—	—	444,790
J. V. Gelly	—	7,891	—	—	14,874	—	—	—	—	—	22,765
T. R. McLevish	—	53,409	—	—	31,980	—	—	—	—	8,846	94,235
M. W. Lamach	—	53,894	—	—	29,744	—	—	—	—	—	83,638
P. Nachtigal	17,674	48,150	5,705	2,290	38,154	2,600	—	—	—	—	114,573
S. R. Shawley	—	41,650	—	—	45,493	4,600	—	9,886	—	—	101,629
R. F. Pedtke	—	25,416		—	33,481	3,200	—	—	—	32,308	94,405
C. P. Vasiloff	5,927	50,760	—	—	55,998	1,750	—	—	460,000	31,846	606,281

(a)	The following table summarizes the incremental value of each type of perquisite provided to the NEOs in fiscal year 2007:

Name	Aircraft Usage ($)	Financial Consulting ($)	Car Usage ($)(i)	Executive Health Program ($)	Relocation Benefits ($)	Gift Certificates	Wellness Reimbursement ($)
H. L. Henkel	170,917	8,340	30,583	1,882	—	—	—
J. V. Gelly	—	—	5,874	—	9,000	—	—
T. R. McLevish	—	8,340	20,383	3,257	—	—	—
M. W. Lamach	—	8,340	21,114	190	—	100	—
P. Nachtigal...	—	8,340	27,180	2,249	—	—	385
S. R. Shawley	—	8,340	15,659	1,369	20,075	50	—
R. F. Pedtke	—	8,340	23,836	1,305	—	—	—
C. P. Vasiloff	—	8,340	47,390	268	—	—	—

(i)	The Executive Vehicle Program provides that after 50,000 miles or three years (whichever comes first) the executive can purchase the Company car at book value. In 2007 Ms. Nachtigal, in accordance with the policy, chose to purchase her Company car. The difference between the resale value and the book value ($8,525) is included in this column In recognition of his long service to the Company, title to Mr. Vasiloff’s Company car was transferred to him upon his retirement. The book value of the car ($33,088) is included in this column.

(b)	The gross-up for Mr. Henkel relates to relocation benefits that were previously included as compensation in the “All Other Compensation” column of the Summary Compensation Table in the 2007 Proxy Statement.

2007 GRANTS OF PLAN-BASED AWARDS

The following table shows all plan-based awards granted to the NEOs during fiscal 2007. This table is supplemental to the Summary Compensation Table and is intended to complement the disclosure of stock option awards and grants made under non-equity incentive plans in the Summary Compensation Table.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Plan Awards				Estimated Future Payouts Under Equity Incentive Plan Awards				Exercise or Base Price of Option Awards ($/Sh) (e)	Closing Price of Security Underlying Options on Grant Date ($/Sh) (f)	Grant Date Fair Value of Stock and Option Awards ($)(g)
		Number of Units (#)(a)	Threshold ($)(b)	Target ($)(b)	Maximum ($)(b)	Threshold (#)(c)	Target (#)(c)	Maximum (#)(c)	Actual Stock and Option Awards (#)(d)
H. L. Henkel
AIM	February 7, 2007		0	2,231,250	3,346,875
PSP	February 7, 2007	100,000				0	100,000	200,000	81,700			3,523,313
Options	February 7, 2007					0	225,000	337,500	218,925	43.125	43.63	2,421,311

J. V. Gelly
AIM	October 8, 2007		0	495,000	742,500
PSP	October 8, 2007	14,000							—			—
Options	October 8, 2007								75,000	55.22	54.65	1,060,200

T. R. McLevish
AIM	February 7, 2007		0	517,500	776,250
PSP	February 7, 2007	18,000				0	18,000	36,000	14,706			634,196
Options	February 7, 2007					0	60,000	90,000	58,380	43.125	43.63	645,683

M. W. Lamach
AIM	February 7, 2007		0	459,000	688,500
PSP	February 7, 2007	12,000				0	12,000	24,000	9,804			422,798
Options	February 7, 2007					0	45,000	67,500	43,790	43.125	43.63	484,317

P. Nachtigal
AIM	February 7, 2007		0	375,000	562,500
PSP	February 7, 2007	12,000				0	12,000	24,000	9,804			422,798
Options	February 7, 2007					0	40,000	60.000	38,920	43.125	43.63	430,455

S. Shawley
AIM	February 7, 2007		0	396,000	594,000
PSP	February 7, 2007	10,000				0	10,000	20,000	8,170			352,331
Options	February 7, 2007					0	45,000	67,500	43,790	43.125	43.63	484,317

R. Pedtke
AIM	February 7, 2007		0	360,000	540,000
PSP	February 7, 2007	10,000				0	10,000	20,000	8,170			352,331
Options	February 7, 2007					0	45,000	67,500	43,790	43.125	43.63	484,317

C. P. Vasiloff
AIM	February 7, 2007		0	414,000	621,000
PSP	February 7, 2007	12,000				0	12,000	24,000	9,804			422,798
Options	February 7, 2007					0	45,000	67,500	43,790	43.125	43.63	484,317

(a)	The amounts in this column represent the PSP program target award levels established on February 1, 2006 (or in the case of Mr. Gelly, October 8, 2007). For each participant in the PSP program, target award levels are established annually in February, expressed as a number of Class A common shares and, until 2008, paid out in cash. The change from cash to stock settlement was a result of an amendment to the Performance Share Program effective April 17, 2007. Refer to Compensation Discussion and Analysis under the heading “Performance Share Program (PSP)” for a description of the Compensation Committee’s process for establishing PSP program target award levels.

(b)

The target award levels established for the AIM program are established annually in February and are expressed as a percentage of the NEO’s base salary. Refer to Compensation Discussion and Analysis under the heading “The Annual Incentive Matrix (AIM) Program” for a description of the Compensation Committee’s process for establishing AIM program target award levels. The amounts reflected in the “Estimated Future Payouts Under Non-Equity Incentive Plan Awards” columns represent the threshold, target and maximum amounts for awards under the AIM program that were paid in February 2008, based on performance in 2007. Thus, the amounts shown in the “threshold, target and maximum” columns reflect the range of potential payouts when the award levels were established in February 2007, or in the case of Mr. Gelly, in October 2007. The actual amounts paid pursuant to those awards are reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

(c)	The amounts reflected in the “Estimated Future Payouts Under Equity Incentive Plan Awards” columns for options and PSP awards represent the threshold, target and maximum amounts for stock option and PSP awards that were granted in February 2007, based on performance in 2006. Thus, the amounts shown in the “threshold, target and maximum” columns reflect the range of potential stock option and PSP grants when the award levels were established in February 2006.

(d)	The amounts in these columns reflect the stock option and PSP awards granted in February 2007 in connection with performance for 2006 as prescribed by the SEC rules and regulations. For a description of the performance measures used in calculating stock option awards, see Compensation Discussion and Analysis under the heading “Stock Options” and “Performance Share Program (PSP)”. For Mr. Gelly, the actual stock option award was a sign-on award made in October 2007.

(e)	Stock options were granted under either the Company’s Incentive Stock Plan of 1998 or the Incentive Stock Plan of 2007, which require options to be granted at an exercise price equal to the fair market value of the Class A common shares on the date of grant. The fair market value is defined in the Incentive Stock Plan of 1998 and the Incentive Stock Plan of 2007 as the average of the high and low sales price of the Company’s Class A common shares listed on the NYSE on the grant date.

(f)	The amounts in this column reflect the closing price on the NYSE of the Company’s Class A common shares on the grant date.

(g)	The grant date fair value of the stock option awards granted in February 2007 (based on fiscal year 2006 performance), or in the case of Mr. Gelly, the grant date fair value of the stock option sign-on award granted in October 2007, was calculated in accordance with FAS 123(R), based on the Black-Scholes option pricing model adapted for use in valuing executive stock options. The Company cautions that the actual amount ultimately realized by each NEO from the stock option awards will likely vary based on a number of factors, including stock price fluctuations, differences from the valuation assumptions used and timing of exercise or applicable vesting. The grant date fair values were determined based in part upon the following assumptions as set forth in the Company’s consolidated financial statement contained in its 2007 Annual Report on Form 10-K:

February 7, 2007
Expected volatility	26.1%
Risk-free rate of return	4.71%
Dividend yield	1.75%
Time of exercise (expected)	4.7 years

The Black-Scholes option pricing model, with the assumptions described above, indicated a stock option value of 25.6% ($11.06 per share) of the stock value on the date of the award ($43.13 per share). For Mr. Gelly, who was hired in October 2007, the stock option value was $14.136, based on a stock value on the date of the grant of $55.22. See Note 16, “Share-Based Compensation”, to the Company’s consolidated financial statements contained in its 2007 Annual Report on Form 10-K for further assumptions made in valuing stock options.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2007

Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable (a)	Number of Securities Underlying Unexercised Options (#) Unexercisable (b)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)		Option Expiration Date (c)
H.L. Henkel	600,000 100,000 250,000 50,000 300,000 300,000 370,000 420,000 450,000			$ $ $ $ $ $ $ $ $	25.5469 26.8125 26.5157 23.3125 20.2657 20.9025 19.5250 32.1825 38.6850	3/11/2009 9/30/2009 1/2/2010 5/2/2010 1/1/2011 1/1/2012 2/4/2013 2/3/2014 2/1/2015
	87,900	175,800 218,925		$ $	39.4250 43.1250	1/31/2016 2/6/2017

J. V. Gelly		75,000			$55.2200	10/7/2017

T. R. McLevish	—	—			—	—

M.W.Lamach	100,000 100,000			$ $	33.9200 38.6850	2/16/2014 2/1/2015
	17,580	35,160 43,790		$ $	39.4250 43.1250	1/31/2016 2/6/2017

P. Nachtigal	56,000 56,000 30,000 56,000 80,000 100,000			$ $ $ $ $ $	26.5157 20.2657 20.9025 19.5250 32.1825 38.6850	1/2/2010 1/1/ 2011 1/1/2012 2/4/2013 2/3/2014 2/1/2015
	15,626	31,254 38,920		$ $	39.4250 43.1250	1/31/2016 2/6/2017

S. R. Shawley	40,000 40,000 55,000 48,400			$ $ $ $	24.5469 26.5157 32.1825 38.6850	2/2/2009 1/2/2010 2/3/2014 2/1/2015
	17,580	35,160 43,790		$ $	39.4250 43.1250	1/31/2016 2/6/2017

R. F. Pedtke	340 22,500 15,500 34,820 46,000			$ $ $ $ $	22.1150 20,9025 19.5250 32.1825 38.6850	11/30/2010 11/30/2010 11/30/2010 11/30/2010 11/30/2010
	17,580	35,160 43,790		$ $	39.4250 43.1250	11/30/2010 11/30/2012

C.P. Vasiloff	30,000 60,000 80,000 100,000 17,580	35,160 43,790		$ $ $ $ $ $	20.9025 19.5250 32.1825 38.6850 39.4250 43.1250	6/30/2010 6/30/2010 6/30/2010 6/30/2010 6/30/2010 6/30/2012

(a)

Generally, options granted to all employees, including NEOs, become exercisable in three equal installments beginning one year after the date of grant. On December 7, 2005, the Compensation Committee approved the acceleration of the vesting of all outstanding and unvested stock options as a means to facilitate the implementation of a new accounting standard for expensing of stock options. Therefore, options issued on or prior to December 31, 2005, were fully vested as of that date. At this same time, the terms and conditions of the stock options were changed to prohibit transfers (including sales, gifts, pledges or other transfers of any kind) of any shares acquired through the exercise of the accelerated options until the earlier of (i) the original vesting date of the option or (ii) termination of employment, retirement, death or disability.

(b)	The options granted on February 7, 2007 vest in three equal installments on February 7, 2008, February 7, 2009 and February 7, 2010. Mr. Gelly’s options, which were granted on October 8, 2007, vest as follows: 25,000 in three equal installments on October 7, 2008, October 7, 2009 and October 7, 2010; an additional 25,000 on October 7, 2010 and the remaining 25,000 on October 7, 2012.

(c)	All of the options granted to the NEOs reflected in this table expire after ten years, thus, in each case, the actual date of grant is ten years earlier than the expiration date listed; provided that for terminated, retired NEOs (Messrs. Pedtke and Vasiloff), the option expiration date is the earlier of three or five years following retirement (depending on the grant date) or the original expiration date.

2007 OPTION EXERCISES AND STOCK VESTED

The following table provides information regarding the amounts received by each NEO upon exercise of options or the vesting of stock during the fiscal year ended December 31, 2007.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (a)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
H. L. Henkel	—	—	—	—
J. V. Gelly	—	—	—	—
T. R. McLevish	425,440	7,114,041	—	—
M. W. Lamach	—	—	8,000	355,200	(b)
P. Nachtigal	54,000	1,348,672	—	—
S. R. Shawley	36,700	1,126,340	—	—
R. F. Pedtke	33,000	752,113	—	—
C. P. Vasiloff	70,000	2,390,688	—	—

(a)	This column reflects the aggregate dollar amount realized by the NEO upon the exercise of the options and sale of the underlying securities by determining the difference between the market price of the underlying securities at exercise and the exercise price of the options.

(b)	Reflects the aggregate dollar amount realized by Mr. Lamach upon the vesting of the final portion of his employment share units granted as part of his employment arrangement with the Company. The value realized on vesting is calculated by multiplying the number of vested share units by the value of the underlying shares on the vesting date.

2007 PENSION BENEFITS

The table below represents the estimated present value of defined benefits for the plans in which each NEO participates. For a description of each plan reported in the table, refer to Compensation Discussion and Analysis under the heading “Retirement Programs and Other Benefits” and the section below titled “Post Employment Benefits.”

Name	Plan Name (a)	Number of Years Credited Service (#) (b)		Present Value of Accumulated Benefit ($) (c)	Payments During Last Fiscal Year ($)
H. L. Henkel	Pension Plan Supplemental Pension Plan I Supplemental Pension Plan II Elected Officer Supplemental Program I Elected Officer Supplemental Program II 10-Year Annuity	8.67 5.75 8.67 18.00 21.00 N/A	(d) (d)	122,749 902,441 492,111 11,897,481 12,322,978 880,921	— — — — — —

J. V. Gelly	Pension Plan Supplemental Pension Plan II Elected Officer Supplemental Program II	0.17 0.17 1.00		308 — 63,511	— — —

T. R. McLevish	Pension Plan Supplemental Pension Plan II Elected Officer Supplemental Program II	5.50 5.50 11.00	(e)	47,939 124,442 1,643,588	— — —

M. W. Lamach	Pension Plan Supplemental Pension Plan II Elected Officer Supplemental Program II	3.84 3.84 21.00	(f)	14,585 46,403 1,642,607	— — —

P. Nachtigal	Pension Plan Supplemental Pension Plan I Supplemental Pension Plan II Elected Officer Supplemental Program I Elected Officer Supplemental Program II MIU Plan 10-Year Annuity Plan	28.42 25.50 28.42 26.00 29.00 N/A N/A		557,238 491,208 183,438 2,732,508 1,842,038 364,128 293,556	— — — — — — —

S. R. Shawley	Pension Plan Supplemental Pension Plan I Supplemental Pension Plan II Elected Officer Supplemental Program II	33.42 6.00 8.92 34.00	(g) (g)	373,057 100,926 37,602 3,638,055	— — — —

R. F. Pedtke	Pension Plan Supplemental Pension Plan I Supplemental Pension Plan II Elected Officer Supplemental Program I Elected Officer Supplemental Program II	37.46 34.54 37.46 35.00 35.00	(h)	723,022 11,412 221,390 2,425,486 2,774,489	— — — — —

C. P.Vasiloff	Pension Plan Supplemental Pension Plan I Supplemental Pension Plan II Elected Officer Supplemental Program II MIU Plan	31.00 28.50 31.00 32.00 N/A		498,528 250,599 156,555 4,622,810 —	14,550 — — — 285,820	(i) (i)

(a)	In order to ensure compliance with the requirements of Section 409A of the Code to avoid the imposition of an excise tax, the Compensation Committee approved (i) an amendment to the Company’s EOSP Plan I and Supplemental Pension Plan I to freeze any further accruals under those plans, effective December 31, 2004 and (ii) the establishment of the EOSP Plan II and Supplemental Pension Plan II, effective January 1, 2005, which plans were intended to be identical to the provisions of the EOSP Plan I and Supplemental Pension Plan I, except for those changes necessitated by Section 409A of the Code.

(b)	The years of credited service calculation under the EOSP Plans differs from the calculation used in both the Pension Plan and the Supplemental Pension Plans. Under the EOSP Plans, a full year of service is credited to participants for any year in which they work at least one day. In both the Pension Plan and the Supplemental Pension Plans, the number of years of credited service is based on elapsed time (i.e. credit is given for each month in which a participant works at least one day). In addition, as noted above, the Supplemental Pension Plan II and the EOSP Plan II were established as mirror plans, effective January 1, 2005. The years of credited service used for calculating benefits under the EOSP Plan I and the Supplemental Pension Plan I are the years of credited service through December 31, 2004. The years of credited service used for calculating benefits under the Pension Plan, EOSP Plan II and Supplemental Pension Plan II are the years of credited service through November 30, 2007 (or, if earlier, the actual date of termination for Messrs. McLevish, Vasiloff and Pedtke). Years of credited service is not used in the determination of the present value of benefits for the MIU Plan and the 10-Year Annuity Plan. The benefits earned under the EOSP Plan I and Supplemental Pension Plan I serve as offsets to the benefits earned under the EOSP Plan II and Supplemental Pension Plan II; that is, there is no double counting.

(c)	The amounts in this column reflect the estimated present value of each NEO’s accumulated benefit under the plans indicated. The calculations reflect the value of the benefits assuming that each NEO was fully vested under each plan. The benefits were computed as of the same pension plan measurement date (November 30, 2007) for financial statement reporting purposes, consistent with the assumptions described in Note 14, “Pension Plans”, to the consolidated financial statements in the Annual Report on Form 10-K for the year ended December 31, 2007.

A present value of benefits for the EOSP Plan I and Supplemental Pension Plan I is reported for those NEOs who were vested in those plans at December 31, 2004, the date on which those plans were frozen. If an NEO was not vested in the EOSP Plan I and/or Supplemental Pension Plan I at December 31, 2004, that NEO is not now, nor in the future, entitled to any benefit under those plans. See the section titled “Retirement Programs and Other Benefits” of Compensation Discussion and Analysis for more information on the material terms and conditions of payments and benefits available under the plans, including each plan’s normal retirement payment and benefit formula, and the specific elements of compensation included in applying the payment and benefit formula.

For those NEOs who terminated during 2007, we have shown the actual value of the respective defined benefit payments paid (or payable). When applicable, based on plan provisions, interest has been added to the payments for the period between termination and scheduled payment. The Present Value of Accumulated Benefits shown for EOSP II for Mr. Pedtke includes a special retirement enhancement valued at $930,840. This enhancement is comprised of two pieces: (1) the inclusion of the AIM award for performance year 2007 (paid in 2008) in the calculation of final average pay, and (2) a one month reduction in the early retirement penalty.

(d)	Mr. Henkel’s credited years of service exceed his actual years of service by 12 years pursuant to the provisions of his employment arrangement. Under his employment arrangement, Mr. Henkel’s benefit accrues at a rate such that he will be entitled at age 62 to an annual benefit equivalent to 65% of his then final average compensation (less the pension benefit he receives from his former employer). The increase in present value of benefits resulting from those additional years of credited service and the accelerated rate at which his benefits accrue is $17,985,798.

(e)	Mr. McLevish’s credited years of service exceed his actual years of service by 5 years pursuant to the provisions of his employment arrangement. His employment arrangement also provided for vesting in the benefits provided under the EOSP II after five years of employment with the Company. The increase in present value of benefits resulting from those additional years of credited service and early vesting is $1,643,588.

(f)	Mr. Lamach’s credited years of service exceed his actual years of service by 17 years pursuant to the provisions of his employment arrangement. The increase in present value of benefits due to those additional years of credited service is $1,347,346. Mr. Lamach’s benefit will be reduced by the pension benefit he receives from his former employer.

(g)	Mr. Shawley’s service in the Supplemental Plans began in January 1999 when he transferred from Thermo King.

(h)	Mr. Pedtke’s credited years of service for purposes of EOSP II are capped at 35 due to plan provisions.

(i)	Mr. Vasiloff retired on June 30, 2007 and payment to him under the Pension Plan commenced on July 31, 2007. The aggregate payments received for the period July 2007 through November 2007 from the Pension Plan are shown in this column. In addition, in 2007, Mr. Vasiloff received the lump sum value of his MIU Plan, the value of which is reflected in this column.

2007 NONQUALIFIED DEFERRED COMPENSATION

The Company’s EDCP Plans are unfunded nonqualified plans maintained for the purpose of making available the option to defer receipt of current compensation to a select group of employees. All amounts deferred are from annual salary, AIM program awards and PSP program awards, which the participant was entitled to receive in the year of deferral. The Company has established a non-qualified grantor trust (the “trust”), with a bank as the trustee, to hold certain assets deferred under the EDCP Plans. These assets are considered general assets of the Company and are available to its creditors in the event of the Company’s insolvency. Amounts held in the trust are invested by the trustee using various investment vehicles.

Employees eligible for the EDCP Plans are key management or highly compensated employees who are recommended by a sector president or functional senior vice presidents for participation in the EDCP Plans and who meet certain requirements.

Participants can elect to defer salary that would otherwise be paid during the next calendar year and to defer the AIM and PSP program awards earned (or in the case of the PSP, awarded but unvested) in the year the deferral was made, but otherwise would have been paid or awarded in the next calendar year. Participants may defer up to 50% of annual salary, up to 97% of the AIM program award and up to 100% of the PSP program award. All such deferral elections are irrevocable. Participants are offered certain investment options (approximately 60 mutual fund investments and Class A common shares), and can choose how they wish to allocate their deferrals among those investment options. Participants are 100% vested in all amounts deferred, and bear the risk of any earnings and losses on such deferred amounts.

Generally, deferred amounts may be distributed upon a termination of employment or at the time of a scheduled in-service distribution date chosen by the participant. Under the EDCP Plans, if a participant has completed 5 or more years of service at the time of termination, or is terminated due to long-term disability, death or retirement, the distribution is paid in accordance with the participant’s election. If a participant terminates with less than 5 years of service and the termination is not as a result of retirement, long-term disability or death, the account balance for all plan years will be paid in a lump sum in the year following the year of termination. A participant can elect to receive distributions at termination over a period of 5, 10, or 15 annual installments, or in a single lump sum. A participant can elect to receive scheduled in-service distributions in future years that are at least 2 years after the end of the plan year for which they are deferring. In-service distributions can be received in 2 to 5 annual installments, or if no election is made, in a lump sum. Effective August 2, 2007, for those participants who have investments in Class A common shares, the distribution of these assets will be in the form of stock, not cash.

The stock grant plan is a frozen long-term incentive plan pursuant to which participants received performance-based stock awards. Stock awards pursuant to this plan have not been awarded since fiscal year 2001. Participants had the option of electing to defer those awards until retirement. The only current NEO in the plan is Mr. Henkel, who chose to defer receipt of substantially all his stock awards. Until the time of distribution, the stock awards accrue dividends in the form of Class A common shares. These dividends are also deferred and are paid out in stock at retirement.

Please refer to Compensation Discussion and Analysis for a description of the nonqualified Supplemental ESP.

The following table provides information regarding contributions, earnings and balances for each NEO under our nonqualified deferred compensation plans:

Name	Executive Contributions in Last Fiscal Year($) (a)	Registrant Contributions in Last Fiscal Year($) (b)	Aggregate Earnings in Last Fiscal Year($) (c)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End($) (d)
H. L. Henkel EDCP Plan I EDCP Plan II Supplemental ESP Stock Grant Plan	— 3,007,906 — —	— — 180,375 —	1,666,387 1,597,533 248,162 1,712,110	— — — —	9,793,437 20,729,496 1,679,967 10,158,424

J. V. Gelly EDCP II Supplemental ESP	— —	— —	— —	— —	— —

T. R. McLevish EDCP Plan I EDCP Plan II Supplemental ESP	— 1,273,845 —	— — 39,909	592,145 319,544 46,291	— — —	3,352,749 5,785,176 309,802

M. W. Lamach EDCP II Supplemental ESP	— —	— 40,394	330,841 18,807	— —	1,944,367 154,797

P. Nachtigal EDCP Plan I EDCP Plan II Supplemental ESP	— — —	— — 34,650	683,409 72,175 53,780	— — —	3,242,556 424,173 386,173

S. R. Shawley EDCP Plan I EDCP Plan II Supplemental ESP Stock Grant Plan	— 341,761 — —	— — — 28,150	227,420 349,048 30,402 126,838	— — — —	1,336,558 2,252,357 232,663 752,565

R. F. Pedtke EDCP Plan I EDCP Plan II Supplemental ESP	— 403,453 —	— — 11,916	102,485 255,133 16,825	— — —	709,943 1,774,842 115,976

C. P. Vasiloff EDCP Plan I EDCP Plan II Supplemental ESP	— 591,598 —	— — 37,260	148,053 575,879 53,112	— — —	1,085,883 2,609,876 388,419

(a)	The annual salary deferrals included in this column are reflected in the Salary column of the Summary Compensation Table. The deferrals of the AIM and PSP program awards reflected in this column were reported in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table included in our 2007 proxy statement. In this proxy statement the AIM award continues to be shown in the “Non-Equity Incentive Plan Compensation” column but the PSP award is now shown in the “Stock Awards Column”.

(b)	All of the amounts reflected in this column are included as compensation in the Summary Compensation Table in the “All Other Compensation” column.

(c)	Amounts in this column include gains and losses on investments as well as dividends on Class A common shares or Class A common share equivalents, including, in the case of Mr. Lamach, dividends on his employment shares, and including, in the case of Messrs. Henkel and Shawley, dividends on past stock grant awards that have been deferred and the gain in value due to the change in the price of Class A common shares on December 31, 2006 and December 31, 2007. None of the earnings or losses reported in this column are included in the Summary Compensation Table.

(d)	In the case of Messrs. Henkel and Shawley, this column also includes the value of the stock grants and accumulated dividends as of December 31, 2007, based on the average of the high and low price of the Company’s Class A common shares on December 31, 2007 ($46.65). The following table reflects the amounts reported in this column that were previously reported as compensation to the NEOs in the Company’s Summary Compensation Table in proxy statements for prior years. Each of Messrs. Henkel, Gelly, McLevish, Lamach, Pedtke, Shawley and Vasiloff and Ms. Nachtigal first became NEOs and therefore had their compensation reported in the Company’s proxy statements for fiscal years 2000 (Henkel), 2007 (Gelly), 2003 (McLevish), 2005 (Lamach), 2007 (Pedtke), 2007 (Shawley), 2004 (Vasiloff) and 2006 (Nachtigal).

Name	EDCP Plans ($)	Supplemental ESP ($)	Stock Grants ($)
H. L. Henkel	21,156,694	942,065	2,102,619
J. V. Gelly	—	—	—
T. R. McLevish	6,784,056	188,940	—
M. W. Lamach	1,529,086	94,510	—
P. Nachtigal	1,284,342	130,632	—
S. R. Shawley	—	—	—
R. F. Pedtke	—	—	—
C. P. Vasiloff	2,721,175	167,594	—

POST EMPLOYMENT BENEFITS

The discussion and table below describe the compensation to which each of the current NEOs would be entitled in the event of termination of such executive’s employment, including termination following a change in control. The potential payments were determined under the terms of our plans and arrangements in effect on December 31, 2007. The table does not include the pension benefits or nonqualified deferred compensation amounts that would be paid to an NEO, which are set forth in the Pension Benefits table and the Nonqualified Deferred Compensation table above, except to the extent that the NEO is entitled to an additional benefit as a result of the termination.

In regard to terminated NEOs, the table also excludes the following: the severance benefit paid to Mr. Vasiloff upon his termination, which is set forth in the “All Other Compensation” column of the Summary Compensation Table and the enhanced retirement benefit paid to Mr. Pedtke, which is set forth in the Pension Benefits Table.

Employment Arrangements and Severance. The Company does not enter into employment contracts with all of its executives and does not have a general severance policy applicable to all executive officers. All of the NEOs are entitled to benefits upon termination of their employment following a change in control. However, only Messrs. Henkel, Gelly and Lamach are entitled to severance in the event of their involuntary termination without cause due to the terms of their employment agreements. Mr. Henkel would be eligible to receive a severance equal to two times the sum of his annual base salary and the previous year’s award under the AIM program. If he is terminated within 5 years following his employment date, Mr. Gelly would be eligible to receive a severance equal to eighteen months of base salary (this is reduced to 12 months of base salary if termination is after 5 years of employment) plus the AIM target award for the year of termination as well as a pro-rata PSP award for the termination year. If he is terminated within 5 years following his employment date, Mr. Lamach would be eligible for 18 months of base annual salary plus the AIM program award he had earned for the year of termination.

Change in Control. The Company has entered into change in control agreements with each of its officers (a total of 17 employees) which provide for certain payments if the employment of a particular executive officer is terminated without “cause” (as defined in the change in control agreements) or the executive officer resigns for “good reason” (as defined in the change in control agreements), in each case, within two years following a change in control of the Company.

A “change in control” is defined as the occurrence of any of the following events: (i) any person unrelated to the Company becomes the beneficial owner of more than 30% of the combined voting power of the Company’s voting stock, (ii) the directors serving at the time the change in control agreements were executed (or the directors subsequently elected by the shareholders of the Company whose election or nomination was duly approved by at least two-thirds of the then serving directors) fail to constitute a majority of the Board of Directors, (iii) the consummation of a merger or consolidation of the Company with any other corporation in which the Company’s voting securities outstanding immediately prior to such merger or consolidation represent 50% or less of the combined voting securities of the Company immediately after such merger or consolidation, (iv) any sale or transfer of all or substantially all of the Company’s assets, other than a sale or transfer with a corporation where the Company owns at least 80% of the combined voting power of such corporation or its parent after such transfer, or (v) any other event that the continuing directors determine to be a change in control.

Pursuant to the change in control agreement, each NEO would receive a lump sum equal to his or her annual salary and AIM award for the completed fiscal year for which payout has not occurred. In addition, each NEO is entitled to a lump sum severance payment from the Company equal to, in the case of the CEO, Chief Financial Officer and the General Counsel, three times the sum of (a) the NEO’s annual salary in effect on the termination date, or, if higher, the annual salary in effect immediately prior to the reduction of the NEO’s annual salary after the change in control and (b) the NEO’s target AIM award for the year of termination or, if higher, the average of the AIM award amounts beginning three years immediately preceding the change in control and ending on the termination date. In addition, each NEO is entitled to a lump sum payment equal to, in the case of the CEO, Chief Financial Officer and the General Counsel, three times the target PSP award for the year of termination multiplied by the share price received in the change in control transaction or, if higher, the average of the three awards beginning three years immediately preceding the change in control event and ending on the termination date. For Sector Presidents and Senior Vice Presidents (including Messrs. Lamach and Shawley), the calculation to arrive at the severance and target PSP award payment is a two and one-half multiple. For all other officers, the multiple to determine the severance and target PSP award payment is two times. The officers will also be able to participate in the Company’s welfare employee benefit programs for the severance period (three years for Messrs. Henkel and Gelly and Ms. Nachtigal and two and one-half years for Messrs. Lamach and Shawley). For purposes of calculating the officer’s non-qualified pension benefits, three years will be added to both the officer’s age and service with the Company under the EOSP Plans. For post-retirement welfare benefits, the officer will be credited with any combination of additional years of service and age, not exceeding 10 years, to the extent necessary to qualify for such benefits. Subject to certain limitations, the Company would pay the excise taxes incurred by the individual as a result of the change in control payment.

Enhanced Retirement Benefits. An employee is vested in EOSP Plan II upon the earlier of (i) the attainment of age 55 and the completion of 5 years of service, (ii) attainment of age 62, (iii) death or (iv) change in control. A termination within two years following a change in control also triggers the payment of an enhanced benefit (as described above). Benefits under the EOSP Plans are forfeited in the event of termination for cause. In order to be eligible for an EOSP Plan benefit in the event of disability, a participant must remain disabled until age 65. An employee becomes vested in both the Pension Plan and the Supplemental Pension Plan II upon the completion of 5 years of service. To be entitled to a benefit under either the EOSP Plan I or Supplemental Pension Plan I, an employee had to have met the vesting criteria outlined above for each plan as of December 31, 2004. As of

December 31, 2007, Messrs. Lamach and Gelly were not vested in the EOSP Plans, the Supplemental Pension Plans or the Pension Plan. As of December 31, 2007 Mr. Shawley was vested in the Supplemental Pension Plans and the Pension Plan but not the EOSP Plans.

The MIU Plan follows the vesting requirements of the Pension Plan (5 years of service). Ms. Nachtigal, the only current NEO as of December 31, 2007 who participates in this plan, is vested. In addition, under the terms of the 10-Year Annuity Plan, Ms. Nachtigal is vested and would be ineligible for the benefit only if she was terminated for cause. Mr. Henkel, the only other NEO covered under the 10-Year Annuity Plan, must work until age 62 in order to be vested in the benefit. The only other circumstances under which he would be entitled to this benefit would be in the event of involuntary termination without cause or termination within two years following a change in control.

Health Benefits. In the event of a change in control, health benefits are provided, which include the cost of both active health and welfare benefits for the severance period (three years for Messrs. Henkel and Gelly and Ms. Nachtigal and two and one-half years for Messrs. Lamach and Shawley), as well as retiree medical, if applicable. In order to qualify for retiree medical benefits, an employee must have attained age 55 and completed 15 years of service at the time of termination and must have their age and years of service as of December 31, 2002, when added together, equal 50. Pursuant to his employment agreement, Mr. Henkel is eligible for retiree medical coverage at termination. In the event of termination without cause, the NEOs who are not eligible for retiree medical coverage would receive subsidized COBRA benefits for one year. For the two retirement eligible NEOs (Mr. Henkel and Ms. Nachtigal) the cost of coverage under the change in control scenario is less than under the other scenarios (except death) due to the coverage under health and welfare benefits for active employees for a period of three years, which would place such NEOs at a closer point in time to eligibility for Medicare coverage, at which point Medicare becomes the primary coverage and the Company’s insurance becomes secondary. Mr. Shawley is eligible for retiree medical coverage beginning in January 2008. Since the table reflects benefits as of December 31, 2007, no value is reflected for Mr. Shawley for retiree medical except under the change in control column. In the event of death, only married, retirement eligible participants (Mr. Henkel) would be eligible to have health benefits extended to their beneficiaries.

POST EMPLOYMENT BENEFITS TABLE

Compensation Components	Voluntary Resignation/ Retirement ($)	Involuntary Without Cause ($)	Involuntary With Cause ($)	Change in Control ($)	Disability ($)	Death ($)
Severance (a) Henkel Gelly Lamach Nachtigal Shawley	— — — — —	6,550,000 1,483,275 1,224,000 — —	— — — — —	11,575,000 3,135,000 2,422,500 2,522,262 2,090,000	— — — — —	— — — — —
2007 Earned But Unpaid AIM Award (b) Henkel Gelly Lamach Nachtigal Shawley	— — — — —	— — — — —	— — — — —	2,000,000 123,750 389,900 305,000 277,500	— — — — —	— — — — —
PSP Award Payout Henkel Gelly Lamach Nachtigal Shawley	— — — — —	— — — — —	— — — — —	15,385,703 1,951,740 1,538,576 1,846,291 1,282,136	— — — — —	— — — — —
Value of Accelerated Vesting of Options (c) Henkel Gelly Lamach Nachtigal Shawley	— — — — —	— — — — —	— — — — —	568,049 486,911 113,619 100,989 113,619	— — — — —	— — — — —
Enhanced Retirement Benefits (d) Henkel Gelly Lamach Nachtigal Shawley	— — — — —	— — — — —	— — — — —	7,418,225 513,435 55,759 1,144,437 2,397,089	— — — — —	— — — — —
Outplacement (e) Henkel Gelly Lamach Nachtigal Shawley	— — — — —	20,000 20,000 20,000 20,000 20,000	— — — — —	100,000 100,000 100,000 100,000 100,000	— — — — —	— — — — —
Health Benefits (f) Henkel Gelly Lamach Nachtigal Shawley	110,000 — — 47,000 —	110,000 13,425 13,425 47,000 13,425	110,000 — — 47,000 —	99,570 24,570 20,475 53,570 123,475	110,000 — — 47,000 —	61,000 — — — —
Tax Gross-Up (g) Henkel Gelly Lamach Nachtigal Shawley	— — — — —	— — — — —	— — — — —	18,835,958 3,221,673 3,005,612 — 3,070,593	— — — — —	— — — — —
Total Direct Cost to Company
Henkel	110,000	6,680,000	110,000	55,982,505	110,000	61,000
Gelly	—	1,516,700	—	9,557,079	—	—
Lamach	—	1,257,425	—	7,646,441	—	—
Nachtigal	47,000	67,000	47,000	6,072,549	47,000	—
Shawley	—	33,425	—	9,454,412	—	—

(a)	Ms. Nachtigal’s severance payment was reduced by $102,738 as a result of the limitation set forth in the Change-in-Control Agreement relative to parachute payments.

(b)	These amounts represent the earned but unpaid AIM awards at target since the Company’s fiscal 2007 results were not determinable at December 31, 2007, the date the change in control is assumed to have occurred.

(c)	These amounts represent the in-the-money value of options that would be immediately vested as a result of a termination following a change in control. For options issued pursuant to the Incentive Stock Plan of 1998, this value was determined by multiplying the number of unvested options by the difference between the highest fair market value of the Class A common shares during the 60-day period preceding the change in control ($52.20) and the relevant option exercise price. For options issued pursuant to the Incentive Stock Plan of 2007, this value was determined by multiplying the number of unvested options by the difference between the highest fair market value of the Class A common shares on the assumed change in control date of December 31, 2007 ($46.47) and the relevant option exercise price.

(d)	Amounts for Mr. Henkel and Ms. Nachtigal also include the value of 10-Year Annuity Plan. For Ms. Nachtigal, her amount also includes the value of her MIU Plan. In the event of a change in control of the Company and a termination of the NEOs, the present value of the pension benefits under the EOSP Plans, Supplemental Pension Plans, 10-Year Annuity Plan and MIU Plan would be paid out as lump sums.

(e)	For a three year period following a change in control, the Company will reimburse the NEOs for all reasonable expenses actually incurred for professional outplacement services by qualified consultants, subject to a maximum amount of $100,000. In the event of any other termination without cause, the NEOs would be eligible for outplacement services for a six month period provided that the sum of these services cannot exceed $20,000.

(f)	For the severance period following a change in control, the Company will continue to cover the cost of the active health benefits for the NEOs. Of the NEOs, only Mr. Henkel and Ms. Nachtigal are entitled to retiree medical coverage as of December 31, 2007. Mr. Shawley would, under the terms of his change in control agreement, become eligible for retiree medical coverage in January 2008. In the event of termination without cause, the NEOs who are not eligible for retiree medical coverage would have subsidized COBRA for one year.

(g)	Pursuant to the change in control agreements, if any payment or distribution by the Company to the NEOs is determined to be subject to the excise tax imposed under Section 4999 of the Code, they would be entitled to receive from the Company a payment in an amount sufficient to place them in the same after-tax financial position that they would have been if they had not incurred any excise tax. For fiscal year 2007, Ms. Nachtigal was impacted by this provision, and as a result, her total payment was reduced to the safe harbor amount.

Equity Compensation Plan Information

The following table provides information as of December 31, 2007, with respect to the Company’s Class A common shares that may be issued under equity compensation plans:

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights*	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in First Column*)
Equity compensation plans approved by security holders	16,424,891	$34.25	13,769,920
Equity compensation plans not approved by security holders	—	—	—
Total	16,424,891	$34.25	13,769,920

*	Does not reflect 275,914 shares that have been earned by plan participants who have elected to defer the distribution of such shares.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

The Company does not generally engage in transactions in which its executive officers, directors or nominees for directors, any of their immediate family members or any of its 5% stockholders have a material interest. Pursuant to the Company’s written related person transaction policy, any such transaction must be reported to management, which will prepare a summary of the transaction and refer it to the Corporate Governance and Nominating Committee for consideration and approval by the disinterested directors. The Corporate Governance and Nominating Committee reviews the material terms of the related person transaction, including the dollar values involved, the relationships and interests of the parties to the transaction and the impact, if any, to a director’s independence. The Corporate Governance and Nominating Committee only approves those transactions that are in the best interest of the Company. In addition, the Company’s Code of Conduct, which sets forth standards applicable to all employees, officers and directors of the Company, generally proscribes transactions that could result in a conflict of interest for the Company. Any waiver of the Code of Conduct for any executive officer or director requires the approval of the Company’s Board of Directors. Any such waiver will, to the extent required by law or the NYSE, be disclosed on the Company’s website at www.ingersollrand.com or on a current report on Form 8-K. No such waivers were granted in 2007.

We have not made payments to directors other than the fees to which they are entitled as directors (described under the heading “Compensation of Directors”) and the reimbursement of expenses relating to their services as directors. We have made no loans to any director or officer nor have we purchased any shares of the Company from any director or officer.

On April 30, 2007, the Company sold its Road Development business unit. Kenneth Martin, a son of Theodore E. Martin, a member of the Audit Committee and Finance Committee, was employed in a non-executive capacity by a subsidiary of the Company making up a part of the Road Development business unit. Ken Martin’s 2007 salary through the termination of his employment was $63,486. As a result of the sale, he was entitled to, and received, a prorated AIM bonus of $32,700, a severance payment of $156,832 and a success bonus of $156,832. Other employees of the Road Development business who were in roles with similar responsibilities received similar payments in connection with the consummation of the sale of the business. Consistent with the NYSE standards and the Company’s Corporate Governance Guidelines, the Board of Directors has determined that this relationship did not affect Mr. Martin’s status as an independent director.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and officers, and persons who beneficially own more than ten percent of the Company’s common stock, to file reports of ownership and reports of changes in ownership with the SEC and the NYSE. To the Company’s knowledge, based solely on its review of such forms received by the Company and written representations that no other reports were required, all Section 16(a) filing requirements were complied with for the year 2007.

SHAREHOLDER PROPOSALS AND NOMINATIONS

Any proposal by a shareholder intended to be presented at the 2009 annual general meeting of shareholders of the Company must be received by the Company at the offices of Ingersoll-Rand Company at 155 Chestnut Ridge Road (P.O. Box 0445), Montvale, New Jersey 07645, Attn: Secretary, no later than December 16, 2008, for inclusion in the proxy materials relating to that meeting. Any such proposal must meet the requirements set forth in the rules and regulations of the SEC, including Rule 14a-8, in order for such proposals to be eligible for inclusion in our 2009 proxy statement.

The Company’s Bye-laws, as amended, set forth procedures to be followed by shareholders who wish to nominate candidates for election to the Board in connection with annual general meetings of shareholders or pursuant to written shareholder consents or who wish to bring other business before a shareholders’ general meeting. All such nominations must be made following written notice to the Secretary of the Company accompanied by certain background and other information specified in the Bye-laws. In connection with any annual general meeting, written notice of a shareholder’s intention to make such nominations must be given to the Secretary of the Company not later than the date which is 90 days in advance of the anniversary of the immediately preceding annual general meeting or, if the date of the annual general meeting occurs more than 30 days before, or 60 days after, the anniversary of such immediately preceding annual general meeting, not later than the seventh day after the date on which notice of such annual general meeting is given.

The Corporate Governance and Nominating Committee will consider all shareholder recommendations for candidates for Board membership, which should be sent to the Committee, care of the Secretary of the Company, at the address set forth above. In addition to considering candidates recommended by shareholders, the Committee considers potential candidates recommended by current directors, Company officers, employees and others. As stated in the Company’s Corporate Governance Guidelines attached as Appendix A to this proxy statement, all candidates for Board membership are selected based upon their judgment, character, achievements and experience in matters affecting business and industry. Candidates recommended by shareholders are evaluated in the same manner as director candidates identified by any other means.

In order for you to bring other business before a shareholder general meeting, timely notice must be received by the Secretary of the Company within the time limits described above. The notice must include a description of the proposed item, the reasons you believe support your position concerning the item, and other specified matters. These requirements are separate from and in addition to the requirements you must meet to have a proposal included in our proxy statement. The foregoing time limits also apply in determining whether notice is timely for purposes of rules adopted by the SEC relating to the exercise of discretionary voting authority.

If a shareholder wishes to communicate with the Board of Directors for any other reason, all such communications should be sent in writing, care of the Secretary of the Company, or by email at irboard@irco.com.

HOUSEHOLDING

SEC rules permit a single set of annual reports and proxy statements to be sent to any household at which two or more shareholders reside if they appear to be members of the same family. Each shareholder continues to receive a separate proxy card. This procedure is referred to as householding. While the Company does not household in mailings to its shareholders of record, a number of brokerage firms with account holders who are Company shareholders have instituted householding. In these cases, a single proxy statement and annual report will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once a shareholder has received notice from his or her broker that the broker will be householding communications to the shareholder’s address, householding will continue until the shareholder is notified otherwise or until the shareholder revokes his or her consent. If at any time a shareholder no longer wishes to participate in householding and would prefer to receive a separate proxy statement and annual report, he or she should notify his or her broker. Any shareholder can receive a copy of the Company’s proxy statement and annual report by contacting the Company at Ingersoll-Rand Company, 155 Chestnut Ridge Road, Montvale, New Jersey 07645, Attention: Secretary or by accessing it at the Company’s website at www.ingersollrand.com.

Shareholders who hold their shares through a broker or other nominee who currently receive multiple copies of the proxy statement and annual report at their address and would like to request householding of their communications should contact their broker.

Dated: April 16, 2008

Appendix A

INGERSOLL-RAND COMPANY LIMITED

CORPORATE GOVERNANCE GUIDELINES

The following corporate governance guidelines and the charters of the committees of the Board of Directors of the Company, have been approved by the Board of Directors and provide the framework for the corporate governance of the Company.

Role of the Board of Directors

The Company’s business is managed under the direction of the Board of Directors. The Board delegates to the Chief Executive Officer, and through that individual to other senior management, the authority and responsibility for managing the Company’s business. The Board’s role is to oversee the management and governance of the Company and to monitor senior management’s performance.

Among the Board’s core responsibilities are to:

•	Select individuals for Board membership and evaluate the performance of the Board, Board committees and individual directors.

•	Select, monitor, evaluate and compensate senior management.

•	Assure that management succession planning is adequate.

•	Review and approve significant corporate actions.

•	Review and monitor implementation of management’s strategic plans.

•	Review and approve the Company’s annual operating plans and budgets.

•	Monitor corporate performance and evaluate results compared to the strategic plans and other long-range goals.

•	Review the Company’s financial controls and reporting systems.

•	Review and approve the Company’s financial statements and financial reporting.

•	Review the Company’s ethical standards and legal compliance programs and procedures.

•	Monitor relations with shareholders, employees, and the communities in which the Company operates.

Board Size and Composition

The Board of Directors is comprised of such number of directors as the Board deems appropriate to function efficiently as a body, subject to the Company’s Bye-Laws. The Corporate Governance and Nominating Committee reviews the composition of the full Board to identify the qualifications and areas of expertise needed to further enhance the composition of the Board, makes recommendations to the Board concerning the appropriate size and needs of the Board and, on its own or with the assistance of management or others, identifies candidates with those qualifications.

The Board is made up of a substantial majority of independent, non-employee directors and the Board considers this to be the appropriate structure. The Board establishes principles and procedures to determine whether or not any particular director is independent in accordance with applicable regulations and the requirements of the New York Stock Exchange. The standards currently in effect for determining the independence of individual directors are attached as Exhibit I to these Corporate Governance Guidelines.

Selection of Directors

Under the Bye-Laws, the Board of Directors has authority to fill vacancies in the Board and to nominate candidates for election by the shareholders. The screening process is done by the Corporate Governance and Nominating Committee with direct input from the Chairman and CEO and from the other directors and from time to time with the assistance of director search firms. In considering candidates for director, the Corporate Governance and Nominating Committee will take into account all factors it considers appropriate, including, among other things, breadth of experience, understanding of business and financial issues, ability to exercise sound judgment, diversity, leadership, and achievements and experience in matters affecting business and industry. The Corporate Governance and Nominating Committee considers the entirety of each candidate’s credentials and believes that at a minimum each nominee should satisfy the following criteria: highest character and integrity, experience and understanding of strategy and policy-setting, sufficient time to devote to Board matters, and no conflict of interest that would interfere with performance as a director. Shareholders may recommend candidates for Board membership for consideration by the Corporate Governance and Nominating Committee. Such recommendations should be sent to the Committee, care of the Secretary of the Company. Candidates recommended by shareholders are evaluated in the same manner as director candidates identified by any other means.

Chairman of the Board and CEO

The positions of Chairman of the Board and CEO are held by the same person, except in unusual circumstances. This policy has worked well for the Company. It is the Board’s view that the Company’s corporate governance principles, the quality, stature and substantive business knowledge of the members of the Board of Directors, as well as the Board’s culture of open communication with the CEO and senior management are conducive to Board effectiveness with a combined Chairman and CEO position.

Committees of the Board

The Board of Directors has the following committees: Audit, Compensation, Corporate Governance and Nominating, and Finance. All committees have written, Board-approved charters detailing their responsibilities. Only non-employee directors serve on these committees. Chairpersons and members of these four committees are rotated periodically, as appropriate. At each meeting of the Audit Committee, committee members meet privately with representatives of the Company’s independent auditors, and with the Company vice president responsible for the internal audit function. At least once a year, the Audit Committee meets privately with the Company’s chief compliance officer.

The Audit Committee meets at least eight times each year, and the Compensation, Finance and Corporate Governance and Nominating Committees each meet at least four times each year. Additional committee meetings are called as required.

Board Agenda and Meetings

The Chairman and Chief Executive Officer establishes the agendas for the Board meetings in conjunction with the lead director. Each director is free to suggest items for inclusion in the agenda, and each director is free to raise at any Board meeting subjects that are not on the agenda for that meeting. Board materials relating to agenda items are provided to Board members in advance of meetings to allow the directors to prepare for discussion of matters at the meeting. The Board reviews and approves the Company’s yearly operating plan and specific financial goals at the start of each year, and the Board monitors performance throughout the year. At an expanded Board meeting once a year, the Board reviews in depth the Company’s long-range strategic plan. At the expanded meeting, it also reviews senior management development and succession planning.

Management presentations are made to the Board and its committees regularly on various aspects of the Company’s operations. The directors have unrestricted access to management and corporate staff.

Executive Sessions of Non-employee Directors

The non-employee directors meet privately in executive sessions to review the performance of the CEO and to review recommendations of the Compensation Committee concerning compensation for the employee directors. The non-employee directors also meet as necessary, but at least twice a year, in executive session to consider such matters as they deem appropriate without management being present.

Lead Director

It is the policy of the Board that a Lead Director be appointed annually on a rotating basis from among the independent directors not concurrently serving as a chair of a Board committee. The Lead Director (a) presides at all meetings of the directors at which the Chairman is not present, including executive sessions of the independent directors; (b) serves as a liaison between the Chairman and the independent directors; (c) approves the information sent to the directors; (d) with input from the other independent directors, approves Board meeting agendas and Board meeting schedules to assure that there is sufficient time for discussion of all agenda items; (e) has the authority to call meetings of the independent directors; and (f) is available for direct communication from major shareholders.

Director Orientation and Continuing Education

In order to become familiar with the Company, as well as the functioning of the Board of Directors, newly-appointed directors receive a variety of materials, including a Directors’ Handbook, which provide an overview of the Company, its operations and organization. They are also provided with access to key management personnel to provide additional information, including significant issues currently facing the Company. Management will also maintain a program to keep directors up to date on legal, regulatory and other matters relevant to their positions as directors of a large publicly-held corporation.

Director Compensation and Stock Ownership

The Corporate Governance and Nominating Committee periodically reviews the Board of Directors’ compensation and benefits and compares them with director compensation and benefits at peer companies. It is the Board of Directors’ policy that a significant portion of director compensation is in the form of IR shares. Annually, $95,000 of the director’s compensation is mandatorily deferred into Company stock, which cannot be sold or transferred until the director’s resignation or retirement. It is also the policy of the Board that directors’ fees be the sole compensation received from the Company by any non-employee director.

CEO Performance Evaluation

At the beginning of each year, the CEO presents his performance objectives for the upcoming year to the non-employee directors for their approval. At the end of the year, the non-employee directors then meet privately to discuss the CEO’s performance for the current year against his performance objectives. The non-employee directors use this performance evaluation in the course of their deliberations when considering the compensation of the CEO. The non-employee directors and the CEO then meet to review the CEO’s performance evaluation and compensation.

Chief Executive Officer Succession

The Board of Directors views CEO selection as one of its most important responsibilities. To assist the Board in succession planning, the CEO reports at least annually to the Board providing an assessment of senior managers and their potential to succeed the CEO, either in the event of a sudden emergency or in anticipation of the CEO’s future retirement.

Director Retirement

Each non-employee director must retire at the annual general meeting immediately following his or her 73rd birthday. Directors who change the occupation they held when initially elected must offer to resign from the Board. At that time, the Corporate Governance and Nominating Committee reviews the continued appropriateness of Board membership under the new circumstances and makes a recommendation to the Board. Employee directors, including the CEO, must retire from the Board at the time of a change in their status as an officer of the Company, unless the policy is waived by the Board.

Board and Board Committee Performance Evaluation

With the goal of increasing the effectiveness of the Board of Directors and its relationship to management, the Corporate Governance and Nominating Committee assists the Board in evaluating its performance as a whole and the performance of its committees. Each Board committee is also responsible for conducting an annual evaluation of its performance. The effectiveness and contributions of individual directors are considered each year when the directors stand for renomination.

Board Memberships

The CEO and other members of senior management must seek the approval of the Board (or the Board committee to which this responsibility has been delegated), before accepting outside board memberships with for-profit entities.

Non-employee directors must advise the Chairman of the Board and the Chair of the Corporate Governance and Nominating Committee if they are being considered for election or appointment to a board of directors of another publicly-held company. The Corporate Governance and Nominating Committee will determine whether the new board membership is compatible with continued service on the Company’s Board.

Independent Advice

The Board or a committee of the Board may seek legal or other expert advice from a source independent of management. Generally, this would be with the knowledge of the CEO.

Code of Conduct

The Company will maintain a code of business conduct and ethics which will articulate for employees, shareholders, customers and suppliers the standards of conduct, including conflicts of interest matters, to which the Company expects to adhere. Directors will also be required to abide by the code of conduct. Any waivers of the conflict of interest requirements of such code in favor of a director or executive officer will be subject to approval by the Board. In the case of the consideration of such a waiver in favor of a director, such director shall not participate in the deliberation or vote relating to such waiver.

Internal Audit Function

The Company will maintain an internal audit function whose head will report directly to the Audit Committee. The internal audit function is responsible for bringing a systematic, disciplined approach to evaluate the effectiveness of risk management, control and governance processes. Its duties include monitoring the compliance by Company operations with the Company’s internal controls and identifying any deficiencies in the design or operation of such internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data.

Exhibit I

Guidelines for Determining Independence of Directors

(A) A director will not be deemed “independent” if: (i) the director is affirmatively determined by the board of directors of the Company to have a material relationship to the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company); (ii) the director is or was within the last three years employed by the Company or any of its subsidiaries; (iii) an immediate family member of the director is or was within the last three years employed by the Company or any of its subsidiaries as an executive officer; (iv) the director or an immediate family member of the director has received during any twelve-month period within the last three years more than $100,000 in direct compensation (other than director and Board committee fees and pension or other forms of deferred compensation not contingent on continued service as a director from the Company and its subsidiaries), provided, however that for purposes of this subparagraph (iv), compensation received by an immediate family member for service as an employee of the Company (other than an executive officer) shall not be included in determining a director’s independence; (v) the director, or an immediate family member of the director, is a current partner of a firm that is the Company’s internal or external auditor; (vi) the director is a current employee of such audit firm; (vii) an immediate family member of the director is a current employee of such audit firm and participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; (viii) the director or an immediate family member of the director was within the last three years (but is no longer) a partner or employee of such audit firm and personally worked on the Company’s audit within that time; (ix) an executive officer of the Company is or was within the last three years on the compensation committee of the board of directors of a company that employed the director, or an immediate family member of the director, as an executive officer at the same time; or (x) the director is a current employee, or has an immediate family member who is a current executive officer, of a company or tax exempt organization having any of the relationships with the Company described in paragraph (B) below.

(B) The following commercial or charitable relationships will not be considered to be material relationships that would impair a director’s independence: (i) if a director is a current employee, or an immediate family member of a director is a current executive officer, of another company that has made payments to, or receives payments from, the Company for property or services in an amount which, in any of the last three fiscal years, is $1 million or less, or, if greater, is less than 2% of the annual revenues of that other company; or (ii) if a director is a current employee, or an immediate family member of a director is a current executive officer, of a tax exempt organization, and the Company’s discretionary charitable contributions to the organization in the aggregate are less than $1 million or, if greater, less than 2% of that organization’s consolidated gross revenues. (The amount of any “match” of charitable contributions under the Company’s matching gifts program will not be included in calculating the amount of the Company’s contributions for this purpose.) The Board will annually review all commercial and charitable relationships of directors.

(C) For relationships other than those of the types described in (A) and (B), the determination of whether the director has a material relationship with the Company, and therefore may not be independent, will be made in good faith by the directors who satisfy the guidelines set forth in such preceding paragraphs.

(D) For purposes of these guidelines the term “immediate family member” includes an individual’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law and anyone (other than domestic employees) who shares such individual’s house.

(E) For purposes of these guidelines the term “executive officer” shall have the same meaning as the term “officer” in Rule 16a-1(f) of the Securities Exchange Act of 1934.

Last Amended: April 2, 2008

Appendix B

AMENDED    AND    RESTATED

BYE – LAWS

OF

INGERSOLL – RAND    COMPANY    LIMITED

Adopted June ~~1, 2005~~4, 2008

AMENDED    AND    RESTATED

BYE – LAWS

OF

INGERSOLL – ~~RA~~AND    COMPANY    LIMITED

Adopted June ~~1, 2005~~4, 2008

i

ii

Page
~~72.~~73. Manner in Which Seal is to be Affixed	B-24
WINDING-UP	B-24
~~73.~~74. Winding-up/Distribution by Liquidator	B-24
ALTERATION OF BYE-LAWS	B-24
~~74.~~75. Alteration of Bye-laws	B-24

iii

AMENDED AND RESTATED

BYE-LAWS

OF

INGERSOLL-RAND COMPANY LIMITED

A Bermuda Limited Liability Company

INTERPRETATION

1. Interpretation

(1) In these Bye-laws the following words and expressions shall, where not inconsistent with the context and not defined in the text, have the following meanings respectively:

(a) “Act” means the Companies Act 1981, as amended from time to time;

(b) “Auditor” includes any individual, general or limited partnership, corporation, firm, association or company (including a limited liability company);

(c) A person is a “beneficial owner” of any shares of the Company:

(i) which it has the right to acquire pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise; and

(ii) which are beneficially owned, directly or indirectly (including shares deemed owned through application of clause (i) above), by any other person with which it has any agreement, arrangement or understanding with respect to the acquisition, holding, voting or disposition of shares or of any material part of the assets of the Company or of it, or which is its “affiliate” or “associate” as those terms are defined in Rule 12b-2 of the General Rules and Regulations under the United States Securities Exchange Act of 1934 (or any successor rule or regulation);

(d) “Board” means the Board of Directors appointed or elected pursuant to these Bye-laws and acting by resolution in accordance with the Act and these Bye-laws or the Directors present at a meeting of Directors at which there is a quorum;

(e) “Business Combination” means:

(i) any amalgamation, merger or consolidation of the Company or one of its subsidiaries with an Interested Member or with any person that is, or would be after such amalgamation, merger or consolidation, an affiliate or associate of an Interested Member;

(ii) any transfer or other disposition to or with an Interested Member or any affiliate or associate of an Interested Member of all or any material part of the assets of the Company or one of its subsidiaries; and

(iii) any issuance or transfer of shares of the Company upon conversion of or in exchange for the securities or assets of any Interested Member, or with any person that is, or would be after such amalgamation, merger or consolidation, an affiliate or associate of an Interested Member;

(f) “Company” means the company for which these Bye-laws are approved and confirmed;

(g) “Director” means a director of the Company;

(h) “Interested Member” means any Member that:

(i) is the beneficial owner, directly or indirectly, of 10% or more of the voting power of the voting shares of the Company then in issue; or

(ii) is an affiliate or associate of the Company and at any time within the five-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the shares then in issue of the Company. For the purpose of determining whether a Member is an Interested Member, the number of voting shares of the Company then in issue shall include shares deemed to be beneficially owned by such Member, but shall not include any other unissued voting shares of the Company which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise;

(i) “Member” means the person registered in the Register of Members as the holder of shares in the Company and, when two or more persons are so registered as joint holders of shares, means the person whose name stands first in the Register of Members as one of such joint holders or all of such persons as the context so requires;

(j) “Notice” means written notice as further defined in these Bye-laws unless otherwise specifically stated;

(k) “Officer” means any person appointed by the Board to hold an office in the Company;

(l) “Person” means any individual, general or limited partnership, corporation, firm, association, trust, estate, company (including a limited liability company) or any other entity or organisation or bodies of persons whether corporate or otherwise, including a government, a political subdivision or agency or instrumentality thereof;

(m) “Register of Directors and Officers” means the Register of Directors and Officers referred to in these Bye-laws;

(n) “Register of Members” means the Register of Members referred to in these Bye-laws;

(o) “Resident Representative” means any person appointed to act as resident representative and includes any deputy or assistant resident representative; and

(p) “Secretary” means the person appointed to perform any or all of the duties of secretary of the Company and includes any deputy or assistant secretary.

(q) “Treasury Share” means a share of the Company that was or is treated as having been acquired and held by the Company and has been held continuously by the Company since it was so acquired and has not been cancelled.

(2) In these Bye-laws, where not inconsistent with the context:

(a) words denoting the plural number include the singular number and vice versa;

(b) words denoting the masculine gender include the feminine gender;

(c) the word:

(i) “may” shall be construed as permissive;

(ii) “shall” shall be construed as imperative; and

(d) unless otherwise provided herein words or expressions defined in the Act shall bear the same meaning in these Bye-laws.

(3) Expressions referring to writing or written shall, unless the contrary intention appears, include cable, telex, telecopier, facsimile, printing, computer generated email, lithography, photography and other modes of representing words in legible and non-transitory form.

(4) Headings used in these Bye-laws are for convenience only and are not to be used or relied upon in the construction hereof.

BOARD OF DIRECTORS

2. Board of Directors

The business of the Company shall be managed by the Board.

3. Management of the Company

(1) In managing the business of the Company, the Board may exercise all such powers of the Company as are not, by statute or by these Bye-laws, expressly required to be exercised by the Company in general meeting, subject, nevertheless, to these Bye-laws, the provisions of any statute and to such directions as may be prescribed by the Company in general meeting.

(2) No regulation or alteration to these Bye-laws made by the Company in general meeting shall invalidate any prior act of the Board which would have been valid if that regulation or alteration had not been made.

(3) The Board may procure that the Company pay all expenses incurred in promoting and organising the Company.

4. Power to Authorise Specific Actions

The Board may from time to time and at any time authorise any person or body of persons to act on behalf of the Company for any specific purpose and in connection therewith to execute any agreement, document or instrument on behalf of the Company.

5. Power to Appoint Attorney

The Board, or any duly authorised committee, may from time to time and at any time by power of attorney appoint any person or body of persons, whether nominated directly or indirectly by the Board, to be an attorney of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board) and for such period and subject to such conditions as it may think fit and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Board may think fit and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions so vested in the attorney. Such attorney may, if so authorised under the seal of the Company, execute any deed or instrument under such attorney’s personal seal with the same effect as the affixation of the seal of the Company.

6. Power to Delegate to a Committee

(1) The Board may delegate any or all of its powers to a committee or committees appointed by the Board which may consist partly or entirely of non-Directors and every such committee shall conform to such directions as the Board shall impose on them; provided that a committee appointed by the Board shall not have the power to set its or its members’ remuneration. The meetings and proceedings of any such committee shall be governed by the provisions of these Bye-laws regulating the meetings and proceedings of the Board, so far as the same are applicable and are not superseded by directions imposed by the Board.

(2) The Board, by the affirmative vote of a majority of the entire Board, may appoint from their number an executive committee of which committee a majority of committee members shall constitute a quorum; and to such extent as shall be provided in these Bye-laws and as may be permitted by law, such committee shall have and may exercise any or all of the powers of the Board.

(3) The Board, by the affirmative vote of a majority of the entire Board, may appoint any other standing committees and such standing committees shall have and may exercise such powers as may be conferred and authorised by these Bye-laws or by the Board and as may be permitted by law.

(4) Each committee of the Board shall keep complete, accurate minutes and records of all actions taken by such committee, prepare such minutes and records in a timely fashion and promptly ~~distribute~~make available all such minutes and records to each member of the Board ~~at the meeting of the Board next ensuing~~.

7. Power to Appoint and Dismiss Employees

The Board may appoint, suspend or remove any Officer, manager, secretary, clerk, agent or employee of the Company and may fix their remuneration and determine their duties. Nothing contained in this Bye-law shall be construed to limit the Officers or any other Company official from being able to exercise these same powers to the extent they are duly authorised to do so.

8. Power to Borrow and Charge Property

The Board may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking and property, or any part thereof, and may issue debentures, debenture shares and other securities whether outright or as security for any debt, liability or obligation of the Company or any third party. Nothing contained in this Bye-law shall be construed to limit the Officers or any other Company official from being able to exercise these same powers to the extent they are duly authorised to do so.

9. Exercise of Power to Purchase Shares of or Discontinue the Company

(1) The Board may exercise all the powers of the Company to purchase all or any part of its own shares pursuant to Section 42A of the Act or to acquire them as Treasury Shares.

(2) The Board may exercise all the powers of the Company to discontinue the Company to a named country or jurisdiction outside Bermuda pursuant to Section 132G of the Act.

10. Election of Directors

(1) The Board shall consist of not less than three and not more than twenty Directors or such number in excess thereof as the Members may from time to time determine. The number of Directors to be elected at any time within the minimum and maximum limitations specified herein shall be determined from time to time by the Board pursuant to a resolution adopted by the affirmative vote of a majority of the Directors then in office.

(2) The Directors shall be elected or appointed at the annual general meeting or at any special general meeting called for that purpose. Each Director shall be elected by the affirmative vote of a majority of the votes cast with respect to such Director at any meeting for the election of Directors at which a quorum is present (a “Majority Vote Election”), PROVIDED THAT if the number of nominees exceeds the number of Directors to be elected, the Directors shall be elected by a plurality of votes cast. For purposes of this Bye-law 10 (1), “a majority of the votes cast” means that the number of shares voted “for” a Director must exceed the number of votes cast “against” that Director and “a plurality of votes cast” means that the nominees for available directorships who receive the highest number of affirmative votes cast are elected. In the event of a Majority Vote Election, if a Director nominated for re-election is not elected, the Director shall offer to tender his or her resignation to the Board. The Corporate Governance and Nominating Committee of the Board shall make a recommendation to the Board on whether to accept or reject the offer of resignation, or whether other action should be taken. The Board shall act on the Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of the election results. The Director who offers to tender his or her resignation shall not participate in the Board’s decision.

(3) A Director shall hold office for such term as the Members may determine or, in the absence of such determination, from the conclusion of the meeting at which he or she is elected until the earliest of the following shall occur:

(a)	the conclusion of the next annual general meeting;

(b)	his or her successor is elected or appointed; or

(c)	his or her office of Director is vacated in accordance with Bye-law 13 (3);

PROVIDED that in the event a Director is nominated for re-election at the next annual general meeting at which there is a Majority Vote Election, and such Director fails to be re-elected, the term of office for such Director shall continue until the earlier of his or her successor is elected or appointed or his or her offer of resignation as per Bye-law 10(2) above is accepted by the Board.

(~~1) The Board shall consist of not less than three and not more than twenty Directors or such number in excess thereof as the Members may from time to time determine. The initial Directors shall be elected or appointed at the statutory meeting of the Company and thereafter, except in the case of casual vacancy, Directors shall be elected or appointed at the annual general meeting or at any special general meeting called for that purpose. Directors shall hold office for such term as the Members may determine or, in the absence of such determination, until the next annual general meeting or until their successors are elected or appointed or their office is otherwise vacated.~~ 4) Any general meeting may authorise the Board to fill any vacancy left unfilled at a general meeting. ~~The number of Directors to be elected at any time within the minimum and maximum limitations specified herein shall be determined from time to time by the Board pursuant to a resolution adopted by the affirmative vote of a majority of the Board then in office.~~ Any vacancy on the Board within the minimum and maximum limitations specified in ~~this~~ Bye-law 10(1) may be filled by a majority of the Board then in office; provided that a quorum is present. During the existence of a vacancy on the Board the remaining Directors shall have full power to act; provided that a quorum is present. The holders of Class A Common Shares (as defined hereinafter) shall be entitled at all meetings of the Members at which Directors are elected to one vote for each such share held by them as described in this Bye-Law. The holders of Class B Common Shares (as defined hereinafter) shall not be entitled to vote for the election of Directors.

(~~2~~5) Directors may be removed without cause only upon the affirmative vote of the holders of at least 80% of the shares of the Company entitled to vote for the election of Directors. Directors may be removed for cause only upon the affirmative vote of the holders of at least 66 2/3% of the shares of the Company entitled to vote for the election of Directors; provided that any meeting convened and held to consider the removal of a Director shall be convened and held in accordance with Bye-law 12.

(~~3) Notwithstanding subparagraph (1) of this Bye-law, any~~6) Any Member entitled to vote for the election of Directors at a meeting or to express a consent in writing without a meeting may nominate a person or persons for election as a Director only if written notice of such Member’s intent to make such nomination is given to the Secretary of the Company, either by personal delivery, mail or facsimile not later than (a) with respect to an election to be held at an annual general meeting of Members, 90 days in advance of the anniversary of the immediately preceding annual general meeting or if the date of the annual general meeting of Members occurs more than 30 days before or 60 days after the anniversary of such immediately preceding annual general meeting, not later than the close of business on the seventh day following the date on which notice of such meeting is given to Members and (b) in the case of any Member who wishes to nominate a person or persons for election as a Director pursuant to consents in writing by Members without a meeting (to the extent election by such consents is permitted under applicable law and these Bye-laws), 60 days in advance of the date on which materials soliciting such consents are first mailed to Members or, if no such materials are required to be mailed under applicable law, 60 days in advance of the date on which the first such consent in writing is executed. Each such notice shall set forth the name and address of the Member who intends to make the nomination and of the person or persons to be nominated for election as a Director, a representation that the Member is a holder of record of shares of the Company entitled to vote at such meeting or to express such consent in writing and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice or to execute such a consent in writing to elect such person or persons as a Director, a description of all arrangements or understandings between the Member and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations for election as a Director are to be made by the Member, such other information regarding each nominee proposed by such Member as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the United States Securities and Exchange Commission if such nominee had been nominated, or was intended to be nominated, for election as a Director by the Board, and the consent of each nominee to serve as a Director if so elected. The Board may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedures.

11. Defects in Appointment of Directors

All bona fide acts taken at any meeting of the Board or by a committee of the Board or by any person acting as a Director shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any Director or person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and qualified to be a Director.

12. Removal of Directors

(1) Subject to Bye-law 10(~~4~~5) and any provision to the contrary in these Bye-laws, the Members may, at any special general meeting convened and held in accordance with these Bye-laws, remove a Director; provided that the notice of any such meeting convened for the purpose of removing a Director shall contain a statement of the intention so to do and be served on such Director not less than fourteen days before the meeting and at such meeting such Director shall be entitled to be heard on the motion for such Director’s removal.

(2) A vacancy on the Board created by the removal of a Director under the provisions of subparagraph (1) of this Bye-law may be filled by the Members at the meeting at which such Director is removed and, in the absence of such election or appointment, the Board may fill the vacancy in accordance with Bye-law 13.

13. Vacancies on the Board

(1) Subject to any requirements of these Bye-laws with respect to the filling of vacancies among additional Directors elected by a class or classes of shares, if the office of any Director becomes vacant, the remaining Directors may, by a majority vote, elect a successor who shall hold office until the earliest of the following shall occur:

(a) the conclusion of the next succeeding annual general meeting of the Members ~~and until~~ ;

(b) his or her successor shall have been elected ~~and qualified.~~or appointed; or

(c) his or her office is vacated in accordance with Bye-law 13(3).

(2) The Board may act notwithstanding any vacancy in its number but, if and so long as its number is reduced below the number fixed by these Bye-laws as the quorum necessary for the transaction of business at meetings of the Board pursuant to Bye-law 15, the continuing Directors or Director may act for the purpose of (i) summoning a general meeting of the Company or (ii) preserving the assets of the Company.

(3) The office of Director shall be vacated if the Director:

(a) is removed from office pursuant to these Bye-laws or is prohibited from being a Director by law;

(b) is or becomes bankrupt or makes any arrangement or composition with his or her creditors generally;

(c) is or becomes of unsound mind or dies; or

(d) resigns his or her office by notice in writing to the Company.

14. Notice of Meetings of the Board

(1) Notice of a regular meeting of the Board shall be deemed to be duly given to a Director if it is given to such Director verbally in person or by telephone or otherwise communicated or sent to such Director by mail, courier service, cable, telex, telecopier, facsimile, printing, computer generated email or other mode of representing words in a legible and non-transitory form at such Director’s last known address or any other address given by such Director to the Company for this purpose ~~at least two days~~ before the proposed date of the meeting, but a failure of the Secretary to send such notice shall not invalidate any proceedings of the Board at such meeting.

(2) Notice of a special meeting of the Board shall be deemed to be duly given to a Director if it is sent to such Director by mail ~~at least two days~~ before the proposed date of the meeting, or given to such Director verbally in person or by telephone or otherwise communicated or sent to such Director by mail, courier service, cable, telex, telecopier facsimile, printing, computer generated email or other mode of representing words in a legible and non-transitory form, at such Director’s last known address or any other address given by such Director to the Company for this purpose at least one day before the proposed date of the meeting, but such notice may be waived by any Director. At any special meeting at which every Director shall be present, even without notice, any business may be transacted.

15. Quorum at Meetings of the Board

The quorum necessary for the transaction of business at all meetings of the Board shall be a majority of the Directors then in office. If at any meeting of the Board there be less than a quorum present, a majority of those present or any Director solely present may adjourn the meeting from time to time without further notice.

16. Meetings of the Board

(1) Regular meetings of the Board shall be held at such times and intervals as the Board may from time to time determine.

(2) Special meetings of the Board shall be held on the requisition of the Chairman, if ~~one is appointed, the Deputy Chairman, if one is appointed~~there is one, or if not, the President, if there is one, or by 33 1/3% of the Directors then in office.

(3) Directors may participate in any meeting of the Board by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.

(4) Unless a greater number is expressly required by law or these Bye-laws, the affirmative votes of a majority of the votes cast by the Directors present at a meeting at which a quorum is in attendance shall be the act of the Board or a committee thereof, as appropriate. At any time that these Bye-laws provide that Directors elected by the holders of a class or series of shares shall have more or less than one vote per Director on any matter, every reference in these Bye-laws to a majority or other proportion of Directors shall refer to a majority or other proportion of the votes of such Directors.

17. Unanimous Written Resolutions of Directors

A resolution in writing signed by all the Directors then in office, which may be in counterparts, shall be as valid as if it had been passed at a meeting of the Board duly called and constituted, such resolution to be effective on the date on which the last Director signs the resolution.

18. Contracts and Disclosure of Directors’ Interests

(1) Any Director, or any firm, partner or any company with whom any Director is associated, may act in a professional capacity for the Company and such Director or such Director’s firm, partner or such company shall be entitled to remuneration for professional services as if such Director were not a Director; provided that nothing herein contained shall authorise a Director or Director’s firm, partner or such company to act as Auditor of the Company.

(2) A Director who is directly or indirectly interested in a contract or proposed contract or arrangement with the Company shall declare the nature of such interest as required by the Act.

(3) Following a declaration being made pursuant to this Bye-law, the Director concerned may be counted in the quorum at such meeting and, unless disqualified by the chairman of the relevant Board meeting, a Director may vote in respect of any contract or proposed contract or arrangement in which such Director is interested.

(4) Any contract or other transaction to which the Company or any subsidiary of the Company is a party and in which one or more Directors has a direct or indirect interest that is material to such Director or Directors shall be authorized, approved, or ratified by affirmative vote of a majority of the disinterested Directors, even though the disinterested Directors be less than a quorum; provided that no such contract or other transaction shall be void or voidable solely by reason of such interest, or solely because such Director or Directors are present at the meeting of the Board or committee which authorizes or approves the contract or transaction, or solely because his or their votes are counted for such purpose, if any one of the following is true: (A) the contract or other transaction is fair and reasonable as to the Company or the subsidiary of the Company at the time it is authorized, approved or ratified; or (B) the fact of the interest is disclosed or known to the Board or committee and the Board or committee authorizes, approves, or ratifies the contract or transaction by unanimous written consent, provided at least one director so consenting is disinterested, or by affirmative vote of a majority of the disinterested Directors, even though the disinterested Directors be less than a quorum; or (C) the fact of the interest is disclosed or known to the Members, and they authorize, approve or ratify the contract or transaction.

19. Remuneration of Directors

The remuneration (if any) of the Directors shall be determined by the Board from time to time. The Directors may also be paid all travel, hotel and other expenses properly incurred by them in attending and returning from meetings of the Board, any committee appointed by the Board, general meetings of the Company, or in connection with the business of the Company or their duties as Directors generally; provided that nothing contained herein shall be construed to preclude any Director from serving the Company in any other capacity or receiving compensation therefor.

OFFICERS

20. Officers of the Company

The Officers of the Company shall consist of a ~~President and a Vice President or a Chairman and a Deputy Chairman, such additional Vice Presidents or Deputy Chairmen as the Board may from time to time determine, a Secretary and such additional Officers, including a Chief Executive Officer,~~Chief Executive Officer and a Secretary (who may or may not be Directors) and the Board may appoint such other officers (who may or may not be Directors) as the Board may from time to time determine, all of whom shall be deemed to be Officers for the purposes of these Bye-laws. A ~~person~~Person may hold any number of offices ~~simultaneously; provided that the same person may not hold the offices of President and Vice President, or Chairman and Deputy Chairman,~~ simultaneously.

21. Appointment ~~and Authority of Officers~~

~~(1) The Board shall, as soon as possible after the statutory meeting of Members and after each annual general meeting, appoint a President and a Vice President or a Chairman and a Deputy Chairman who shall be Directors. Any vacancy arising in the position of President or Chairman shall be filled by the Board at such time and in such manner as the Board shall determine. Such Vice President or Deputy Chairman shall have such duties and responsibilities as provided in these Bye-laws or as may be determined by the Board from time to time.~~

~~(2)~~	~~The~~of Secretary ~~and additional Officers, if any,~~

The Secretary shall be appointed by the Board from time to time. The Chief Executive Officer shall have the authority to appoint and remove assistant officers (who shall not be deemed to be Officers for the purposes of these Bye-laws) with such authority as the Chief Executive Officer shall deem appropriate.

22. Duties of Officers

The Officers shall have ~~such powers and~~ the powers typically exercised by persons holding such offices or such powers as may be delegated to them by the Board from time to time and will perform the usual duties pertaing to such offices as well as perform such duties in the management, business and affairs of the Company as may be delegated to them by the Board from time to time.

23. Chairman of Meetings

Unless otherwise agreed by a majority of those attending and entitled to attend and vote thereat, the Chairman, if ~~one is appointed, or, in the absence of a Chairman, the Deputy Chairman, if one is appointed, or, in the absence of the Deputy Chairman~~there be one and if not, the President, if there be one, shall act as chairman at ~~any general meeting~~all meetings of the Board, or in the absence of any of the foregoing Officers, a chairman shall be appointed or elected by those present at the meeting and entitled to vote.

24. Register of Directors and Officers

The Board shall cause to be kept in one or more books at the registered office of the Company a Register of Directors and Officers and shall enter therein the particulars required by the Act.

MINUTES

25. Obligations of Board to Keep Minutes

(1) The Board shall cause minutes to be duly entered in books provided for the purpose:

(a) of all elections and appointments of Officers;

(b) of the names of the Directors present at each meeting of the Board and of any committee appointed by the Board; and

(c) of all resolutions and proceedings of general meetings of the Members, meetings of the Board and meetings of committees appointed by the Board.

(2) Minutes prepared in accordance with the Act and these Bye-laws shall be kept by the Secretary at the registered office of the Company.

INDEMNITY

26. Indemnification of Directors and Officers of the Company

(1) The Company shall indemnify any person who was, is or is threatened to be made a party to a Proceeding (as hereinafter defined) by reason of the fact that he or she (a) is or was a Director or Officer of the Company or (b) ~~while a Director or Officer of the Company,~~ is or was serving at the request of the Company as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, general or limited partnership, firm, association, trust, estate, company (including a limited liability company) or any other entity or organisation or employee benefit plan or other enterprise, to the fullest extent permitted under Bermuda law, as the same exists or may hereafter be amended. Such right shall be a contract right and as such shall run to the benefit of any Director or Officer who is elected and accepts the position of Director or Officer of the Company or elects to continue to serve as a Director or Officer of the Company while this Bye-law is in effect. Any repeal or amendment of this Bye-law shall be prospective only and shall not limit the rights of any such Director or Officer or the obligations of the Company with respect to any claim arising from or related to the services of such Director or Officer in any of the foregoing capacities prior to any such repeal or amendment to this Bye-law. Such right shall include the right to be paid by the Company expenses incurred in defending any such Proceeding in advance of its final disposition to the maximum extent permitted under Bermuda law, as the same exists or may hereafter be amended; provided that to the extent required by law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the person to repay all amounts advanced if it should be ultimately determined that the Director or Officer is not entitled to be indemnified under this Bye-law or otherwise. If a claim for indemnification or advancement of expenses hereunder is not paid in full by the Company within 60 days after a written claim has been received by the Company, the claimant may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim, and if successful in whole or in part, the claimant shall also be entitled to be paid the expenses of prosecuting such claim. It shall be a defense to any such action that such indemnification or advancement of costs of defense are not permitted under Bermuda law, but the burden of proving such defense shall be on the Company. Neither the failure of the Company (including the Board or any committee thereof, independent legal counsel or Members) to have made its determination prior to the commencement of such action that indemnification of, or advancement of costs of defense to, the claimant is permissible in the circumstances nor an actual determination by the Company (including the Board or any committee thereof, independent legal counsel or Members) that such indemnification or advancement is not permissible shall be a defense to the action or create a presumption that such indemnification or advancement is not permissible. In the event of the death of any person having a right of indemnification under the foregoing provisions, such right shall inure to the benefit of his or her heirs, executors, administrators and personal representatives.

Except as otherwise provided in this subparagraph (1), the Company shall be required to indemnify a Director or Officer in connection with a Proceeding (or part thereof) commenced by such person only if the commencement of such Proceeding (or part thereof) by the person was authorised by the Board.

(2) The Company may additionally indemnify any employee or agent of the Company to the fullest extent permitted by law.

(3) The rights conferred on any person indemnified by this Bye-law shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the Memorandum of Association of the Company, these Bye-laws, agreement, vote of the Members or disinterested Directors or otherwise.

(4) The Company’s obligation, if any, to indemnify or to advance expenses to any person indemnified who was or is serving at its request as a Director or Officer or otherwise of another person described in subparagraph (1) shall be reduced by any amount such person may collect as indemnification or advancement of expenses from such other person.

(5) This Bye-law shall not limit the right of the Company, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than persons authorised for indemnification under this Bye-law when and as authorised by appropriate corporate action.

(6) The indemnity provided by this Bye-law 26 shall not extend to any matter in respect of any fraud or dishonesty which may attach to any of said persons.

(7) “Proceeding,” for purposes of this Bye-law 26, means any threatened, pending or completed action, suit, claim or proceeding, whether civil, criminal, administrative, arbitrative or investigative, any appeal in such an action, suit, claim or proceeding, and any inquiry or investigation that could lead to such an action, suit, claim or proceeding.

(8) Each Member agrees to exempt a Director or Officer from any claim or right of action such Member might have, whether individually or by or in the right of the Company, against any Director or Officer on account of any action taken by such Director or Officer, or the failure of such Director or Officer to take any action in the performance of his or her duties with or for the Company; provided that such waiver shall not extend to any matter in respect of any fraud or dishonesty which may attach to such Director or Officer.

MEETINGS

27. Annual General Meeting

(1) The annual general meeting of the Company shall be held in each year other than the year of organisation at such time and place as the Board shall appoint. Notice of such meeting shall be given to each Member not less than five nor more than sixty days prior to such meeting stating the date, place and time at which the meeting is to be held, that the election of Directors will take place thereat, and as far as practicable, the other business to be conducted at the meeting.

(2) At any annual general meeting only such business shall be conducted as shall have been brought before the meeting (a) by or at the direction of the Board or (b) by any Member entitled to vote at such meeting who complies with the procedures set forth in this Bye-law. Any Member entitled to vote at such meeting may propose business to be included in the agenda of such meeting only if written notice of such Member’s intent is given to the Secretary of the Company, either by personal delivery or mail or by facsimile, not later than 90 days in advance of the anniversary of the immediately preceding annual general meeting or if the date of the annual general meeting of Members occurs more than 30 days before or 60 days after the anniversary of such immediately preceding annual meeting, not later than the close of business on the seventh day following the date on which notice of such meeting is given to Members. A Member’s notice to the Secretary shall set forth in writing as to each matter such Member proposes to bring before the annual general meeting (a) a brief description of the business desired to be brought before the annual general meeting and the reasons for conducting such business at the annual general meeting, (b) the name and address, as they appear on the Company’s books, of the Members proposing such business, (c) the class and number of shares of the Company which are beneficially owned by the Member and (d) any material interest of the Member in such business. Notwithstanding anything in these Bye-laws to the contrary, no business shall be conducted at an annual general meeting except in accordance with the procedures set forth in this subparagraph. The Officer of the Company or other person presiding at the annual general meeting shall, if the facts so warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this subparagraph, and, if such Officer or other person should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

28. Special General Meetings

The ~~Chairman, if one is appointed,~~Chairmanor the President (if any) or the Board by vote of a majority of the Board may convene a special general meeting of the Company whenever in its judgement such a meeting is necessary. Notice of such meeting shall be given to each Member not less than five nor more than sixty days prior to such meeting stating the date, time, place and the nature of the business to be considered at the meeting. Special general meetings may be held at such place as may from time to time be designated by the Board and stated in the notice of the meeting. In any special general meeting of the Company only such business shall be conducted as is set forth in the notice thereof.

29. Giving Notice and Access

(1) A notice may be given by the Company to a Member:

(a) by delivering it to such Member in person; or

(b) by sending it by letter mail or courier to such Member’s address in the Register of Members; or

(c) by transmitting it by electronic means (including facsimile and electronic mail, but not telephone) in accordance with such directions as may be given by such Member to the Company for such purpose; or

(d) in accordance with Bye-law 29(4).

(2) Any notice required to be given to a Member shall, with respect to any shares held jointly by two or more persons, be given to whichever of such persons is named first in the Register of Members and notice so given shall be sufficient notice to all the holders of such shares.

(3) Any notice (save for one delivered in accordance with Bye-law 29(4) shall be deemed to have been served at the time when the same would be delivered in the ordinary course of transmission and, in proving such service, it shall be sufficient to prove that the notice was properly addressed and prepaid, if posted, and the time when it was posted, delivered to the courier or transmitted by electronic means.

(4) Where a Member indicates his consent (in a form and manner satisfactory to the Board) to receive information or documents by accessing them on a website rather than by other means, or receipt in this manner is otherwise permitted by the Act, the Board may deliver such information or documents by notifying the Member of their availability and including therein the address of the website, the place on the website where the information or document may be found, and instructions as to how the information or document may be accessed on the website.

(5) In the case of information or documents delivered in accordance with Bye-law 29(4), service shall be deemed to have occurred when (i) the Member is notified in accordance with that Bye-law; and (ii) the information or document is published on the website.

~~29.~~30. Accidental Omission of Notice of General Meeting

The accidental omission to give notice of a general meeting to, or the non-receipt of notice of a general meeting by, any person entitled to receive notice shall not invalidate the proceedings at that meeting.

31. Short Notice

A general meeting of the Company shall, notwithstanding that it is called by shorter notice than that specified in these Bye-laws, be deemed to have been properly called if it is so agreed by (i) all the Members entitled to attend and vote thereat in the case of an annual general meeting and (ii) a majority in number of the Members having the right to attend and vote at the meeting, being a majority together holding not less than 95% in nominal value of the shares giving a right to attend and vote thereat in the case of a special general meeting.

32. Security at General Meetings

The Board may, and at any general meeting, the chairman of such meeting may make any arrangement and impose any requirement or restriction it or he considers appropriate to ensure the security of a general meeting including, without limitation, requirements for evidence of identity to be produced by those attending the meeting, the searching of their personal property and the restriction of items that may be taken into the meeting place. The Board and, at any general meeting, the chairman of such meeting are entitled to refuse entry to a person who refuses to comply with any such arrangements, requirements or restrictions.

~~30.~~33. Meeting Called on Requisition of Members

Notwithstanding anything herein, the Board shall, on the requisition of Members holding at the date of the deposit of the requisition not less than one-tenth of such of the paid-up capital of the Company as at the date of the deposit carries the right to vote in general meetings of the Company, forthwith proceed to convene a special general meeting of the Company and the provisions of Section 74 of the Act shall apply; provided that for any question proposed for consideration at any such special general meeting to be approved shall require the affirmative vote of the holders of not less than 66 2/3% of the shares entitled to vote thereon.

~~31. Short Notice~~

~~A general meeting of the Company shall, notwithstanding that it is called by shorter notice than that specified in these Bye-laws, be deemed to have been properly called if it is so agreed by (i) all the Members entitled to attend and vote thereat in the case of an annual general meeting and (ii) a majority in number of the Members having the right to attend and vote at the meeting, being a majority together holding not less than 95% in nominal value of the shares giving a right to attend and vote thereat in the case of a special general meeting.~~

~~32.~~34. Postponement or cancellation of Meetings

The Secretary may postpone or cancel any general meeting called in accordance with the provisions of these Bye-laws (other than a meeting requisitioned under Bye-law ~~30~~33 of these Bye-laws); provided that notice of postponement or cancellation is given to each Member before the time for such meeting. Fresh notice of the date, time and place for the postponed meeting shall be given to each Member in accordance with the provisions of these Bye-laws.

~~33.~~35. Quorum for General Meeting

(1) In any general meeting of the Company, except as otherwise expressly required by the Act or by these Bye-laws, two or more persons present in person and representing in person or by proxy a majority of the shares then in issue entitled to vote at any meeting shall form a quorum for the transaction of business; provided that if the Company shall at any time have only one Member, one Member present in person or by proxy shall form a quorum for the transaction of business in any general meeting of the Company held during such time. If the holders of the number of shares necessary to constitute a quorum shall fail to attend in person or by proxy at the time and place fixed by these Bye-laws for an annual general meeting, a majority in interest of the Members present, in person or by proxy, may adjourn from time to time without notice other than announcement at the meeting until the holders of the amount of shares requisite to constitute a quorum shall attend. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.

(2) Whenever the holders of any class or series of shares are entitled to vote separately on a specified item of business, the presence in person or by proxy of the holders of record of the shares of such class or series entitled to cast a majority of the votes thereon shall constitute a quorum for the transaction of such specified item of business.

~~34.~~36. Adjournment of Meetings

The chairman of a general meeting may, with the consent of a majority of the Members, in any general meeting at which a quorum is present (and shall if so directed), adjourn the meeting. Unless the meeting is adjourned to a specific date and time, fresh notice of the date, time and place for the resumption of the adjourned meeting shall be given to each Member in accordance with the provisions of these Bye-laws.

~~35.~~37. Attendance at Meetings

Members may participate in any general meeting by means of such telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.

~~36.~~38. Unanimous Written Resolutions of Members

(1) Subject to subparagraph (6), any action which may be done by resolution of the Company in general meeting or by resolution of a meeting of any class of the Members of the Company, may, without a meeting and without any previous notice being required, be done by resolution in writing signed by, or, in the case of a Member that is a corporation whether or not a company within the meaning of the Act, on behalf of, all the Members who at the date of the resolution would be entitled to attend the meeting and vote on the resolution.

(2) A resolution in writing may be signed by, or, in the case of a Member that is a corporation whether or not a company within the meaning of the Act, on behalf of, all the Members, or any class thereof, in as many counterparts as may be necessary.

(3) For the purposes of this Bye-law, the date of the resolution is the date when the resolution is signed by, or, in the case of a Member that is a corporation whether or not a company within the meaning of the Act, on behalf of, the last Member to sign and any reference in any Bye-law to the date of passing of a resolution is, in relation to a resolution made in accordance with this Bye-law, a reference to such date.

(4) A resolution in writing made in accordance with this Bye-law is as valid as if it had been passed by the Company in a general or special meeting or by a meeting of the relevant class of Members, as the case may be, and any reference in any Bye-law to a meeting at which a resolution is passed or to Members voting in favour of a resolution shall be construed accordingly.

(5) A resolution in writing made in accordance with this Bye-law shall constitute minutes for the purposes of Sections 81 and 82 of the Act.

(6) This Bye-law shall not apply to:

(a) a resolution passed pursuant to Section 89(5) of the Act; or

(b) a resolution passed for the purpose of removing a Director before the expiration of his or her term of office under these Bye-laws.

~~37.~~39. Attendance of Directors

The Directors of the Company shall be entitled to receive notice of, and to attend and be heard in any general meeting.

~~38.~~40. Presiding Officer at Meetings

At all meetings of Members, unless otherwise ~~determined by the Board, the Chairman, if one is appointed, or, in the absence of a Chairman, the Deputy Chairman, if one is appointed, or, in the absence of the Deputy~~

~~Chairman, the President, shall preside and the Secretary shall act as secretary of the meeting~~agreed by a majority of those attending and entitled to vote thereat, the Chairman, if there be one, and if not the President, if there be one, shall act as chairman at all general meetings at which such person is present. In their absence, a chairman shall be appointed or elected by those present at the meeting and entitled to vote.

~~39.~~41. Voting at Meetings

Except as otherwise expressly required by the Act or these Bye-laws, any question proposed for the consideration of the Members at any general meeting at which a quorum is in attendance shall be decided by the affirmative vote of a majority of the votes cast by ballot by the Members in person or by proxy appointed by instrument in writing subscribed by such Member or by his or her duly authorised attorney and delivered to the chairman of the meeting. In the case of an equality of votes the resolution shall fail. Directors shall be elected as set forth in Bye-law 10.

Without limiting the generality of the foregoing, any amalgamation, merger or consolidation of the Company with another entity or the sale, lease or exchange of all or substantially all of the assets of the Company shall, except as otherwise expressly provided in these Bye-laws, require the approval of Members by way of an affirmative vote of a majority of the votes cast by the Members in person or by proxy appointed by instrument in writing subscribed by such Member or by his or her duly authorised attorney and delivered to the chairman of the meeting. Prior to any votes being cast in connection with such resolutions, the chairman of the meeting may demand a poll which shall be by way of ballot.

~~40.~~42. Seniority of Joint Holders Voting

In the case of joint holders the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register of Members.

~~41.~~43. Instrument of Proxy

(1) ~~The~~ A Member may appoint a proxy by (a) an instrument ~~appointing a proxy shall be~~ in writing in the form as may be prescribed by the Board from time to time, under the hand of the appointor or of the appointor’s attorney duly authorised in writing, or if the appointor is a corporation, either under its seal, or under the hand of a duly authorised officer or attorney; or (b) such telephonic, electronic or other means as may be approved by the Board from time to time. ~~The decision of the chairman of any general meeting as to the validity of any instrument of proxy shall be final.~~

(2) A Member who is the holder of two or more shares may appoint more than one proxy to represent him and vote on his behalf in respect of different shares.

(3) The decision of the chairman of any general meeting as to the validity of any appointment of proxy shall be final.

~~42.~~44. Representation of Corporations at Meetings

A corporation which is a Member may, by written instrument, authorise such person as it thinks fit to act as its representative at any meeting of the Members and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which such person represents as that corporation could exercise if it were an individual Member. Notwithstanding the foregoing, the chairman of the meeting may accept such assurances as he or she thinks fit as to the right of any person to attend and vote in general meetings on behalf of a corporation that is a Member.

SHARE CAPITAL AND SHARES

~~43.~~45. Authorised Share Capital

(1) The authorised share capital of the Company is US$1,175,010,000, consisting of (1) 1,175,000,000 common shares of the par value of US$1.00 per share, which common shares consist of (a) 600,000,000 Class A common shares (“Class A Common Shares”) and 575,000,000 Class B common shares (“Class B Common Shares”), and (2) 10,000,000 preference shares of the par value of US$0.001 per share (“Preference Shares”), with any series of Preference Shares being designated from time to time pursuant to subparagraph (4) of this Bye-law.

(2) Subject to these Bye-laws, the holders of Class A Common Shares shall:

(a) subject to Bye-law ~~43~~45(3)(b), be entitled to such dividends as the Board may, in its discretion, from time to time declare and pay out of funds legally available for the payment of dividends;

(b) in the event of a liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary or for the purpose of a reorganisation or otherwise or upon any distribution of capital, after payment in full has been made to the holders of the Preference Shares of the amounts to which they are respectively entitled or sufficient sums have been set apart for the payment thereof, be entitled to receive ratably any and all surplus assets remaining to be paid or distributed;

(c) subject to any required Preference Share class votes, be entitled to one vote per Class A Common Share held by them and shall vote together as a single class on all matters submitted to a vote of the Members with the holders of (i) Preference Shares (but only to the extent the holders of Preference Shares shall be entitled to vote with respect to the applicable series of Preference Shares or under the Act) and (ii) Class B Common Shares (but only to the extent the holders of Class B Common Shares shall be entitled to vote under the Act);

(d) generally be entitled to enjoy all of the rights attaching to Class A Common Shares; and

(e) not be entitled to any preemptive or preferential rights to subscribe for or purchase any shares of any class or series of shares of the Company, now or hereafter authorised, or any series convertible into, or warrants or other evidences of optional rights to purchase or subscribe for, shares of any class or series of the Company, now or hereafter authorised.

(3) Subject to these Bye-laws, the holders of Class B Common Shares shall have all of the rights of the holders of Class A Common Shares, except that:

(a) the holders of Class B Common Shares shall not be entitled to vote, except as to matters for which the Act specifically requires voting rights for otherwise nonvoting shares;

(b) if a dividend or other distribution in cash, shares or other property is declared or paid on Class A Common Shares, a like dividend or other distribution in kind and amount shall also be declared and paid on Class B Common Shares;

(c) the holders of Class B Common Shares shall have the right to convert their shares into Class A Common Shares on a one-for-one basis in the following circumstances:

(i) to satisfy the obligations of the Company or its subsidiaries or affiliated companies to issue Class A Common Shares with regard to the exercise of share options, grants or purchases of shares pursuant to share incentive plans, employee share purchase plans, dividend reinvestment plans or other stock-based compensation, retirement or deferred compensation plans sponsored by the Company or its subsidiaries or affiliated companies; or

(ii) as consideration for any acquisition of stock or assets of a third party;

(d) in the event of the transfer of Class B Common Shares to any person other than a wholly-owned, direct or indirect, subsidiary of the Company, Class B Common Shares so transferred shall automatically be converted into Class A Common Shares on a one-for-one basis, subject to adjustment for share divisions or other recapitalization events; and

(e) the holders of Class B Common Shares shall have the right upon written notice to require the Company, subject to Section 42A of the Act, to purchase for cash the number of Class B Common Shares stated in such notice at the fair market value per Class A Common Share on the date of such notice. Any such purchase shall be settled within 180 calendar days of the day such notice is given and shall include simple interest from the date of the notice to but not including the payment date at a rate equal to the prime rate charged by the JP Morgan Chase ~~Manhattan Bank~~& Co or its successor. For purposes of this paragraph, the fair market value per Class A Common Share, as of any date, means the average of the high and low sales prices of a Class A Common Share as reported on the New York Stock Exchange composite tape on the applicable date, or if no sales of Class A Common Shares were made on the New York Stock Exchange on that date, the average of the high and low prices as reported on the composite tape for the most recent preceding day on which sales of Class A Common Shares were made. No dividends shall be declared on any Class B Common Shares for which notice has been given under this paragraph.

(4) The Board is empowered to cause the Preference Shares to be issued from time to time as shares of one or more series of Preference Shares, and in the resolution or resolutions providing for the issue of shares of each particular series, before issuance, the Board is expressly authorised to fix:

(a) the distinctive designation of such series and the number of shares which shall constitute such series, which number may be increased (except as otherwise provided by the Board in creating such series) or decreased (but not below the number of shares thereof then in issue) from time to time by resolution of the Board;

(b) the rate of dividends payable on shares of such series, whether or not and upon what conditions dividends on shares of such series shall be cumulative and, if cumulative, the date or dates from which dividends shall accumulate;

(c) the terms, if any, on which shares of such series may be redeemed, including without limitation, the redemption price or prices for such series, which may consist of a redemption price or scale of redemption prices applicable only to redemption in connection with a sinking fund (which term as used herein shall include any fund or requirement for the periodic purchase or redemption of shares), and the same or a different redemption price or scale of redemption prices applicable to any other redemption;

(d) the terms and amount of any sinking fund provided for the purchase or redemption of shares of such series;

(e) the amount or amounts which shall be paid to the holders of shares of such series in case of liquidation, dissolution or winding up of the Company, whether voluntary or involuntary;

(f) the terms, if any, upon which the holders of shares of such series may convert shares thereof into shares of any other class or classes or of any one or more series of the same class or of another class or classes;

(g) the voting rights, full or limited, if any, of the shares of such series; and whether or not and under what conditions the shares of such series (alone or together with the shares of one or more other series having similar provisions) shall be entitled to vote separately as a single class, for the election of one or more additional Directors of the Company in case of dividend arrearages or other specified events, or upon other matters;

(h) whether or not the holders of shares of such series, as such, shall have any preemptive or preferential rights to subscribe for or purchase shares of any class or series of shares of the Company, now or hereafter authorised, or any securities convertible into, or warrants or other evidences of optional rights to purchase or subscribe for, shares of any class or series of the Company, now or hereafter authorised;

(i) whether or not the issuance of additional shares of such series, or of any shares of any other series, shall be subject to restrictions as to issuance, or as to the preferences, rights and qualifications of any such other series; and

(j) such other rights, preferences and limitations as may be permitted to be fixed by the Board of the Company under the laws of Bermuda as in effect at the time of the creation of such series.

(5) Subject to these Bye-laws and except to the extent otherwise provided for in a series of Preference Shares in its designation, the Preference Shares shall be of equal rank and be identical in all respects. The Board is authorised to change the designations, rights, preferences and limitations of any series of Preference Shares theretofore established, no shares of which have been issued.

(6) All the rights attaching to a Treasury Share shall be suspended and shall not be exercised by the Company while it holds such Treasury Share and, except where required by the Act, all Treasury Shares shall be excluded from the calculation of any percentage or fraction of the share capital, or shares, of the Company.

~~44.~~46. Power to Issue Shares

(1) Subject to these Bye-laws and without prejudice to any special rights previously conferred on the holders of any existing shares or class of shares, the Board shall have the power to issue any unissued shares of the Company on such terms and conditions as it may determine and any shares or class of shares may be issued with such preferred, deferred or other special rights or such restrictions, whether in regard to dividend, voting, return of capital or otherwise as the Board may from time to time prescribe.

(2) The Board shall, in connection with the issue of any share, have the power to pay such commission and brokerage as may be permitted by law.

(3) Unless otherwise permitted by law, the Company shall not give, whether directly or indirectly, whether by means of loan, guarantee, provision of security or otherwise, any financial assistance for the purpose of a purchase or subscription made or to be made by any person of or for any shares in the Company, but nothing in this Bye-law shall prohibit transactions mentioned in Sections 39A, 39B and 39C of the Act.

~~45.~~47. Variation of Rights, Alteration of Share Capital and Purchase of Shares of the Company

(1) Subject to the provisions of Sections 42 and 43 of the Act and except as otherwise expressly set forth in these Bye-laws, any Preference Shares may be issued or converted into shares that, at a determinable date or at the option of the Company, are liable to be redeemed on such terms and in such manner as the Company before the issue or conversion may by resolution of the Members determine.

(2) If at any time the share capital is divided into different classes of shares, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not the Company is being wound-up, be varied with the consent in writing of the holders of 75% of the shares then in issue of that class or with the sanction of a resolution passed by a majority of the votes cast in a separate general meeting of the holders of the shares of the class in accordance with Section 47(7) of the Act. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

(3) The Company may from time to time by resolution of the Members change the currency denomination of, increase, alter or reduce its share capital in accordance with the provisions of Sections 45 and 46 of the Act. Where, on any alteration of share capital, fractions of shares or some other difficulty would arise, the Board may deal with or resolve the same in such manner as it thinks fit including, without limiting the generality of the foregoing, the issue to Members, as appropriate, of fractions of shares and/or arranging for the sale or transfer of the fractions of shares of Members.

(4) The Company may from time to time purchase its own shares in accordance with the provisions of Section 42A of the Act.

(5) The Company may purchase its own shares for cancellation or acquire them as Treasury Shares in accordance with the Act on such terms as the Board shall think fit.

~~46.~~48. Registered Holder of Shares

(1) The Company shall be entitled to treat the registered holder of any share as the absolute owner thereof and accordingly shall not be bound to recognise any equitable or other claim to, or interest in, such share on the part of any other person.

(2) Any dividend, interest or other moneys payable in cash in respect of shares may be paid by direct deposit to the bank account designated by the Member for such purpose and cheque or draft sent through the post directed to the Member at such Member’s address in the Register of Members or, in the case of joint holders, to such address of the holder first named in the Register of Members, or to such person and to such address as the holder or joint holders may in writing direct. If two or more persons are registered as joint holders of any shares any one can give an effectual receipt for any dividend paid in respect of such shares.

~~47.~~49. Death of a Joint Holder

Where two or more persons are registered as joint holders of a share or shares then in the event of the death of any joint holder or holders the remaining joint holder or holders shall be absolutely entitled to the said share or shares and the Company shall, subject to Bye-law ~~58,~~60, recognise no claim in respect of the estate of any joint holder except in the case of the last survivor of such joint holders.

~~48.~~50. Certificated or Uncertificated Shares

(1) The shares of the Company may be issued in certificated or uncertificated form. The Board shall have power and authority to make such rules and regulations as it may deem expedient concerning the issue, transfer and registration of such certificated or uncertificated shares of the Company.

(2) Promptly after uncertificated shares have been registered as issued, the Company or its transfer agent shall send to the registered owner thereof a written statement containing a description of the issue of which such shares are a part, the number of shares registered, the date of registration and such other information as may be required or appropriate.

REGISTER OF MEMBERS

~~49.~~51. Contents of Register of Members

(1) The Board shall cause to be kept in one or more books a Register of its Members and shall enter therein the particulars required by the Act which are as follows:

(a) the name and address of each Member, the number and, where appropriate, the class or series of shares held by such Member and the amount paid on such shares;

(b) the date on which each person was entered in the Register as a Member; and

(c) the date on which any person ceased to be a Member.

(2) Subject to the Act, the Company may keep an overseas or local or other branch register of Members resident in any place, and the Board may make and vary such regulations as it determines in respect of the keeping of any such register and maintaining a registration office in connection therewith.

~~50.~~52. Inspection of Register of Members

The Register of Members and, if applicable, any branch register of Members shall be open to inspection at the registered office of the Company and, if applicable, any registration office, on every business day, subject to such reasonable restrictions as the Board may impose, so that not less than two hours in each business day be allowed for inspection. The Register of Members and, if applicable, any branch register of Members may, after notice has been given by advertisement in an appointed newspaper to that effect, be closed for any time or times not exceeding in the whole thirty days in each year.

~~51.~~53. Transactions with Interested Members

(1) The Company may not engage, at any time, in any Business Combination with any Interested Member unless the Business Combination receives the affirmative vote of the holders of 80% of the shares then in issue of all classes of shares of the Company entitled to vote, considered for the purposes of this provision as one class.

(2) Interested Member status of a Member is determined as of the date of any action taken by the Board with respect to such transaction or as of any record date for the determination of Members entitled to notice and to vote with respect thereto or immediately prior to the consummation of such transaction. Any determination made in good faith by the Board, on the basis of information at the time available to it, as to whether any person is an Interested Member, shall be conclusive and binding for all purposes of these Bye-laws.

(3) The provisions of subparagraph (1) of this Bye-law shall not apply to (a) any Business Combination with an Interested Member that has been approved by the Board or (b) any agreement for the amalgamation, merger or consolidation of any subsidiary of the Company with the Company or with another subsidiary of the Company if (i) the provisions of this subparagraph shall not be changed or otherwise affected by or by virtue of the amalgamation, merger or consolidation and (ii) the holders of greater than 50% of the voting power of the Company or the subsidiary, as appropriate, immediately prior to the amalgamation, merger or consolidation continue to hold greater than 50% of the voting power of the amalgamated company immediately following the amalgamation, merger or consolidation.

~~52.~~54. Record Dates

Notwithstanding any other provision of these Bye-laws, the Board may fix any date as the record date for:

(a) determining the Members entitled to receive any dividend; and

(b) determining the Members entitled to receive notice of and to vote in any general meeting of the Company; provided, that such record date shall not be more than sixty days before the date of such dividend or such general meeting, as the case may be.

~~53.~~55. Scrutineers

(1) One or more scrutineers may be appointed by the Board to act at any meeting of Members, or, if the Board fails to act, the chairman of the meeting may appoint a scrutineer or scrutineers. A scrutineer may or may not be a Member, but shall not be a candidate for the office of Director.

(2) The scrutineer or scrutineers shall determine the number of shares then in issue and the voting power of each, the shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all Members.

(3) Each scrutineer, before entering upon the discharge of the duties described in Bye-law ~~53~~55(2), shall be sworn faithfully to execute the duties of a scrutineer at such meeting with strict impartiality, and according to the best of such person’s ability.

TRANSFER OF SHARES

~~54.~~56. Instrument of Transfer

An instrument of transfer shall be in the form as may be prescribed by the Board from time to time. The Board may accept the instrument signed by or on behalf of the transferor alone. The transferor shall be deemed to remain the holder of such share until the same has been transferred to the transferee in the Register of Members.

~~55.~~57. Restriction on Transfer

(1) The Board shall refuse to register the transfer of a share unless such transfer is in accordance with the Bye-laws and all applicable consents, authorisations and permissions of any governmental body or agency in Bermuda have been obtained.

(2) If the Board refuses to register a transfer of any share, the Secretary shall, within three months after the date on which the transfer was lodged with the Company, send to the transferor and transferee notice of the refusal.

~~56.~~58. Transfers by Joint Holders

The joint holders of any share or shares may transfer such share or shares to one or more of such joint holders, and the surviving holder or holders of any share or shares previously held by them jointly with a deceased Member may transfer any such share to the executors or administrators of such deceased Member.

TRANSMISSION OF SHARES

~~57.~~59. Representative of Deceased Member

In the case of the death of a Member, the survivor or survivors where the deceased Member was a joint holder, and the legal personal representatives of the deceased Member where the deceased Member was a sole holder (as set forth in Bye-law ~~58~~60), shall be the only persons recognised by the Company as having any title to the deceased Member’s interest in the shares. Subject to the provisions of Section 52 of the Act, for the purpose of this Bye-law, legal personal representative means the executor or administrator of a deceased Member or such other person as the Board may in its absolute discretion decide as being properly authorised to deal with the shares of a deceased Member.

~~58.~~60. Registration on Death or Bankruptcy

Any person becoming entitled to a share in consequence of the death or bankruptcy of any Member may be registered as a Member upon such evidence as the Company may deem sufficient or may elect to nominate some person to be registered as a transferee of such share, and in such case the person becoming entitled shall execute in favour of such nominee an instrument of transfer in the form as may be prescribed by the Board. On the presentation thereof to the Company, accompanied by such evidence as the Company may require to prove the title of the transferor, the transferee shall be registered as a Member but the Company shall, in either case, have the same right to decline or suspend registration as it would have had in the case of a transfer of the share by that Member before such Member’s death or bankruptcy, as the case may be.

~~59.~~61. Dividend Entitlement of Transferee

A person becoming entitled to a share by reason of the death or bankruptcy or winding-up of a Member shall be entitled to the same dividends and other advantages to which he or she would be entitled if he or she were the registered holder of the share. However, the Company may determine to withhold the payment of any dividend payable or other advantages in respect of such share until such person shall become the registered holder of the share or shall have effectually transferred such share, but, subject to the requirements of these Bye-laws being met, such a person may vote at meetings.

DIVIDENDS AND OTHER DISTRIBUTIONS

~~60.~~62. Declaration of Dividends by the Board

The Board may, subject to these Bye-laws and in accordance with Section 54 of the Act, declare a dividend to be paid to the Members, in proportion to the number of shares held by them or the class or series of shares held by them, and such dividend may be paid in cash or wholly or partly in specie in which case the Board may fix the value for distribution in specie of any assets.

CAPITALISATION

~~61.~~63. Issue of Bonus Shares

The Board may resolve to capitalise any part of the amount for the time being standing to the credit of any of the Company’s share premium or other reserve accounts or to the credit of the profit and loss account or otherwise available for distribution by applying such sum in paying up unissued shares to be allotted as fully paid bonus shares pro rata to the Members.

ACCOUNTS AND FINANCIAL STATEMENTS

~~62.~~64. Records of Account

The Board shall cause to be kept proper records of account with respect to all transactions of the Company and in particular with respect to:

(a) all sums of money received and expended by the Company and the matters in respect of which the receipt and expenditure relates;

(b) all sales and purchases of goods by the Company; and

(c) the assets and liabilities of the Company.

Such records of account shall be kept at the registered office of the Company or, subject to Section 83(2) of the Act, at such other place as the Board thinks fit and shall be available for inspection by the Directors during normal business hours.

~~63.~~65. Fiscal Year

The financial year end of the Company may be determined by resolution of the Board and failing such resolution shall be 31st December in each year.

~~64.~~66. Financial Statements

Subject to any rights to waive laying of accounts pursuant to Section 88 of the Act, financial statements as required by the Act shall be laid before the Members in general meeting.

AUDIT

~~65.~~67. Appointment of Auditor

Subject to Section 88 of the Act, in the annual general meeting or in a subsequent special general meeting in each year, an independent representative of the Members shall be appointed by them as Auditor of the accounts of the Company. Such Auditor may be a Member but no Director, Officer or employee of the Company shall, during his or her continuance in office, be eligible to act as an Auditor of the Company.

~~66.~~68. Remuneration of Auditor

The remuneration of the Auditor shall be fixed by the Company in general meeting or in such manner as the Members may determine.

~~67.~~69. Vacation of Office of Auditor

If the office of Auditor becomes vacant by the resignation or death of the Auditor, or by the Auditor becoming incapable of acting by reason of illness or other disability at a time when the Auditor’s services are required, the Board shall, as soon as practicable, convene a special general meeting to fill the vacancy thereby created.

~~68.~~70. Access to Books of the Company

The Auditor shall at all reasonable times have access to all books kept by the Company and to all accounts and vouchers relating thereto, and the Auditor may call on the Directors or Officers of the Company for any information in their possession relating to the books or affairs of the Company.

~~69.~~71. Report of the Auditor

(1) Subject to any rights to waive laying of accounts or appointment of an Auditor pursuant to Section 88 of the Act, the accounts of the Company shall be audited at least once in every year.

(2) The financial statements provided for by these Bye-laws shall be audited by the Auditor in accordance with generally accepted auditing standards. The Auditor shall make a written report thereon in accordance with generally accepted auditing standards and the report of the Auditor shall be submitted to the Members in general meeting pursuant to Bye-law ~~64.~~66.

(3) The generally accepted auditing standards referred to in subparagraph (2) of this Bye-law may be those of a country or jurisdiction other than Bermuda. If so, the financial statements and the report of the Auditor must disclose this fact and name such country or jurisdiction.

~~NOTICES~~

~~70. Notices to Members of the Company~~

~~A notice may be given by the Company to any Member either by delivering it to such Member in person or by sending it to such Member’s address in the Register of Members or to such other address given for the purpose. For the purposes of this Bye-law, a notice may be sent by mail, courier service, cable, telex, telecopier, facsimile, printing, computer generated email or other mode of representing words in a legible and non-transitory form.~~

SEAL OF THE COMPANY

~~71.~~72. The Seal

The seal of the Company shall be in such form as the Board may from time to time determine. The Board may adopt one or more duplicate seals for use outside Bermuda.

~~72.~~73. Manner in Which Seal is to be Affixed

The seal of the Company shall not be affixed to any instrument except attested by the signature of a Director ~~and~~or the Secretary ~~or any two Directors~~, or any person appointed by the Board for the purpose; provided that any Director, Officer or Resident Representative, may affix the seal of the Company attested by such Director, Officer or Resident Representative’s signature to any authenticated copies of these Bye-laws, the organisation documents of the Company, the minutes of any meetings or any other documents required to be authenticated by such Director, Officer or Resident Representative.

WINDING-UP

~~73.~~74. Winding-up/Distribution by Liquidator

If the Company shall be wound up, the liquidator may, with the sanction of a resolution of the Members, divide amongst the Members in specie or in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purpose, set such value as he or she deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Members or different classes of Members. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the Members as the liquidator shall think fit, but so that no Member shall be compelled to accept any shares or other securities or assets whereon there is any liability.

ALTERATION OF BYE-LAWS

~~74.~~75. Alteration of Bye-laws

No Bye-law shall be rescinded, altered or amended and no new Bye-law shall be made until the same has been approved by a resolution of the Board and by a resolution of the Members.

* * * * * *

Appendix C

DIRECTIONS TO THE MEETING

Hilton Woodcliff Lake

200 Tice Boulevard

Woodcliff Lake, NJ 07677

From Garden State Parkway North:

Exit 171 from the northbound lanes. From exit ramp, turn left onto Glen Road. Turn right onto Chestnut Ridge Road and travel 1/2 mile. Take 2nd left onto Tice Boulevard. The hotel is 500 yards on the left.

From Newark Airport:

Take NJ Turnpike North to Route 80 West. Follow Route 80 to Saddle Brook Exit and onto Garden State Parkway North. Follow directions for leaving Parkway at Exit 171.—OR—Take Interstate 78 West to Garden State Parkway North, Exit 171. Follow directions for leaving Parkway at Exit 171.

From LaGuardia Airport:

Take Grand Central Parkway to Tri-Borough Bridge to Major Deegan Expressway to Interstate 95 West and over George Washington Bridge. Take Route 80 to Saddle Brook Exit and onto Garden State Parkway North. Follow directions for leaving Parkway at Exit 171.

From JFK Airport

Van Wyck Expressway North to Grand Central Parkway West to Triboro Bridge. Take Major Deegan Expressway North to George Washington Bridge. Take Route 80 to Garden State Parkway North to Exit 171. Follow directions for leaving the Parkway at Exit 171.

From Manhattan:

Take the West Side Highway North to the Henry Hudson Parkway to the George Washington Bridge. From the bridge, take Route 80 West to the Garden State Parkway North to Exit 171 and follow directions for leaving the Parkway at Exit 171.

From New York State Thruway:

Follow signs leading to the Garden State Parkway. Take the first exit southbound from the Garden State Parkway for Schoolhouse Road. Turn left off the ramp on to Schoolhouse Road and travel one mile to Summit Avenue. Turn right on to Summit Avenue and proceed approximately one mile to Chestnut Ridge Road. Turn left on to Chestnut Ridge Road and travel approximately one mile. Turn right onto Tice Boulevard. The hotel is 500 yards on the left.

C-1

☒	Votes must be indicated (x) in Black or Blue ink.	MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.	Please Mark Here for Address Change or Comments SEE REVERSE SIDE	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES AND A VOTE FOR PROPOSALS 2 AND 3 AND AGAINST PROPOSAL 4.		FOR ALL	WITHHOLD FOR ALL	EXCEPTIONS*		FOR	AGAINST	ABSTAIN
1 Election of the following nominees as Directors		☐	☐	☐	2. Approval of the Amended and Restated Bye-laws of the Company.	☐	☐	☐
Nominees:						FOR	AGAINST	ABSTAIN
01 - A. C. Berzin 02 - G. D. Forsee 03 - P. C. Godsoe 04 - H. L. Henkel 05 - C. J. Horner 06 - H. W. Lichtenberger	07 - T. E. Martin 08 - P. Nachtigal 09 - O. R. Smith 10 - R. J. Swift 11 - T. L. White				3. Appointment of independent auditors and authorization of Board of Directors to fix the auditors’ remuneration.	☐	☐	☐

						FOR	AGAINST	ABSTAIN
					4. Shareholder proposal to require a share holder vote on an advisory resolution with respect to executive compensation.	☐	☐	☐
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the								☐
“Exceptions” box and write that nominee’s name in the space provided below.					Will attend Annual Meeting.
*Exceptions _________________________________________________________

Signature	Signature	Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, or guardian. please give full title as such.

▲ FOLD AND DETACH HERE ▲

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET VOTING,

WHICH IS AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet voting is available through 11:59 PM Eastern Time

the day prior to the annual meeting day.

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET http://www.eproxy.com/ir Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.

If you vote your proxy by Internet, you do NOT need to mail back your proxy card.

To vote by mail , mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

To receive future proxy materials electronically instead of receiving paper copies.

If you would like to reduce the amount of energy and paper consumed by Ingersoll-Rand Company Limited and save the company the expense of mailing printed proxy materials, you can elect to access future proxy materials electronically by enrolling in MLinksm, BNY Mellon’s comprehensive electronic document delivery service. You can access MLinksm through Investor ServicesDirect (ISD), a secure Internet Web site that enables you to access your Ingersoll-Rand Company Limited holdings and conduct certain transactions 24 hours a day, seven days a week at www.bnymellon.com/shareowner/isd. MLinksm also gives you immediate on-line access to a variety of other important documents, including: account statements and year-end tax forms. You will automatically receive e-mail notification whenever your important documents are available.

You can view the Annual Report and Proxy Statement

on the Internet at http://ww3.ics.adp.com/streetlink/IR.

INGERSOLL-RAND COMPANY LIMITED

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR 2008 ANNUAL

GENERAL MEETING OF SHAREHOLDERS

The undersigned hereby appoints HERBERT L. HENKEL, JAMES V. GELLY AND PATRICIA NACHTIGAL, or any of them, with power of substitution, attorneys and proxies to vote, as indicated on the reverse hereof, all Class A Common Shares of Ingersoll-Rand Company Limited (the “Company”) which the undersigned is entitled to vote at the Annual General Meeting of Shareholders to be held at the Hilton Hotel, 200 Tice Boulevard, Woodcliff Lake, New Jersey, on Wednesday, June 4, 2008, at 11:00 A.M ., or at any adjournments thereof, with all the powers the undersigned would possess, if then and there personally present, upon the matters described in the Notice of Annual General Meeting of Shareholders and Proxy Statement, dated April 16, 2008, receipt of which is hereby acknowledged, and upon any other business that may come before the meeting or any such adjournment.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO CONTRARY SPECIFICATIONS ARE MADE ABOVE, THIS PROXY WILL BE VOTED FOR ITEMS 1, 2 AND 3 AND AGAINST ITEM 4.

This card also constitutes your voting instructions with respect to shares held in accounts under the Ingersoll-Rand Company Employee Savings Plan and similar plans of Ingersoll-Rand Company and its subsidiaries and affiliates. If you do not vote, your proxy will be voted in accordance with the terms of the applicable plan.

(Continued and to be marked, dated and signed, on the other side)

▲ FOLD AND DETACH HERE ▲

You can now access your INGERSOLL-RAND COMPANY LIMITED account online.

Access your Ingersoll-Rand Company Limited shareholder account online via Investor ServiceDirect® (ISD).

The transfer agent for Ingersoll-Rand Company Limited, now makes it easy and convenient to get current information on your shareholder account.

• View account status	• View payment history for dividends

• View certificate history	• Make address changes

• View book-entry information	• Obtain a duplicate 1099 tax form

• Establish/change your PIN

Visit us on the web at http://www.bnymelon.com/shareowner/isd

For Technical Assistance Call 1-877-978-7778 between 9am-7pm

Monday-Friday Eastern Time

IF YOU PLAN TO ATTEND THE ANNUAL GENERAL MEETING, PLEASE BRING, IN ADDITION

TO THIS ADMISSION TICKET, A PROPER FORM OF IDENTIFICATION.

ADMISSION TICKET

INGERSOLL-RAND COMPANY LIMITED

ANNUAL GENERAL MEETING OF SHAREHOLDERS

JUNE 4, 2008

11:00 A.M.

HILTON HOTEL 200 TICE BOULEVARD

WOODCLIFF LAKE, NEW JERSEY

THIS ADMISSION TICKET ADMITS ONLY THE NAMED SHAREHOLDER AND ONE GUEST.

PLEASE SEE APPENDIX C OF THE PROXY STATEMENT FOR DIRECTIONS.

NOTE: VIDEO, STILL PHOTOGRAPHY AND RECORDING DEVICES ARE NOT PERMITTED AT THE ANNUAL GENERAL MEETING. YOUR COOPERATION IS APPRECIATED.